As filed with the Securities and Exchange Commission on April 12, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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DUOS TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	7373	65-0493217
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7660 Centurion Parkway, Suite 100

Jacksonville, Florida 33256

(904) 652-1637

(Address and telephone number of registrant’s principal executive offices)

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Andrew W. Murphy

Chief Financial Officer

Duos Technologies Group, Inc.

7660 Centurion Parkway, Suite 100

Jacksonville, Florida 33256

(904) 652-1637

(Name, address. including zip code, and telephone number,
including area code, of agent for service)

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Copies to:

J. Thomas Cookson, Esq. Shutts & Bowen LLP 200 South Biscayne Boulevard, Suite 4100 Miami, Florida 33131 Tel. No.: (305) 358-6300 Fax No.: (305) 347-7767

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	Dated APRIL 12, 2024

DUOS TECHNOLOGIES GROUP, INC.

998,337 Shares of Common Stock Offered by Selling Stockholders

This prospectus relates to the offering and resale by the Selling Stockholders identified herein of up to 998,337 shares of common stock, par value $0.001 per share (the “Common Stock”), of Duos Technologies Group, Inc. (the “Company”) issuable upon the conversion of a total of 870 shares of Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and 2,125 shares of Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”). In a private placement we sold to the Selling Stockholders (i) 500 shares of Series D Preferred Stock and 2,125 shares of Series E Preferred Stock on March 22, 2024, (ii) 120 shares of Series D Preferred Stock on March 28 2024, and (iii) 250 shares of Series D Preferred Stock on April 3, 2024.

The Selling Stockholders may from time to time sell, transfer, or otherwise dispose of any or all of the securities in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 22 of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders.

Our Common Stock is currently quoted on the Nasdaq Capital Market under the symbol “DUOT.” On April 9, 2024, the closing price as reported on the Nasdaq Capital Market was $3.10 per share. This price will fluctuate based on the demand for our Common Stock.

The Selling Stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April __, 2024

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). By using such a registration statement, the Selling Stockholders may, from time to time, offer and sell shares of our common stock pursuant to this prospectus. It is important for you to read and consider all of our information contained in this prospectus before making any decision whether to invest in the common stock. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference” in this prospectus.

We and the Selling Stockholders have not authorized anyone to give any information or to make any representations different from that which is contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. Neither the delivery of this prospectus nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. You should assume that information contained in this prospectus is accurate only as of the date on the front cover hereof. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our common stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2022 and 2023 are sometimes referred to herein as fiscal years 2022 and 2023, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income, and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “Duos” refer to Duos Technologies Group, Inc., a Florida corporation, and our wholly owned subsidiary, Duos Technologies, Inc.

Our Corporate History

Information Systems Associates, Inc. (“ISA”) was incorporated in Florida on May 31, 1994. Our original business operations consisted of consulting services for asset management of large corporate data centers and the development and licensing of information technology (“IT”) asset management software. In late 2014, ISA entered negotiations with Duos Technologies, Inc. (“duostech™”) for the purposes of executing a merger between the two organizations (also known as a “reverse triangular merger”). Incorporated under the laws of Florida on November 30, 1990, duostech™ operated in various industry segments, specializing in the design, development and deployment of proprietary technology applications and turn-key engineered systems. This transaction was completed on April 1, 2015, whereby duostech™ became a wholly owned subsidiary of ISA. After the merger was completed, ISA changed its corporate name to Duos Technologies Group, Inc. The Company, based in Jacksonville, Florida, oversees its wholly owned subsidiary, duostech™ and employs approximately 71 people and is a technology company which designs, develops, deploys and operates intelligent technology solutions with a focus on software applications and artificial intelligence (“AI”). The Company has a strong portfolio of intellectual property. The Company’s headquarters are located at 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256 and main telephone number is (904) 296-2807.

Overview

The Company, operating under its brand name duostech, develops and deploys technology systems with focus on inspecting and evaluating moving vehicles. Its technology focus is within the Vision Technology market sector and, more specifically, the Machine Vision subsector. Machine Vision companies provide imaging-based automatic inspection and analysis for process control for industry with potential expansion into other markets. Duos has developed key technologies over the past several years in software, industry specific hardware and artificial intelligence and has demonstrated industrial strength usability of its systems supporting rail, logistics and intermodal businesses that streamline operations, improve safety and reduce costs. Our team includes engineering subject matter expertise in hardware, software, and information technology as well as industry specific applications of artificial intelligence also referred to as Expert Artificial Intelligence. We also have specific industry experts in the rail industry on staff and as consultants.

1

Duos is currently developing industry solutions for its target markets which will address rail, trucking, aviation and other vehicle-based processes. Duos’ initial offering, the Railcar Inspection Portal (RIP), provides both freight and transit railroad customers and select government agencies the ability to conduct fully remote railcar inspections of trains while they are moving at full speed. The RIP utilizes a variety of sophisticated optical, laser and speed sensors to scan each passing railcar to create a high-resolution image-set of the top, sides and undercarriage. These images are then processed with our edge data center using artificial intelligence (AI) algorithms to identify safety and security defects on each railcar. The algorithms are developed in conjunction with industrial application experts, in this case resident Railcar Mechanical Engineers, to provide specific guidance in the analysis (“human in the loop”). Within seconds of the railcar passing through the RIP, a detailed report is sent to the customer where they are able to take action on identified issues. This solution has the potential to transform the railroad industry immediately increasing safety, improving efficiency and reducing costs. The Company has already deployed this system with several Class 1 railroads and anticipates an increased demand from transit and other railroad customers along with selected government agencies that operate and/or manage rail traffic. The Company has deployed RIPs in Canada, Mexico and the United States and anticipates expanding this solution into Europe, Asia and the Middle East in coming years.

The Company has also developed the Automated Logistics Information System (ALIS) which automates gatehouse operations where transport trucks enter and exit large logistics and intermodal facilities. This solution incorporates a similar set of sensors, data processing and artificial intelligence to streamline the customer’s logistics transactions and tracking and can also automate the security and safety inspection if called for. The Company has already deployed this system with one large North American retailer and anticipates increased demand from other large retailers, railroad intermodal operators and select government agencies that manage logistics and border crossing points. The Company is evaluating other solutions for moving vehicles including aircraft, which could provide similar benefits in terms of safety and efficiency for required inspections as part of an operations process.

We have developed two proprietary solutions that operate our software and artificial intelligence. centraco® is an Enterprise Information Management Software platform that consolidates data and events from multiple sources into a unified and distributive user interface. Customized to the end user’s Concept of Operations (CONOPS), it provides improved situational awareness and data visualization for operational objectives compared to traditional manual inspections. truevue360™ is our fully integrated platform that we utilize to develop and deploy Artificial Intelligence (AI) algorithms, including Machine Learning, Computer Vision, Object Detection and Deep Neural Network-based processing for real-time applications.

These same Artificial Intelligence applications have begun to open up other opportunities for the Company to provide revenue producing solutions with potentially high market adoption.

In 2021, the Company ended support of its IT Asset Management (ITAM) solution which cataloged results for data center asset inventory and audit services. We are currently evaluating using our current operations experience within “edge data centers” (as deployed for our Railcar Inspection Portal) to drive additional revenues within other markets requiring this type of solution although no specific offering has been developed at this time.

In the last quarter of 2022, the Company elected not to renew a support contract for its Integrated Correctional Automation System (iCAS) for one customer. The Company subsequently sold its iCAS assets to a buyer during the second quarter of 2023 for $165,000 via a convertible note.

2

The year 2022 ushered in a new phase in the Company’s development. Although we continue to see an extension of challenges faced in past years, we also see positive changes and opportunities for our business that will be discussed in greater detail herein. They include:

•	Introducing a new “subscription” based offering for access to data and images by a much broader target market including Class 1 railroads, railcar owners and lessors, and short-line railroads.

•	Owning and operating a network of RIPs with multiple subscribers outside of the Company’s traditional customer base.

•	Selling customized RIPs to Class 1, short-line and other industrial companies where specialized applications or routes demand a bespoke solution.

duostech™

Railcar Inspection Portal (rip®)

Federal regulations require each railcar/train to be inspected for mechanical defects prior to leaving a rail yard. Founded in 1934, the Association of American Railroads (AAR) is responsible for setting the standards for the safety and productivity of the U.S./North American freight rail industry, and by extension, has established the inspection parameters for the rail industry’s rolling stock. Also known as the “Why Made” codes, the AAR established approximately 110 inspection points under its guidelines for mechanical inspections.

Under current practice, inspections are conducted manually, a very labor intensive and inefficient process that only covers a select number of inspection points and can take several hours per train. We believe our Railcar Inspection Portal has the potential to reduce this inspection to minutes while the train is moving at speed, improving safety, reducing dwell time and optimizing maintenance.

Our system combines high-definition image and data capture technologies with our AI-based analytics applications that are typically installed on active tracks located between two rail yards. We inspect railcars traveling through our inspection portal at speeds of up to 70 mph and report mechanical anomalies detected by our system to the inbound train yard, well ahead of the train entering the yard.

Currently, three Class 1 railroads and several transit and international railroads use our rip® technology with one of those railroads broadly deploying the technology across its network.

The Company continues to expand its detection capabilities through the development and integration of additional sensor technologies to include laser, infrared, thermal, sound and x-ray to process AI-based analytics of inspection points. Currently the Company has a high-reliability catalog of over 48 artificial intelligence algorithms which can be integrated into the RIP to enhance mechanical anomalies detections. These detections support railroads in the active maintenance and overall safety of their railcar fleet and networks.

Markets

We believe the opportunity for our Railcar Inspection Portal business is substantial and continues to be our number one priority. We are currently engaged with the RIP solution with three of seven Class 1 railroad operators with 13 systems already deployed across the North American rail network. Because of our early leadership position, we have been able to accumulate experience and intellectual property that we believe would be time-consuming and expensive for a new competitor to replicate. Furthermore, we believe we have the ability to upgrade and scale our solutions with additional technologies in the future. We believe that the current market for our technologies is substantial. At the same time, we recognize that the technology life cycle is fast and evolving. Potential competitors could move into this sector, and it is possible that some Class 1 railroads could develop their own solutions that limit our total addressable market.

In late 2022, the Company announced it will pursue a subscription platform for the RIPs. Under this new model, the Company will build, own and operate its RIP product and offer the data access for each portal to potential customers. This expansion of the RIP offering would potentially open up the addressable market to other railroads, railcar owners, and car lessors. This shift increases the pool of potential customers by lowering the entry point for the RIP and would reshape the Company’s working capital needs to invest in the construction of a RIP ahead of customer revenue inflows. The Company continues to explore this expansion on the long-term effects it may have on future cash flows.

3

Another market we are pursuing as our second priority is using our Automated Logistics and Information Systems solution (alis™). Potential customers include commercial retail logistics and intermodal operators, Class 1 rail intermodal operators that are moving large amounts of automobiles, and U.S. Government agencies such as the Department of Defense and the Department of Homeland Security. Today, we currently have 20 production systems in use, but we believe the greenfield opportunity here to be substantial. We have identified over 900 lanes of traffic within nearly 300 facilities as potential business opportunities in the near-term.

Currently, we are focused on the North American market, but plan to expand globally in the future with interest from Europe, Asia and the Middle East.

Patents and Trademarks

The Company holds a number of patents and trademarks for our technology solutions. We protect our intellectual property rights by relying on federal, state, and common law rights, as well as contractual restrictions. We control access to our proprietary technology by entering into confidentiality and invention assignment agreements with all of our employees and contractors, and confidentiality agreements with third parties. We also actively engage in monitoring activities with respect to infringing uses of our intellectual property by third parties.

Specific Areas of Competition

One of our primary commercial goals is to develop innovative technology solutions and target potential “greenfield” market spaces in order to maximize our business footprint and give us the ability to help define the market parameters for the future.

Other companies that participate in the visual and optical (laser) based railcar inspection systems market include Wabtec (Beena Vision), KLD Labs, WID, IEM, and Camlin Rail. Some Class 1 railroads have stated that they are developing “in-house” solutions. We believe that Duos has a significant competitive advantage in that we have multiple years of deployment experience, have access to millions of images where our RIP has performed scans with AI analysis and in-house industry expertise to train our systems and make identification of common problems more automated.

Our Automated Logistics Information System (ALIS) also represents an opportunity to expand into a mature market that we believe has a significant technology gap.  While most facilities, such as distribution centers, that process commercial trucks in and out have sophisticated software management applications for logistics control, they have most often not implemented an advanced gatehouse automation solution. Historically, this category was referred to as “Automated Gate Systems” or AGS.  The purpose of AGS technology is to streamline entry in to and exit out of facilities.  The marketplace for this was mostly seaports and intermodal transfer facilities and was relatively expensive technology to deploy.

Our Growth Strategy

Vision

The Company designs, develops, deploys and operates intelligent technology solutions for inspecting and evaluating moving objects. Its technology application focus is within the rail and intermodal markets which offers imaging-based automatic inspection and analysis for process control for industry with potential expansion into other markets.

Objectives

•	Improve our operational and technical execution, customer satisfaction and implementation speed.

•	Expand Rail Inspection Portal and Automated Logistics Information System with current and future customers in Rail, Logistics and U.S. Government sectors.

•	Offer both CAPEX (one-time sale) and Subscription pricing models that seek to increase recurring revenue and improve profitability.

•	Form strategic partnerships that improve market access and credibility.

•	Improve policy, processes, and toolsets to become a viable platform for internal growth and for mergers and acquisitions.

•	Thoughtfully execute mergers and acquisitions to expand offerings and/or capabilities.

•	Promote a performance-based work force where employees enjoy their work and are incentivized to excel and innovate.

4

Organic Growth

Our organic growth strategy is to continue our focus and prioritization in the rail, logistics and intermodal market space. In this regard, the Company has made significant changes in the senior management team to include a new Chief Executive Officer, who joined the Company in September 2020 and has years of experience successfully leading start-up and turn-around companies. In addition, a key account executive from one of Duos’ competitors joined the team during late 2022 to support continued revenue growth of the business bringing significant sales experience focused around the rail market. In the third quarter of 2023, the Company also brought on a new Chief Commercial Officer bringing significant experience from the sales and operations aspects of the intermodal and power industries. In 2021, the Company also hired a new Chief Technology Officer bringing 25 years of experience in designing and delivering value driven technologies. Our new CTO has already led the team through instrumental changes to its approach to software and artificial intelligence development. The team also saw a change in CFO in late 2022 with the new CFO bringing significant experience in growth for asset-intensive businesses which aligns with the subscription format the Company will expand into.

The new leadership team’s focus is to improve operational and technical execution which will in turn enable the commercial side of the business to expand RIP and ALIS delivery into existing and new customers. Even though supply chain issues are expected to continue in 2024, the Company’s primary customers have indicated readiness to order more equipment and services based upon the Company’s current performance and the new subscription offerings expand the universe of potential customers.

Additionally, the CEO has directed that the Company make continual engineering and software upgrades to the RIP to meet anticipated Federal Railroad Association (FRA) and Association of American Railroad (AAR) standards.

Manufacturing and Assembly

The Company designs and develops technology solutions using a combination of in-house fabrication, commercial off-the-shelf technology, and outsourced manufacturing. On-site installations are performed using a combination of in-house project managers and engineers and using third-party sub-contractors as needed. Throughout the process of design, develop, deploy and operate, the Company maintains responsibility for all aspects. Our internal manufacturing operations consist primarily of materials procurement, assembly, testing and quality control by our engineers. If not manufactured internally, we use third-party manufacturing partners to produce our hardware related components and hardware products and we most often complete final assembly, testing and quality control processes for these components and products. Our manufacturing processes are based on standardization of components across product types, centralization of assembly and distribution centers, and a “build-to-order” methodology in which products generally are built only after customers have placed firm orders. For most of our hardware products, we have existing alternate sources of supply.

For 2024 and possibly beyond, we expect to face significant challenges with macro-economic impacts, specifically inflation and supply chain disruption. Although these started to be identified in late 2021, we believe they continue to manifest themselves in ways that could challenge our business growth in the future. Specifically, the ability to source key components and certain implementation services will dictate just how quickly the Company can meet desired installation deadlines. In the industries in which we operate, the time from concept to contract can be substantial. Although we are now adapting to these challenges, previous bids that have been submitted could be challenging to execute within the financial framework and execution times originally envisaged. We continue to have dialogue with our customers regarding potential price increases and implementation delays, but we may suffer some economic impacts as a result of this. Revenue recognition could be delayed as a result of these factors and profitability could be impacted due to higher costs for materials and other services. The Company will continue to monitor the situation and update shareholders as the situation unfolds.

Research and Development

The Company’s R&D and software development teams design and develop all systems and software applications with a combination of full-time in-house software engineers and outside contractors. Internal development allows us to maintain technical control over the design and development of our products. Rapid technological advances in hardware and software development, evolving standards in computer hardware and software technology, and changing customer requirements characterize the markets in which we compete. We plan to continue to dedicate significant resources to research and development efforts, including software development, to maintain and improve our current product and services offerings.

5

Government Regulations

The Company has worked with various agencies of the federal government for more than 10 years including the Department of Homeland Security (“DHS”). When our solutions have been deployed into these agencies, they meet specific requirements for certification, safety and security that are stipulated in requirements and contract documents. The Company is currently competing for other government related work and strictly follows the rules and regulations outlined in the Federal Acquisition Regulations.

The Company’s primary customers are all governed by regulations related to the safe and effective transportation of goods and passengers, primarily by rail, but in future scenarios by air, road and sea. While changes in the regulatory environment could impact the Company in future years, we believe any changes will be overall positive for the Company. We continuously review potential changes in the regulatory environment and maintain contact with key personnel at certain agencies including the Federal Railroad Administration (FRA), the Transportation Security Administration (TSA) as well as the DHS previously mentioned. We expect to develop similar relationships with governmental agencies in target markets both in the US and internationally. At this time, we believe our offerings are complementary to the current and evolving standards and that we will adapt to any new regulations as they are promulgated.

Employees

We have a current staff of 71 employees, of which 65 are full-time, the majority of which work in the Jacksonville area, none of which are subject to a collective bargaining agreement. We have not experienced any work stoppages and we consider our relationship with our employees to be good.

Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

•	The nature of the technology management platforms utilized by us is complex and highly integrated, and if we fail to successfully manage releases or integrate new solutions, it could harm our revenues, operating income, and reputation.

•	Our products and services may fail to keep pace with rapidly changing technology and evolving industry standards.

•	The market opportunity for our products and services may not develop in the ways that we anticipate.

•	Our revenues are dependent on general economic conditions and the willingness of enterprises to invest in technology.

•	Some of our competitors are larger and have greater financial and other resources than we do.

•	We have a history of losses and our growth plans may lead to additional losses and negative operating cash flows in the future.

•	We may be unable to protect our intellectual property, which could impair our competitive advantage, reduce our revenue, and increase our costs.

•	We may be required to incur substantial expenses and divert management attention and resources in defending intellectual property litigation against us.

•	We may incur substantial expenses and divert management resources in prosecuting others for their unauthorized use of our intellectual property rights.

6

Recent Developments

On March 31, 2023, the Company issued 12,463 shares of common stock for payment of board fees to three directors in the amount of $32,500 for services to the board which was expensed during the three months ended March 31, 2023.

On April 1, 2023, the Board granted to certain key employees an aggregate of 353,117 non-qualified stock options with a strike price of $4.22, a term of 5-years and a 3-year vesting period. The options were granted prior to the certificates being issued subject to a pending modification of specific language contained within the option agreement pertaining to certain rights of the holder in the event of a merger or acquisition. The specific language was approved by the shareholders on May 17, 2023 after which the option certificates were issued with the modified language. The specific language had no bearing on the grant date nor on the valuation. Following the approval by the shareholders but prior to issuance of the certificates, one holder resigned from the Company and forfeited 60,000 unvested options leading to a net issuance during the quarter of 293,117 non-qualified stock options. The Company expects to take a charge of approximately $556,000 during the vesting period.

As previously reported, on May 16, 2023 the Company held its 2023 annual meeting of stockholders. Certain matters were approved at the meeting including election of Board members, the issuance of shares of common stock upon conversion of shares of Series D Preferred Stock, an Employee Stock Purchase Plan (ESPP), and ratification of the auditors.

On June 30, 2023, the Company issued 65,561 shares of common stock to employees participating in the Company’s Employee Stock Purchase Plan at the end of a six-month offering period. The employee participation totaled $117,048 for the six months ended June 30, 2023 and represented a purchase price $1.79 per share based upon 85% of the lower price per share on either the first trading day of the offering period or the purchase date.

On July 1, 2023, the Company awarded an employee 50,000 non-qualified stock options, that received final board approval in November 2023, which have a 5-year term and a 3-year vesting period.

On June 30 2023, the Company issued an aggregate of 5,645 shares of common stock for payment of board fees to three directors in the amount of $32,500 for services to the board which was expensed during the three months ended June 30, 2023.

On July 19, 2023, the Board of Directors elected Frank Lonegro as a member of the Board, effective immediately.

On August 30, 2023, the Company hired Christopher King as its Chief Commercial Officer. Mr. King is a veteran of the logistics and energy markets who has led numerous commercial teams who successfully won over $1 billion in new revenue, asset sales and contract extensions as well as brings Six Sigma leadership expertise to the team.

On August 30, 2023, the Company awarded 70,000 non-qualified stock options for a new employee, that received final board approval in November 2023, which have a 5-year term and a 3-year vesting period.

On September 29, 2023, the Company issued an aggregate of 7,910 shares of common stock for payment of board fees to four directors in the amount of $40,565 for services to the board which was expensed during the three months ended September 30, 2023.

On November 30, 2023, the Company awarded 50,000 non-qualified stock options to a consultant, that received final board approval in November 2023, which have a 5-year term and a 3-year vesting period.

On December 29, 2023, the Company issued an aggregate of 12,231 shares of common stock for payment of board fees to four directors in the amount of $37,500 for services to the board which was expensed during the three months ended December 31, 2023.

On December 29, 2023, the Company issued 45,977 shares of Common Stock to employees participating in the Company’s Employee Stock Purchase Plan at the end of a six-month offering period. The employee participation totaled $113,352 for the six months ended December 31, 2023 and represented a purchase price of $2.47 per share based upon 85% of the lower price per share on either the first trading date of the offering period or the purchase date.

On March 28, 2024, the Company issued an aggregate of 8,655 shares of common stock for payment of board fees to four directors in the amount of $37,500 for services to the board which was expensed during the three months ended March 31, 2024.

In a private placement, the Company sold (i) 500 shares of Series D Preferred Stock and 2,125 shares of Series E Preferred Stock on March 22, 2024, (ii) 120 shared of Series D Preferred Stock on March 28, 2024, and (iii) 250 shares of Series D Preferred Stock on April 3, 2024. The Company received aggregate proceeds of $2,995,000. The Series D Preferred Stock and the Series E Preferred Stock are each convertible into Common Stock at a conversion price of $3.00 per share.

Corporate Information

Our principal executive office is located at 7660 Centurion Parkway, Suite 100, Jacksonville, FL 32256. Our telephone number is (904) 296-2807. Our website address is www.duostechnologies.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

7

THE OFFERING

This prospectus relates to the offer and sale from time to time of up to 998,337 shares of our Common Stock by the Selling Stockholders that may be issued upon conversion of the Series D Preferred Stock and the Series E Preferred Stock. See “Selling Stockholders”.

Securities offered by the Selling Stockholders	998,337 shares of our Common Stock.

Offering Price Per Share	The Selling Stockholders may sell all or a portion of the shares being offered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. See “Plan of Distribution”.

Use of proceeds	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the Common Stock for the Selling Stockholders.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 12 before deciding to invest in our securities.

Trading symbol	Our common stock is currently quoted on the Nasdaq Capital Market under the trading symbol “DUOT”.

Unless otherwise indicated in this prospectus, throughout this prospectus the number of shares of our common stock outstanding is based on 7,315,318 shares of our common stock outstanding as of April 9, 2024 and excludes the following:

•	44,644 shares of common stock issuable upon exercise of warrants to purchase shares of common stock outstanding as of April 9, 2024, with a weighted average exercise price of $7.70 per share;
•	1,387,775 shares of common stock issuable upon the exercise of options to purchase shares of common stock outstanding as of April 9, 2024, with a weighted average exercise price of $5.23 per share;
•	105,133 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan;
•	723,003 shares of common stock issuable upon conversion of Series D Convertible Preferred Stock; and
•	4,541,669 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock

8

SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statement of operations data for the fiscal years ended December 31, 2023 and 2022 and the summary consolidated balance sheet data as of December 31, 2023 and 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2023	2022

REVENUES:
Technology systems	$3,618,022	$11,190,292
Services and consulting	3,853,176	3,822,074

Total Revenues	7,471,198	15,012,366

COST OF REVENUES:
Technology systems	4,352,247	8,376,649
Services and consulting	1,810,070	1,887,614

Total Cost of Revenues	6,162,317	10,264,263

GROSS MARGIN	1,308,881	4,748,103

OPERATING EXPENSES:
Sales and marketing	1,493,309	1,337,186
Research and development	1,812,951	1,651,064
General and Administration	9,449,187	8,625,002

Total Operating Expenses	12,755,447	11,613,252

LOSS FROM OPERATIONS	(11,446,566)	(6,865,149)

OTHER INCOME (EXPENSES):
Interest expense	(7,159)	(9,191)
Other income, net	212,007	9,557

Total Other Income (Expenses)	204,848	366

NET LOSS	$(11,241,718)	$(6,864,783)

Basic and Diluted Net Loss Per Share	$(1.56)	$(1.11)

Weighted Average Shares-Basic and Diluted	7,204,177	6,175,193

9

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2023	2022

ASSETS
CURRENT ASSETS:
Cash	$2,441,842	$1,121,092
Accounts receivable, net	1,462,463	3,418,263
Contract assets	641,947	425,722
Inventory	1,526,165	1,428,360
Prepaid expenses and other current assets	184,478	441,320

Total Current Assets	6,256,895	6,834,757

Property and equipment, net	726,507	629,490
Operating lease right of use asset	4,373,155	4,689,931
Security deposit	550,000	600,000

OTHER ASSETS:
Note Receivable, net	153,750	—
Patents and trademarks, net	129,140	69,733
Software development costs, net	652,838	265,208
Total Other Assets	935,728	334,941

TOTAL ASSETS	$12,842,285	$13,089,119

10

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	December 31,	December 31,
	2023	2022
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$595,634	$2,290,390
Notes payable - financing agreements	41,976	74,575
Accrued expenses	164,113	453,023
Equipment financing payable-current portion	—	22,851
Operating lease obligations-current portion	779,087	696,869
Contract liabilities	1,666,243	957,997

Total Current Liabilities	3,247,053	4,495,705

Operating lease obligations, less current portion	4,228,718	4,542,943

Total Liabilities	7,475,771	9,038,648

Commitments and Contingencies (Note 10)

STOCKHOLDERS' EQUITY:
Preferred stock: $0.001 par value, 10,000,000 shares authorized, 9,441,000 shares available to be designated
Series A redeemable convertible preferred stock, $10 stated value per share 500,000 shares designated; 0 and 0 issued and outstanding at December 31, 2023 and December 31, 2022, respectively, convertible into common stock at $6.30 per share	—	—
Series B convertible preferred stock, $1,000 stated value per share, 15,000 shares designated; 0 and 0 issued and outstanding at December 31, 2023 and December 31, 2022, respectively, convertible into common stock at $7 per share	—	—
Series C convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 and 0 issued and outstanding at December 31, 2023 and December 31, 2022, respectively, convertible into common stock at $5.50 per share	—	—
Series D convertible preferred stock, $1,000 stated value per share, 4,000 shares designated; 1,299 and 1,299 issued and outstanding at December 31, 2023 and December 31, 2022, respectively, convertible into common stock at $3 per share	1	1
Series E convertible preferred stock, $1,000 stated value per share, 30,000 shares designated; 11,500 and 0 issued and outstanding at December 31, 2023 and December 31, 2022, respectively, convertible into common stock at $3 per share	12	—
Series F convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 and 0 issued and outstanding at December 31, 2023 and December 31, 2022, respectively, convertible into common stock at $6.20 per share	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized, 7,306,663 and 7,156,876 shares issued, 7,305,339 and 7,155,552 shares outstanding at December 31, 2023 and December 31, 2022, respectively	7,306	7,156
Additional paid-in-capital	69,120,199	56,562,600
Accumulated deficit	(63,603,552)	(52,361,834)
Sub-total	5,523,966	4,207,923
Less: Treasury stock (1,324 shares of common stock at December 31, 2023 and December 31, 2022)	(157,452)	(157,452)
Total Stockholders' Equity	5,366,514	4,050,471

Total Liabilities and Stockholders' Equity	$12,842,285	$13,089,119

11

RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Risks Related to Our Company and Business

The nature of the technology management platforms utilized by us are complex and highly integrated, and if we fail to successfully manage releases or integrate new solutions, it could harm our revenues, operating income, and reputation.

The technology platforms developed and designed by us accommodate integrated applications that include our own developed technology and third-party technology, thereby substantially increasing their functionality.

Due to this complexity and the condensed development cycles under which we operate, we may experience errors in our software, corruption or loss of our data, or unexpected performance issues from time to time. For example, our solutions may face interoperability difficulties with software operating systems or programs being used by our customers, or new releases, upgrades, fixes or the integration of acquired technologies may have unanticipated consequences on the operation and performance of our other solutions. If we encounter integration challenges or discover errors in our solutions late in our development cycle, it may cause us to delay our launch dates. Any major integration or interoperability issues or launch delays could have a material adverse effect on our revenues, operating income and reputation.

We face risks as a result of the coronavirus (COVID-19 pandemic) lingering effects which could significantly disrupt our research and development, operations, sales, and financial results.

Our business has been adversely impacted by the effects of the COVID-19 pandemic. In addition to global macroeconomic effects, the COVID-19 pandemic and related adverse public health developments caused disruption and/or delays to our operations and sales activities. Our third-party manufacturers and our customers were disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our activities or the operations of our third-party manufacturers and third-party distributors, the supply of our products, in some cases, continue to be delayed, which could continue to adversely affect our business, operations and customer relationships. In addition, the pandemic or other disease outbreak have had and may continue to have over the longer term a material adverse effect on the economies and financial markets of many countries, resulting in an economic downturn that will affect demand for our products and services and impact our operating results. There can be no assurance that any decrease in sales resulting from the pandemic slowdown will be offset by increased sales in subsequent periods. Although the magnitude of the impact of the COVID-19 outbreak on our business and operations remains uncertain, the continued spread of COVID-19 and the related public health measures and travel and business restrictions may adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and may in the future experience disruptions to our business operations resulting from quarantines, self-isolations, or other restrictions on the ability of our employees to perform their jobs that may impact our ability to develop and design our products and services in a timely manner or meet required milestones or customer commitments.

We may be adversely affected by the effects of inflation and supply chain disruption

Our business operates in an environment of long bid to contract award cycles. Our customer’s bid requirements are such that firm pricing is expected on much or all of our proposals and as such we must commit to certain commercial terms and conditions such as pricing. In addition, the Company hires employees and contractors to perform most (if not all) of the work required to complete a contract. We are beginning to experience the impacts of inflation upon previously forecasted costs including employees that require higher salaries, contractors demanding higher prices for jobs and higher costs for materials necessary to complete contracts. While we endeavor to charge additional costs to our customers, in some cases this may not be possible contractually and as a result our profitability may suffer as a result. Although we anticipate these effects to be mitigated in the long term, we cannot be assured that this will be possible in all or any instances and as such our revenue, profitability and growth prospects may suffer as a result of this.

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Current supply chain issues continue to extend deadlines for shipment of key components used in our technology systems. The effect of this may be to delay revenue recognition. We have experienced and expect to continue to experience delays to our business operations resulting from lack of materials availability, delays in securing key components such as video cameras requiring certain computer chips, and other material and personnel shortages that may impact our ability to implement our products and services in a timely manner or meet required milestones or customer commitments.  In addition, higher costs for travel may adversely impact our business, financial condition, operating results and cash flows. This has made it necessary for the Company to order certain components prior to receiving a contract to ensure we have key components available when necessary to satisfy future contract obligations.

Our products and services may fail to keep pace with rapidly changing technology and evolving industry standards.

The market in which we operate is characterized by rapid, and sometimes disruptive, technological developments, evolving industry standards, frequent new product introductions and enhancements and changes in customer requirements. In addition, both traditional and new competitors are investing heavily in our market areas and competing for customers. As next-generation video analytics technology continues to evolve, we must keep pace in order to maintain or expand our market position. We continue to introduce new product offerings focused on automating mechanical and security inspections in the rail, logistics, intermodal and government sectors as potential revenue drivers. If we are not able to successfully add staff resources with sufficient technical skills to develop and bring these new products to market in a timely manner, achieve market acceptance of our products and services or identify new market opportunities for our products and services, our business and results of operations may be materially and adversely affected.

The market opportunity for our products and services may not develop in the ways that we anticipate.

The demand for our products and services could change quickly and in ways that we may not anticipate. Our operating results may be adversely affected if the market opportunity for our products and services does not develop in the ways that we anticipate or if other technologies become more accepted or standard in our industry or disrupt our technology platforms.

Our revenues are dependent on general economic conditions and the willingness of enterprises to invest in technology.

We believe that operators in the business sectors we are focused on continue to be cautious about sustained economic growth and seek to maintain or improve profitability through cost control and constrained spending. While our core technologies are designed to address cost reduction, other factors may cause companies to delay or cancel capital projects, including the implementation of our products and services. In addition, the business sectors in which we are focused are under financial pressure to reduce capital investment which may make it more difficult for us to close large contracts in the immediate future. We believe there is a growing market trend toward more customers exploring operating expense models as opposed to capital expense models for procuring technology. We believe the market trend toward operating expense models will continue as customers seek ways of reducing their overhead and other costs. All of the foregoing may result in continued pressure on our ability to increase our revenue and may potentially create competitive pricing pressures and price erosion. If these or other conditions limit our ability to grow revenue or cause our revenue to decline our operating results may be materially and adversely affected.

Our working capital profile may shift over time to require additional investment.

Historically, the Company has leveraged significant milestone payments at a contract onset to fund the purchase of required materials. Expansion into a subscription format would allow the Company to potentially transact faster and more routinely with a larger customer base than it has previously had. In certain instances where the Company would build, own and operate its own assets, it may require a different working capital and capitalization strategy whereby the Company will be required to make upfront investments without significant customer milestone payments to offset the investment. The Company believes that this presents a short-term capital risk but will, long-term, improve the overall performance of the business.

Some of our competitors are larger and have greater financial and other resources than we do.

Some of our product offerings compete and will compete with other similar products from our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distributional, personnel and other resources than we possess. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that our target end users may find attractive.

We have a history of losses and our growth plans may lead to additional losses and negative operating cash flows in the future.

Our accumulated deficit was approximately $64 million as of December 31, 2023. Our operating losses may continue as we continue to expend resources to further develop and enhance our technology offering, complete prototyping for proof-of-concept, obtain regulatory clearances or approvals as required, expand our business development activities and finance capabilities and conduct further research and development. We also expect to experience negative cash flow in the short-term until our revenues and margins increase at a rate greater than our expenses, which may not occur.

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We may be unable to protect our intellectual property, which could impair our competitive advantage, reduce our revenue, and increase our costs.

Our success and ability to compete depend in part on our ability to maintain the proprietary aspects of our technologies and products. We rely on a combination of trade secrets, patents, copyrights, trademarks, confidentiality agreements, and other contractual provisions to protect our intellectual property, but these measures may provide only limited protection. We customarily enter into written confidentiality and non-disclosure agreements with our employees, consultants, customers, manufacturers, and other recipients of information about our technologies and products and assignment of invention agreements with our employees and consultants. We may not always be able to enforce these agreements and may fail to enter into any such agreement in every instance when appropriate. We license from third-parties certain technology used in and for our products. These third-party licenses are granted with restrictions; therefore, such third-party technology may not remain available to us on terms beneficial to us. Our failure to enforce and protect our intellectual property rights or obtain from third parties the right to use necessary technology could have a material adverse effect on our business, operating results, and financial condition. In addition, the laws of some foreign countries do not protect proprietary rights as fully as do the laws of the United States.

Patents may not be issued from the patent applications that we have filed or may file in the future. Our issued patents may be challenged, invalidated, or circumvented, and claims of our patents may not be of sufficient scope or strength, or issued in the proper geographic regions, to provide meaningful protection or any commercial advantage. We have registered certain of our trademarks in the United States and other countries. We cannot assure you that we will obtain registrations of principal or other trademarks in key markets in the future. Failure to obtain registrations could compromise our ability to protect fully our trademarks and brands and could increase the risk of challenge from third parties to our use of our trademarks and brands.

We may be required to incur substantial expenses and divert management attention and resources in defending intellectual property litigation against us.

We cannot be certain that our technologies and products do not and will not infringe on issued patents or other proprietary rights of others. While we are not currently subject to any infringement claim, any future claim, with or without merit, could result in significant litigation costs and diversion of resources, including the attention of management, and could require us to enter into royalty and licensing agreements, any of which could have a material adverse effect on our business. We may not be able to obtain such licenses on commercially reasonable terms, if at all, or the terms of any offered licenses may be unacceptable to us. If forced to cease using such technology, we may be unable to develop or obtain alternate technology. Accordingly, an adverse determination in a judicial or administrative proceeding, or failure to obtain necessary licenses, could prevent us from manufacturing, using, or selling certain of our products, which could have a material adverse effect on our business, operating results, and financial condition.

Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block our ability to make, use, or sell our products in the United States or abroad. Such a judgment could have a material adverse effect on our business, operating results, and financial condition. In addition, we are obligated under certain agreements to indemnify the other party in connection with infringement by us of the proprietary rights of third parties. In the event that we are required to indemnify parties under these agreements, it could have a material adverse effect on our business, financial condition, and results of operations.

We may incur substantial expenses and divert management resources in prosecuting others for their unauthorized use of our intellectual property rights.

Other companies, including our competitors, may develop technologies that are similar or superior to our technologies, duplicate our technologies, or design around our patents, and may have or obtain patents or other proprietary rights that would prevent, limit, or interfere with our ability to make, use, or sell our products. Although we do not have operations outside North America at this time, we may compete for contracts in other countries in the future. Effective intellectual property protection may be unavailable, or limited, in some foreign countries in which we may do business, such as China. Unauthorized parties may attempt to copy or otherwise use aspects of our technologies and products that we regard as proprietary. Our means of protecting our proprietary rights in the United States or abroad may not be adequate or competitors may independently develop similar technologies. If our intellectual property protection is insufficient to protect our intellectual property rights, we could face increased competition in the market for our technologies and products.

Should any of our competitors file patent applications or obtain patents that claim inventions also claimed by us, we may choose to participate in an interference proceeding to determine the right to a patent for these inventions, because our business would be harmed if we fail to enforce and protect our intellectual property rights. Even if the outcome is favorable, this proceeding could result in substantial cost to us and disrupt our business.

In the future, we also may need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. This litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business, financial condition, and results of operations.

14

If we are unable to apply technology effectively in driving value for our clients through technology-based solutions or gain internal efficiencies and effective internal controls through the application of technology and related tools, our operating results, client relationships, growth and compliance programs could be adversely affected.

Our future success depends, in part, on our ability to anticipate and respond effectively to the threat and opportunity presented by new technology disruption and developments. These may include new software applications or related services based on artificial intelligence, machine learning, or robotics. We may be exposed to competitive risks related to the adoption and application of new technologies by established market participants or new entrants, start-up companies and others. These new entrants are focused on using technology and innovation, including artificial intelligence, to simplify and improve the client experience, increase efficiencies, alter business models and effect other potentially disruptive changes in the industries in which we operate. We must also develop and implement technology solutions and technical expertise among our employees that anticipate and keep pace with rapid and continuing changes in technology, industry standards, client preferences and internal control standards. We may not be successful in anticipating or responding to these developments on a timely and cost-effective basis and our ideas may not be accepted in the marketplace. Additionally, the effort to gain technological expertise and develop new technologies in our business requires us to incur significant expenses. If we cannot offer new technologies as quickly as our competitors, or if our competitors develop more cost-effective technologies or product offerings, we could experience a material adverse effect on our operating results, client relationships, growth and compliance programs.

We are dependent on information technology networks and systems to securely process, transmit and store electronic information and to communicate among our locations around North America and with our people, clients, partners and vendors. As the breadth and complexity of this infrastructure continues to grow, including as a result of the use of mobile technologies, social media and cloud-based services, the risk of security breaches and cyberattacks increases. Such breaches could lead to shutdowns or disruptions of or damage to our systems and those of our clients, alliance partners and vendors, and unauthorized disclosure of sensitive or confidential information, including personal data. In the past, we have experienced data security breaches resulting from unauthorized access to our and our service providers’ systems, which to date have not had a material impact on our operations, however, there is no assurance that such impacts will not be material in the future.

In providing services and solutions to clients, we may be required to manage, utilize and store sensitive or confidential client data, possibly including personal data, and we anticipate these activities to increase, including through the use of artificial intelligence, the internet of things and analytics. Unauthorized disclosure of sensitive or confidential client data, whether through systems failure, employee negligence, fraud, misappropriation, or other intentional or unintentional acts, could damage our reputation, could cause us to lose clients and could result in significant financial exposure. Similarly, unauthorized access to our or through our or our service providers’ information systems or those we develop for our clients, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who continuously develop and deploy viruses, ransomware or other malicious software programs or social engineering attacks, could result in negative publicity, significant remediation costs, legal liability, damage to our reputation and government sanctions and could have a material adverse effect on our results of operations. Cybersecurity threats are constantly expanding and evolving, thereby increasing the difficulty of detecting and defending against them and maintaining effective security measures and protocols.

We depend on key personnel who would be difficult to replace, and our business plan will likely be harmed if we lose their services or cannot hire additional qualified personnel.

Our success depends substantially on the efforts and abilities of our senior management and certain key personnel. The competition for qualified management and key personnel, especially engineers, is intense. Although we maintain non-competition and non-disclosure covenants with all our key personnel, we do not have employment agreements with most of them. The loss of services of key employees, or the inability to hire, train, and retain key personnel, especially engineers and technical support personnel, could delay the development and sale of our products, disrupt our business, and interfere with our ability to execute our business plan.

15

Due to our dependence on a limited number of customers, we are subject to a concentration of credit risk.

For the year ended December 31, 2023, three customers accounted for 48%, 30%, and 11% of revenues. For the year ended December 31, 2022, four customers accounted for 42%, 18%, 14% and 14% of revenues. In all cases, there are no minimum contract values stated. Each contract covers an agreement to deliver a rail inspection portal which, once accepted, must be paid in full, with 30% or more being due and payable prior to delivery. The balances of the contracts are for service and maintenance which is paid annually in advance with revenues recorded ratably over the contract period.

As of December 31, 2023, two customers accounted for 83%, and 11% of our accounts receivable. In the case of insolvency by one of our significant customers, accounts receivable with respect to that customer might not be collectible, might not be fully collectible, or might be collectible over longer than normal terms, each of which could adversely affect our financial position. Additionally, our largest customer accounted for approximately 48% of our total revenues for the year ended December 31, 2023. This concentration of credit risk makes us more vulnerable economically. The loss of any of these customers could materially reduce our revenues and net income, which could have a material adverse effect on our business.

Risks Related to Our Common Stock

There is currently not an active liquid trading market for the Company’s common stock.

Our common stock is quoted on the Nasdaq Capital Market tier under the symbol “DUOT”. However, there is currently limited active trading in our common stock. Although there are periodic volume spikes from time to time, we cannot give an assurance that a consistent, active trading market will develop. If an active market for our common stock develops, there is a significant risk that our stock price may fluctuate in the future in response to any of the following factors, some of which are beyond our control:

•	Variations in our quarterly operating results;

•	Announcements that our revenue or income are below analysts’ expectations;

•	General economic downturns;

•	Sales of large blocks of our common stock; and

•	Announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

You may experience dilution of your ownership interest due to future issuances of our securities.

We are in a capital-intensive business, and we may not have sufficient funds to finance the growth of our business or to support our projected capital expenditures. As a result, we may require additional funds from future equity or debt financings, including potential sales of preferred shares or convertible debt, to complete the development of new projects and pay the general and administrative costs of our business. We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our common stock. We are currently authorized to issue 500,000,000 shares of common stock and 10,000,000 shares of preferred stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for capital raising purposes or for other business purposes. The future issuance of a substantial number of shares of common stock into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common stock could make it more difficult to raise funds through future offerings of our common stock or securities convertible into common stock.

Our Board of Directors may issue and fix the terms of shares of our Preferred Stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our Company.

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock, with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our Company.

We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends.

We do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Accordingly, our stockholders will not realize a return on their investment unless the trading price of our common stock appreciates, which is uncertain and unpredictable. In addition, because we do not pay dividends, our common stock may be less attractive, which may cause us to have trouble raising additional funds which could affect our ability to expand our business operations.

16

Our operating results are likely to fluctuate from period to period.

We anticipate that there may be significant fluctuations in our future operating results. Potential causes of future fluctuations in our operating results may include:

•	Period-to-period fluctuations in financial results
•	Issues in manufacturing products
•	Unanticipated potential product liability claims
•	The introduction of technological innovations or new commercial products by competitors
•	The entry into, or termination of, key agreements, including key strategic alliance agreements
•	The initiation of litigation to enforce or defend any of our intellectual property rights
•	Regulatory changes
•	Failure of any of our products to achieve commercial success

We are subject to the Florida anti-takeover provisions, which may prevent you from exercising a vote on business combinations, mergers or otherwise.

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation, under certain circumstances, may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder).

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control-share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control-share acquisition. A control-share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	changes in the market acceptance of our products;
•	increased levels of competition;
•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
•	our relationships with our key customers;
•	our ability to retain and attract senior management and other key employees;
•	our ability to quickly and effectively respond to new technological developments;
•	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and
•	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Stockholders. All of the net proceeds from the sale of our common stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Stockholders.

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 SELLING STOCKHOLDERS

On March 22, 2024, March 28, 2024 and April 3, 2024, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain existing and other accredited investors (the “Selling Stockholders”). Pursuant to the Purchase Agreements, the Selling Stockholders purchased an aggregate of 870 shares of Series D Preferred Stock and 2,125 shares of Series E Preferred Stock, at a price in each case of $1,000 per share, and the Company received proceeds of $2,995,000.

Each of the Series D Preferred Stock and the Series E Preferred Stock is convertible into Common Stock at $3.00 a share. If all of the 870 shares of Series D Preferred Stock and the 2,125 shares of Series E Preferred Stock were converted, the Company would issue 998,337 shares of Common Stock.

NASDAQ Marketplace Rule 5635(d), however, limits the number of shares of Common Stock (or securities that are convertible into Common Stock) issuable without shareholder approval in the case of private offerings of Common Stock at a price less then the Minimum Price (which is defined as the lower of (i) the closing price of the Common Stock immediately preceding the signing of the Purchase Agreement or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the agreement). The conversion price of each of the Series D Preferred Stock and the Series E Preferred Stock was less than the Minimum Price.

The terms of the Series D Preferred Stock provided that no shares could be converted into Common Stock until the shareholder approval was received. The Company’s shareholders approved the full convertibility of the Series D Preferred Stock at the Annual Meeting of Shareholders held on May 16, 2023.

The terms of the Series E Preferred Stock provide that, until shareholder approval is obtained, the Company may not issue upon conversion of any shares of Series E Preferred Stock a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued upon the conversion of any other shares of Series E Preferred Stock would exceed 1,430,484 shares (subject to adjustment). Such number represents 19.99% of the number of shares of Common Stock issued and outstanding as of the filing date of the Series E Preferred Stock Certificate of Designation.

The Company's shareholders have not yet approved the full convertibility of the Series E Preferred Stock. The Company expects to seek such approval at its next Annual Meeting of Shareholders, although there can be no assurance that such approval will be received. As a result, the shares of Series E Preferred Stock held by the Selling Stockholders may not be convertible pending receipt of shareholder approval.

The shares of common stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders, upon conversion of the Series D Preferred Stock and Series E Preferred Stock. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Due to the ownership of the shares of Series D Preferred Stock and Series E Preferred Stock, as well as ownership of common stock, and warrants, the Selling Stockholders collectively have had a material relationship with us within the past three years and hold the largest percentage ownership of the Company subject to certain limitations as described herein.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The first column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder as of April 15, 2024, assuming receipt of the Series E Preferred Stockholder approval and conversion of the Series D Preferred Stock and Series E Preferred Stock, as well as conversion of other convertible preferred stock and exercise of any warrants held by the Selling Stockholders on that date. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of registration rights agreements with the Selling Stockholders, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon conversion of the Series D Preferred Stock and Series E Preferred Stock, determined as if the outstanding shares of Series D Preferred Stock and Series E Preferred Stock were converted in full as of the trading day immediately preceding the applicable date of determination and subject to adjustment as provided in the registration rights agreements, without regard to any limitations on the conversion of the Series D Preferred Stock and Series E Preferred Stock. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

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Under the terms of the Series D Preferred Certificate of Designation and the Series E Preferred Certificate of Designation, a Selling Stockholder may not convert the Series D Preferred Stock or the Series E Preferred Stock to the extent such conversion would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 19.99% of our then outstanding common stock following such conversion. The warrants held by the Selling Stockholders limit the exercise of such warrants if such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such exercise. In the case of each such conversion or exercise, the determination of beneficial ownership would exclude shares of common stock issuable upon exercise of the warrants which have not been exercised and shares of common stock issuable upon conversion of the preferred stock which has not been converted. The numbers of shares in the second column do not reflect these limitations. The Selling Stockholders may sell all, some, or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering (1)	% of shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Number of shares of Common Stock Owned After Offering	% of shares of Common Stock Owned After Offering

21 April Fund Ltd(2)	4,038,914	38.74%	281,334	3,757,580	36.04%
21 April Fund LP(2)	1,788,560	20.44%	52,000	1,736,560	19.85%
Lawrence W. Lytton(3)	916,310	11.53%	333,334	582,976	7.33%
Traverse Opportunity Fund, LP(4)	83,334	1.11%	83,334	—	0.0%
Iroquois Capital Investment Group LLC(5)	76,000	1.00%	76,000	—	0.0%
Iroquois Master Fund Ltd(6)	40,667	0.54%	40,667	—	0.0%
Thomas A. Opalka(7)	25,000	0.33%	25,000	—	0.0%
Jane Goldman(8)	33,334	0.44%	33,334	—	0.0%
Peter Martin(9)	33,334	0.44%	33,334	—	0.0%
Warberg WF XI LP(10)	40,000	0.53%	40,000	—	0.0%

———————

(1)	The actual number of shares of Common Stock offered hereby and included in the registration statement of which this prospectus is a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our Common Stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, anti-dilution adjustments or similar events with respect to our Common Stock.
(2)	Based on Amendment No. 7 to Schedule 13G/A filed by Bleichroeder LP (“Bleichroeder”) with the SEC on February 14, 2024 (the “Bleichroeder 13G/A”). According to the Bleichroeder 13G/A, Bleichroeder is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940 and as of February 14, 2024 was deemed to be the beneficial owner of 1,283,162 shares of our Common Stock (21 April Fund, Ltd. held 929,522 shares and 21 April Fund, LP held 353,640 shares) as a result of acting as investment advisor to various clients. Bleichroeder also owns warrants to purchase shares of our Common Stock held of record by 21 April Fund, Ltd. in the amount of 32,724 and warrants to purchase shares of our Common Stock held of record by 21 April Fund LP (together with 21 April Fund, Ltd., the “21 April Entities”) in the amount of 11,920, which are subject to a 9.99% beneficial ownership limitation included in such warrants. The 21 April Entities also purchased 999 shares of Series D Preferred Stock on September 30, 2022, which are convertible into 333,000 shares of Common Stock (21 April Fund, Ltd. holds 237,000 common equivalent shares and 21 April Fund, LP holds 96,000 common equivalent shares). The 21 April Entities also purchased 4,000 shares of Series E Preferred Stock on March 27, 2023, which are convertible into 1,333,334 shares of Common Stock (21 April Fund, Ltd. holds 933,334 common equivalent shares and 21 April Fund, LP holds 400,000 common equivalent shares). The 21 April Entities also purchased an additional 2,500 shares of Series E Preferred Stock on November 10, 2023, which are convertible into 833,333 shares of Common Stock (21 April Fund, Ltd. holds 508,333 common equivalent shares and 21 April Fund, LP holds 325,000 common equivalent shares). The 21 April Entities exchanged 5,000 shares of Series F Preferred Stock that were acquired in connection with the Purchase Agreement of Series F Convertible Preferred Stock, completed on August 2, 2023. The 5,000 shares of Series F Preferred Stock, originally convertible into 806,452 common shares, were exchanged for 5,000 shares of Series E Preferred Stock on November 10, 2023, which are convertible into 1,666,667 shares of Common Stock, representing an additional 860,215 common share equivalents (21 April Fund, Ltd. holds 1,116,667 common equivalent shares and 21 April Fund, LP holds 550,000 common equivalent shares). The 21 April Entities also purchased an additional 1,000 shares of Series E Preferred Stock on March 22, 2024, which are convertible into 333,334 shares of Common Stock (21 April Fund, Ltd. holds 281,334 common equivalent shares and 21 April Fund, LP holds 52,000 common equivalent shares). Conversion of the Series D Preferred Stock and the Series E Preferred Stock owned by the 21 April Entities is subject to a 19.99% beneficial ownership limitation.
(3)	Based on Amendment No. 4 to schedule 13G/A filed by Mr. Lytton with the SEC on February 14, 2024 includes 482,976 shares of Common Stock and 100,000 shares of Common Stock into which 300 shares of Series D Preferred Stock are convertible and 333,334 shares of Common Stock into which 1,000 shares of Series E Preferred Stock are convertible. Mr. Lytton, however, has elected to have his shares of Series D and Series E Preferred Stock be subject to an ownership blocker of 4.99% so they are not convertible so long as his beneficial ownership exceeds 4.99% or to the extent such conversion would cause his beneficial ownership to exceed that percentage.

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(4)	Includes 83,334 shares of Common Stock into which 250 shares of Series D Preferred Stock are convertible.
(5)	Includes 49,000 shares of Common Stock into which 147 shares of Series D Preferred Stock and 27,000 shares of Common Stock into which 81 shares of Series E Preferred Stock are convertible.
(6)	Includes 26,000 shares of Common Stock into which 78 shares of Series D Preferred Stock and 14,667 shares of Common Stock into which 44 shares of Series E Preferred Stock are convertible.
(7)	Includes 25,000 shares of Common Stock into which 75 shares of Series D Preferred Stock are convertible.
(8)	Includes 33,334 shares of Common Stock into which 100 shares of Series D Preferred Stock are convertible.
(9)	Includes 33,334 shares of Common Stock into which 100 shares of Series D Preferred Stock are convertible.
(10)	Includes 40,000 shares of Common Stock into which 120 shares of Series D Preferred Stock are convertible.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	through one or more underwritten offerings on a firm commitment or best-efforts basis;
•	settlement of short sales that are not in violation of Regulation SHO;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through the distribution of securities by any Selling Stockholder to its parents, members or security holders;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM- 2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders may from time-to-time pledge or grant a security interest in some or all of their securities to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a Selling Stockholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the securities pledged or secured thereby pursuant to this prospectus. The Selling Stockholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of and limit the timing of purchases and sales of any of the securities by, the Selling Stockholders or any other person, which limitations may affect the marketability of the securities.

The Selling Stockholders also may transfer the shares of our securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

A Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

(a) Market Information

Our common stock is quoted on the Nasdaq Capital Markets (“Nasdaq”) under the trading symbol “DUOT”.

(b) Holders

As of April 9, 2024, there were approximately 252 holders of record of our common stock, and the closing price of our common stock as reported on the Nasdaq Capital Market on April 9, 2024 was $3.10 per share.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Registration Statement on Form S-1 and other reports filed by the Company from time to time with the SEC (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company’s business, industry, and the Company’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this Registration Statement on Form S-1.

Overview

The Company, operating under its brand name duostech, develops and deploys technology systems with focus on inspecting and evaluating moving vehicles. Its technology focus is within the Vision Technology market sector and, more specifically, the Machine Vision subsector. Machine Vision companies provide imaging-based automatic inspection and analysis for process control for industry with potential expansion into other markets. Duos has developed key technologies over the past several years in software, industry specific hardware and artificial intelligence and has demonstrated industrial strength usability of its systems supporting rail, logistics and intermodal businesses that streamline operations, improve safety and reduce costs. Our team includes engineering subject matter expertise in hardware, software, and information technology as well as industry specific applications of artificial intelligence also referred to as Expert Artificial Intelligence. We also have specific industry experts in the rail industry on staff and as consultants.

Duos is currently developing industry solutions for its target markets which will address rail, trucking, aviation and other vehicle-based processes. Duos’ initial offering, the Railcar Inspection Portal (RIP), provides both freight and transit railroad customers and select government agencies the ability to conduct fully remote railcar inspections of trains while they are moving at full speed. The RIP utilizes a variety of sophisticated optical, laser and speed sensors to scan each passing railcar to create a high-resolution image-set of the top, sides and undercarriage. These images are then processed with our edge data center using artificial intelligence (AI) algorithms to identify safety and security defects on each railcar. The algorithms are developed in conjunction with industrial application experts, in this case resident Railcar Mechanical Engineers, to provide specific guidance in the analysis (“human in the loop”). Within seconds of the railcar passing through the RIP, a detailed report is sent to the customer where they are able to take action on identified issues. This solution has the potential to transform the railroad industry immediately increasing safety, improving efficiency and reducing costs. The Company has already deployed this system with several Class 1 railroads and anticipates an increased demand from transit and other railroad customers along with selected government agencies that operate and/or manage rail traffic. The Company has deployed RIPs in Canada, Mexico and the United States and anticipates expanding this solution into Europe, Asia and the Middle East in coming years.

The Company has also developed the Automated Logistics Information System (ALIS) which automates gatehouse operations where transport trucks enter and exit large logistics and intermodal facilities. This solution incorporates a similar set of sensors, data processing and artificial intelligence to streamline the customer’s logistics transactions and tracking and can also automate the security and safety inspection if called for. The Company has already deployed this system with one large North American retailer and anticipates increased demand from other large retailers, railroad intermodal operators and select government agencies that manage logistics and border crossing points. The Company is evaluating other solutions for moving vehicles including aircraft, which could provide similar benefits in terms of safety and efficiency for required inspections as part of an operations process.

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We have developed two proprietary solutions that operate our software and artificial intelligence. centraco® is an Enterprise Information Management Software platform that consolidates data and events from multiple sources into a unified and distributive user interface. Customized to the end user’s Concept of Operations (CONOPS), it provides improved situational awareness and data visualization for operational objectives compared to traditional manual inspections. truevue360™ is our fully integrated platform that we utilize to develop and deploy Artificial Intelligence (AI) algorithms, including Machine Learning, Computer Vision, Object Detection and Deep Neural Network-based processing for real-time applications.

These same Artificial Intelligence applications have begun to open up other opportunities for the Company to provide revenue producing solutions with potentially high market adoption.

In 2021, the Company ended support of its IT Asset Management (ITAM) solution which cataloged results for data center asset inventory and audit services. We are currently evaluating using our current operations experience within “edge data centers” (as deployed for our Railcar Inspection Portal) to drive additional revenues within other markets requiring this type of solution although no specific offering has been developed at this time.

In the last quarter of 2022, the Company elected not to renew a support contract for its Integrated Correctional Automation System (iCAS) for one customer. The Company subsequently sold its iCAS assets to a buyer during the second quarter of 2023 for $165,000 via a convertible note.

The year 2022 ushered in a new phase in the Company’s development. Although we continue to see an extension of challenges faced in 2022, we also see positive changes and opportunities for our business that will be discussed in greater detail herein. They include:

•	Introducing a new “subscription” based offering for access to data and images by a much broader target market including Class 1 railroads, railcar owners and lessors, and short-line railroads.

•	Owning and operating a network of RIPs with multiple subscribers outside of the Company’s traditional customer base.

•	Selling customized RIPs to Class 1, short-line and other industrial companies where specialized applications or routes demand a bespoke solution.

Prospects and Outlook

The Company’s focus is to improve operational and technical execution which, we believe, will in turn enable the commercial side of the business to expand RIP and ALIS delivery into existing customers and to expand and diversify our current customer base. The Company’s primary customers have indicated readiness to order more equipment and services should the Company execute as expected on key deliverables. With the Company working toward a subscription platform approach and its expansion of its artificial intelligence offering, this will also open up additional commercial avenues to the Company. Historically, the Company has been focused on large, one-time sales with the subscription opportunities representing an expanded addressable market with emphasis on recurring revenues.

Additionally, the Company is making engineering and software upgrades to the RIP to meet anticipated Federal Railroad Association (FRA) and Association of American Railroad (AAR) standards. These upgrades will continue to be released throughout 2024 and are expected to drive revenue growth this year and beyond.

The Company is expanding its focus in the rail industry to encompass passenger transportation and was awarded a large, multi-year contract with a national rail carrier. The Company anticipates that it will install a two-RIP solution for the carrier in 2024, with a long-term services agreement commencing upon delivery of the system.

Although the Company’s prospects for future revenue growth are anticipated to be favorable, investing in our securities involves risk and careful consideration should be made before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control and unexpected macro events can have a severe impact on the business. Please see the risk factors identified in “Risk Factors” elsewhere in this prospectus.

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Results of Operations

The following discussion should be read in conjunction with the consolidated financial statements included in this prospectus.

For the year ended December 31, 2023 compared to December 31, 2022

The following table sets forth a summary of our Consolidated Statements of Operations that is used in the following discussions of our results of operations:

	For the Years Ended
	December 31,
	2023	2022

Revenues	$7,471,198	$15,012,366
Cost of revenues	6,162,317	10,264,263
Gross margin	1,308,881	4,748,103
Operating expenses	12,755,447	11,613,252
Loss from operations	(11,446,566)	(6,865,149)
Other income	204,848	366
Net loss	$(11,241,718)	$(6,864,783)

Revenues

	For the Years Ended
	December 31,
	2023	2022	% Change
Revenues:
Technology systems	$3,618,022	$11,190,292	-68%
Services and consulting	3,853,176	3,822,074	1%

Total revenues	$7,471,198	$15,012,366	-50%

For the full year 2023, there was a 50% decrease in overall revenues compared to 2022. This decrease was primarily driven by the substantial completion of two freight RIP projects, alongside ongoing procurement and manufacturing for our transit-focused RIPs in 2022. However, in 2023, despite progress into the advanced stages of procurement and manufacturing for the transit-focused RIPs, customer-driven delays beyond the Company’s control arose during the ongoing production of the two high-speed transit-focused RIPs and thus resulted in timing delays of the overall project delivery timeline shifting anticipated revenues into 2024. For the full year 2023, there was a small increase in services and consulting revenues as there were one-time services performed in 2022, related to major site maintenance and repairs for a single customer which did not occur in 2023. Underlying recurring revenues climbed by approximately 23% on a year-over-year basis. This growth is fueled by the expansion of service contracts following the completion of new portals in early 2023, coupled with the deployment of AI services deployed with several customers. The Company is focusing on increasing its business from services and the increase is the result of new contracts for existing and new systems which the Company anticipates will continue growing throughout 2024 and beyond. The Company continues to navigate delays outside of the Company's control related to the ongoing production and installation of our two high-speed transit-focused Railcar Inspection Portals. Management cautions that because of the delays in anticipated start dates, certain installations may produce revenues towards the end of 2024. These deferrals resulted in a slightly lower revenue growth performance than originally anticipated. However, the bulk of these deferred revenues are expected to be reported in 2024.

While customer-driven delays in the installation of our high-speed transit-focused Railcar Inspection Portals have impacted revenue growth timing year-over-year, the Company's capital structure remains resilient, allowing us to pursue large projects despite unexpected delays. It should be noted that the Company recently increased its working capital to account for an increase in pre-contract procurement activities to avoid a slowdown in revenues caused by delays in receiving certain components as had been the case in previous years. The Company undertook a major review of operations during 2021 and made significant changes in staffing including additional engineering staff and revamping its software development and Artificial Intelligence staffing. These efforts have yielded benefits throughout 2022, 2023 and beyond.

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Overall, in 2023, the Company achieved notable success in advancing procurement and manufacturing for its transit-focused RIPs, expanding service contracts, and securing new AI contracts and growing its AI portfolio, including the announcement of its inaugural subscription customer. Recurring revenue from services and consulting continues to grow and is expected to contribute significantly to future revenue streams, bolstered by new long-term contracts with existing customers expected to commence in the coming months.

Cost of Revenues

	For the Years Ended
	December 31,
	2023	2022	% Change
Cost of revenues:
Technology systems	$4,352,247	$8,376,649	-48%
Services and consulting	1,810,070	1,887,614	-4%
Total cost of revenues	$6,162,317	$10,264,263	-40%

Cost of revenues largely comprises equipment, certain fixed labor and overhead necessary to support the implementation of new systems and support and maintenance of existing systems. Cost of revenues on technology systems decreased during the period compared to the equivalent period in 2022 in-line with the decline in project revenues. The decline in costs generally follows the same trend as project revenues year-over-year as a result of an overall timing difference of major project work related to the substantial completion of two freight Railcar Inspection Portals and subsequent progression of procurement and manufacturing for the transit-focused RIPs compared to the equivalent period in 2023 where the Company continued to progress into the advanced stages of procurement and manufacturing of the transit-focused RIPs, which it anticipates completing during 2024.

These internal costs are being recognized against project and support revenues with a similar reduction in costs previously recognized for research and development, engineering and internal support. The project costs reflect subsequent allocations of fixed costs related to the staff and departmental costs associated with procurement, manufacturing and installation of RIP installations. As such, in 2023, this fixed component contributed to a negative margin on the Technology systems revenues. In concert with this, there is a continued focus on construction costs and savings through efficiency, but the Company has elected to retain its key employees in anticipation of expected sales growth in technology systems and services in 2024 and beyond.

Cost of revenues decreased on services and consulting year-over-year. The decrease in costs was a result of one-time services performed in 2022, related to major site maintenance and repairs for a single customer slightly offset by additional services costs related to the completion of two new freight portals in early 2023. The Company continues to put into service additional artificial intelligence algorithms and maintenance and support services which are high margin and represent only marginal increases in the requisite costs to deliver these services.

Gross Margin

	For the Years Ended
	December 31,
	2023	2022	% Change

Revenues	$7,471,198	$15,012,366	-50%
Cost of revenues	6,162,317	10,264,263	-40%
Gross margin	$1,308,881	$4,748,103	-72%

Gross margin showed a decrease for the year ended December 31, 2023 as compared to the same period in 2022. As noted above, the decline in margin was a direct result of an increased level of business activity the Company recognized in 2022 related to the delivery of two freight portals and the progression of the transit-focused RIPs compared to the activity in 2023 as well as project delays that were experienced in the latter half of 2023. The business activity in 2023 consisted primarily of continued progression into the advanced stages of procurement and manufacturing for the transit-focused RIPs. The Company began to recognize revenue and profit on those activities in accordance with its revenue recognition policy. The recognition of the revenue and subsequent profit from these projects, as well as underlying services and maintenance revenues from existing and recently completed projects, coupled with the previously mentioned fixed departmental costs resulted in a gross margin of approximately 18%. By comparison for the full-year 2022, the Company had increased business activity from a handful of projects primarily related to the substantial completion of two freight RIPs along with significant progress made on the procurement and manufacturing of our two transit-focused RIPs. The recognition of the revenue and subsequent profit from these major projects, as well as underlying services and maintenance revenues from existing projects, resulted in a 32% gross margin in 2022.

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Operating Expenses

	For the Years Ended
	December 31,
	2023	2022	% Change
Operating expenses:
Sales and marketing	$1,493,309	$1,337,186	12%
Research and development	1,812,951	1,651,064	10%
General and Administration	9,449,187	8,625,002	10%
Total operating expense	$12,755,447	$11,613,252	10%

Overall operating expenses were higher by 10% in 2023 as compared to the full-year 2022. There was a 12% increase in sales and marketing related to increased investment into the capability of the commercial team, including the addition of professionals with extensive experience and leadership in the rail industry. Research and development costs saw a 10% uptick during the year, driven by the increased personnel costs related to the departments allocated to R&D. Additionally, a 10% increase in general and administration costs was influenced by several factors, including non-cash amortization charges associated with roughly 400,000 share options that were issued during 2023 as well as an increase in incentive programs tied to certain 2022 performance targets. These efforts reflect a focus on employee retention and to drive higher performance and attract and retain better quality resources in a tight labor market. The Company still faces some pressure on existing staff compensation as a result of inflation in prior years but remains focused to manage and stabilize administrative costs without interruption to customer service. Other factors driving the increase in general and administration costs include an increase in depreciation charges linked to capitalized AI development cost for third party support to expand Duos’ AI catalog to over 40 algorithms by the end of 2023. Lastly the Company saw increased general and administration costs related to a financing deal which was ultimately not consummated with a bank as well as additional legal and consulting fees related to intellectual property and patents documentation and support. These changes in expenses reflect the Company's ongoing efforts to invest in talent, expand capabilities, and drive growth in line with its operating plan.

Loss From Operations

The losses from operations for the years ended December 31, 2023 and 2022 were $11,446,566 and $6,865,149, respectively. The increase in losses from operations during the year was the result of declining system revenues stemming from a decrease in business activity as well as project delays experienced in the latter half of 2023 that were beyond the Company’s control. The Company has continued to face inflation and supply chain pressures during 2023 and, as normal course of business, has worked to balance these impacts through management of customer contracts and cost control efforts.

Interest Expense

Interest expense for the years ended December 31, 2023 and 2022 was $7,159 and $9,191, respectively. The reduction in interest expense was primarily attributed to the extinguishment of equipment financing payables in 2023 that were present during 2022.

Other Income

Other income for the years ended December 31, 2023 and 2022 was $212,007 and $9,557, respectively. The increase is mainly attributable to the Company's sale of its iCAS assets to a purchaser in the second quarter of 2023 for $165,000 through a convertible note.

Net Loss

The net loss for the years ended December 31, 2023 and 2022 was $11,241,718 and $6,864,783, respectively. The increase in net loss is primarily attributable to the decrease in project activity in 2023 compared to 2022, offset slightly with an increase in the Company’s recurring services and consulting. Net loss per common share was $1.56 and $1.11 for the years ended December 31, 2023 and 2022, respectively.

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Liquidity and Capital Resources

As of December 31, 2023, the Company has a cash balance of $2,441,842 and an Accounts Receivable balance of $1,462,463.

Cash Flows

The following table sets forth the major components of our statements of cash flows data for the periods presented:

	For the Years Ended
	December 31,
	2023	2022

Net cash used in operating activities	$(8,746,564)	$(7,873,307)
Net cash used in investing activities	(1,093,909)	(644,888)
Net cash provided in financing activities	11,161,223	8,745,567
Net increase (decrease) in cash	$1,320,750	$227,372

Net cash used in operating activities for the years ended December 31, 2023 and 2022 was $8,746,564 and $7,873,307, respectively. The increase in net cash used in operations for the year ended December 31, 2023 was the result of expenditures related to current projects as previously discussed as well as expenditures related to projects which the Company anticipates will be completed in 2024. In addition, there are several changes in assets and liabilities that increased the use of cash in operations including decreases in accounts payable, accrued expenses and the operating lease obligation.

Net cash used in investing activities for the years ended December 31, 2023 and 2022 was $1,093,909 and $644,888, respectively. The Company continued to invest in computing, lab equipment, internal use software and artificial intelligence detections development as reflected in the year-over-year increase in 2023.

Net cash provided in financing activities for the years ended December 31, 2023 and 2022 was $11,161,223 and $8,745,567, respectively. Cash flows provided by financing activities during 2023 were primarily attributable to gross proceeds from the issuance of preferred stock to shareholders in the amount of $11,500,000, offset by $25,797 in issuance costs. 2023 marked an increase from 2022 financing activities of $8,745,567.

During 2023, we funded our operations through the sale of our equity (or equity linked) securities, and through revenues generated and cash received from ongoing project execution, services and associated maintenance revenues. As of March 27, 2024, we have cash on hand of approximately $3,329,753 after an equity capital raise in March 2024 which provided net proceeds of $2,745,000. We have approximately $165,500 in monthly lease and other mandatory payments, not including payroll and ordinary expenses which are due monthly.

On a long-term basis, our liquidity is dependent on the continuation and expansion of operations and receipt of revenues. Our current capital and access to further capital and revenues are sufficient to fund such expansion and we are now less dependent on timely payments by our customers for projects and work in process, however we expect such timely payments to continue. Material cash requirements will be satisfied within the normal course of business including substantial upfront payments from our customers prior to starting projects. In some cases, the Company may elect to purchase materials and supplies in advance of contract award but where there is a high probability of that award. Most, if not all, high value items that are pre-purchased, can be re-purposed if necessary. The maximum amount of material cash requirements not currently supported by up-front customer deposits is expected to be less than $1 million.

Demand for the products and services will be dependent on, among other things, market acceptance of our products and services, the technology market in general, and general economic conditions, which are cyclical in nature. In as much as a major portion of our activities is the receipt of revenues from the sales of our products and services, our business operations may be adversely affected by our competitors and prolonged recession periods although these are not considered to be a factor at present.

In the event of expansion into owning and operating its own Railcar Inspection Portals, the Company’s cash requirements and timing may shift. Specifically, the Company would endeavor to buy all materials ahead of time and invest in the RIP with follow-on contracts for long-term services and licensing. While this would shift the Company’s cash requirements, it anticipates a 12 – 18-month cash break-even point for each site and an opportunity for improved cash flows over time with high-margin agreements with the investment bolstered by access to further funding via common stock and private placement offerings.

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Liquidity

Under Accounting Codification ASC 205, Presentation of Financial Statements—Going Concern (Subtopic 205-40) (“ASC 205-40”), the Company has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the financial statements are issued. Management has assessed the Company’s ability to continue as a going concern in accordance with the requirement of ASC 205-40.

As reflected in the accompanying consolidated financial statements, the Company had a net loss of $11,241,718 for the year ended December 31, 2023. During the same period, cash used in operating activities was $8,746,564. The working capital surplus and accumulated deficit as of December 31, 2023, were $3,009,842 and $63,603,552, respectively. In previous financial reports, the Company had raised substantial doubt about continuing as a going concern. This was principally due to a lack of working capital prior to an underwritten offerings and private placements which were completed during the first, third and fourth quarters of 2022, the first, third and fourth quarters of 2023, as well as the first quarter of 2024.

As previously noted, the Company was successful during 2023 in raising gross proceeds of over $11,500,000 from the sale of Series E and F Preferred Stock. Additionally, late in the first quarter of 2024, the Company raised gross proceeds of $2,745,000 from the issuance of a combination of Series D and E Preferred Stock (See Note 17). As part of its strategy, the Company will endeavor to utilize the Preferred Series E and the remainder of the Series D as additional funding mechanisms. Additionally, during the second quarter of 2024, the Company will again have access to its S-3 “shelf registration” statement allowing the Company to sell additional common shares. As of the date of this prospectus, the Company estimates that it has available capacity on its shelf registration which it can utilize to bolster working capital and growth of the business in the event it did not have an uptake in the preferred classes of shares previously noted. Although additional investment is not assured, the Company is comfortable that it would be able to raise sufficient capital to support expanded operations based on an anticipated increase in business activity. In the long run, the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing its business plan, generate enough revenue, and attain consistently profitable operations. Although the lingering effects of the global pandemic related to the coronavirus (Covid-19) previously affected our operations, particularly in our supply chain, we now believe that the supply chain lags have largely been abated. We have analyzed our cash flow under “stress test” conditions and have determined that we have sufficient liquid assets on hand or available via the capital markets to maintain operations for at least twelve months from the date of this prospectus.

In addition, management has taken and continues to take actions including, but not limited to, elimination of certain costs that do not contribute to short term revenue, and re-aligning both management and staffing with a focus on improving certain skill sets necessary to build growth and profitability and focusing product strategy on opportunities that are likely to bear results in the relatively short term. The Company believes that, with the combination of commercial sales success, Series E Preferred Stock offering coupled with an S-3 shelf registration availability starting in the second quarter of 2024, it will have sufficient working capital to meet its obligations over the following twelve months. In the last twelve months the Company has seen growth in its contracted backlog as well as significant, positive signs from new commercial projects that indicate improvements in future revenues.

Management believes that, at this time, the conditions in our market space with ongoing contract delays and the additional time needed to execute on new contracts previously reported have put a strain on our cash reserves. However, recent private placements as well as the availability to raise capital via its shelf registration indicate there is no substantial doubt for the Company to continue as a going concern for a period of twelve months. We continue executing the plan to grow our business and achieve profitability. The Company may selectively look at opportunities for fund raising in the future. Management has extensively evaluated our requirements for the next 12 months and has determined that the Company currently has sufficient cash and access to capital to operate for at least that period.

While no assurance can be provided, management believes that these actions provide the opportunity for the Company to continue as a going concern and to grow its business and achieve profitability with access to additional capital funding. Ultimately the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing the plan described above which was put in place in late 2022 and will continue in 2024 and beyond. As a result, we expect to generate sufficient revenue and to attain profitable operations with minimal cash use in the next 12-18 months. These consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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Critical Accounting Estimates

Revenue Recognition

The Company recognizes revenue over time using a cost-based input methodology in which significant judgement is required to estimate costs to complete projects. These estimated costs are then used to determine the progress towards contract completion and the corresponding amount of revenue to recognize. The Company follows the principles in ASC 606 which include the following: a contract with a customer creates distinct contract assets and performance obligations, satisfaction of a performance obligation creates revenue, and a performance obligation is satisfied upon transfer of control to a good or service to a customer.

Revenue is recognized by evaluating the Company revenue contracts with customers based on the five-step model under ASC 606:

1.	Identify the contract with the customer

2.	Identify the performance obligations in the contract

3.	Determine the transaction price

4.	Allocate the transaction price to separate performance obligations; and

5.	Recognize revenue when (or as) each performance obligation is satisfied.

The Company generates revenue from four sources:

1.	Technology Systems

2.	AI Technologies

3.	Technical Support

4.	Consulting Services

Stock Based Compensation

The Company accounts for employee and non-employee stock-based compensation in accordance with ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including stock options, restricted stock units, and employee stock purchases based on estimated fair values. The stock-based compensation carries a graded vesting feature subject to the condition of time of employment service with awarded stock-based compensation tranches vesting evenly upon the anniversary date of the award.

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing formula. In accordance with ASC 718-10-35-8, the Company elected to recognize the fair value of the stock award using the graded vesting method as time of employment service is the criteria for vesting. The Company amortizes the fair value of the stock award over the requisite service periods of the awards, which is generally the vesting period. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding a number of highly subjective variables.

The Company estimates volatility based upon the historical stock price of the Company and estimates the expected term for stock options using the simplified method for employees and directors and the contractual term for non-employees. The risk-free rate is determined based upon the prevailing rate of United States Treasury securities with similar maturities.

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BUSINESS

Our Corporate History

Information Systems Associates, Inc. (“ISA”) was incorporated in Florida on May 31, 1994. Our original business operations consisted of consulting services for asset management of large corporate data centers and the development and licensing of information technology (“IT”) asset management software. In late 2014, ISA entered negotiations with Duos Technologies, Inc. (“duostech™”) for the purposes of executing a merger between the two organizations (also known as a “reverse triangular merger”). Incorporated under the laws of Florida on November 30, 1990, duostech™ operated in various industry segments, specializing in the design, development and deployment of proprietary technology applications and turn-key engineered systems. This transaction was completed on April 1, 2015, whereby duostech™ became a wholly owned subsidiary of ISA. After the merger was completed, ISA changed its corporate name to Duos Technologies Group, Inc. The Company, based in Jacksonville, Florida, oversees its wholly owned subsidiary, duostech™ and employs approximately 71 people and is a technology company which designs, develops, deploys and operates intelligent technology solutions with a focus on software applications and artificial intelligence (“AI”). The Company has a strong portfolio of intellectual property. The Company’s headquarters are located at 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256 and main telephone number is (904) 296-2807.

Overview

The Company, operating under its brand name duostech, develops and deploys technology systems with focus on inspecting and evaluating moving vehicles. Its technology focus is within the Vision Technology market sector and, more specifically, the Machine Vision subsector. Machine Vision companies provide imaging-based automatic inspection and analysis for process control for industry with potential expansion into other markets. Duos has developed key technologies over the past several years in software, industry specific hardware and artificial intelligence and has demonstrated industrial strength usability of its systems supporting rail, logistics and intermodal businesses that streamline operations, improve safety and reduce costs. Our team includes engineering subject matter expertise in hardware, software, and information technology as well as industry specific applications of artificial intelligence also referred to as Expert Artificial Intelligence. We also have specific industry experts in the rail industry on staff and as consultants.

Duos is currently developing industry solutions for its target markets which will address rail, trucking, aviation and other vehicle-based processes. Duos’ initial offering, the Railcar Inspection Portal (RIP), provides both freight and transit railroad customers and select government agencies the ability to conduct fully remote railcar inspections of trains while they are moving at full speed. The RIP utilizes a variety of sophisticated optical, laser and speed sensors to scan each passing railcar to create a high-resolution image-set of the top, sides and undercarriage. These images are then processed with our edge data center using artificial intelligence (AI) algorithms to identify safety and security defects on each railcar. The algorithms are developed in conjunction with industrial application experts, in this case resident Railcar Mechanical Engineers, to provide specific guidance in the analysis (“human in the loop”). Within seconds of the railcar passing through the RIP, a detailed report is sent to the customer where they are able to take action on identified issues. This solution has the potential to transform the railroad industry immediately increasing safety, improving efficiency and reducing costs. The Company has already deployed this system with several Class 1 railroads and anticipates an increased demand from transit and other railroad customers along with selected government agencies that operate and/or manage rail traffic. The Company has deployed RIPs in Canada, Mexico and the United States and anticipates expanding this solution into Europe, Asia and the Middle East in coming years.

The Company has also developed the Automated Logistics Information System (ALIS) which automates gatehouse operations where transport trucks enter and exit large logistics and intermodal facilities. This solution incorporates a similar set of sensors, data processing and artificial intelligence to streamline the customer’s logistics transactions and tracking and can also automate the security and safety inspection if called for. The Company has already deployed this system with one large North American retailer and anticipates increased demand from other large retailers, railroad intermodal operators and select government agencies that manage logistics and border crossing points. The Company is evaluating other solutions for moving vehicles including aircraft, which could provide similar benefits in terms of safety and efficiency for required inspections as part of an operations process.

We have developed two proprietary solutions that operate our software and artificial intelligence. centraco® is an Enterprise Information Management Software platform that consolidates data and events from multiple sources into a unified and distributive user interface. Customized to the end user’s Concept of Operations (CONOPS), it provides improved situational awareness and data visualization for operational objectives compared to traditional manual inspections. truevue360™ is our fully integrated platform that we utilize to develop and deploy Artificial Intelligence (AI) algorithms, including Machine Learning, Computer Vision, Object Detection and Deep Neural Network-based processing for real-time applications.

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These same Artificial Intelligence applications have begun to open up other opportunities for the Company to provide revenue producing solutions with potentially high market adoption.

In 2021, the Company ended support of its IT Asset Management (ITAM) solution which cataloged results for data center asset inventory and audit services. We are currently evaluating using our current operations experience within “edge data centers” (as deployed for our Railcar Inspection Portal) to drive additional revenues within other markets requiring this type of solution although no specific offering has been developed at this time.

In the last quarter of 2022, the Company elected not to renew a support contract for its Integrated Correctional Automation System (iCAS) for one customer. The Company subsequently sold its iCAS assets to a buyer during the second quarter of 2023 for $165,000 via a convertible note.

The year 2022 ushered in a new phase in the Company’s development. Although we continue to see an extension of challenges faced in 2022, we also see positive changes and opportunities for our business that will be discussed in greater detail herein. They include:

•	Introducing a new “subscription” based offering for access to data and images by a much broader target market including Class 1 railroads, railcar owners and lessors, and short-line railroads.

•	Owning and operating a network of RIPs with multiple subscribers outside of the Company’s traditional customer base.

•	Selling customized RIPs to Class 1, short-line and other industrial companies where specialized applications or routes demand a bespoke solution.

duostech™

Railcar Inspection Portal (rip®)

Federal regulations require each railcar/train to be inspected for mechanical defects prior to leaving a rail yard. Founded in 1934, the Association of American Railroads (AAR) is responsible for setting the standards for the safety and productivity of the U.S./North American freight rail industry, and by extension, has established the inspection parameters for the rail industry’s rolling stock. Also known as the “Why Made” codes, the AAR established approximately 110 inspection points under its guidelines for mechanical inspections.

Under current practice, inspections are conducted manually, a very labor intensive and inefficient process that only covers a select number of inspection points and can take several hours per train. We believe our Railcar Inspection Portal has the potential to reduce this inspection to minutes while the train is moving at speed, improving safety, reducing dwell time and optimizing maintenance.

Our system combines high-definition image and data capture technologies with our AI-based analytics applications that are typically installed on active tracks located between two rail yards. We inspect railcars traveling through our inspection portal at speeds of up to 70 mph and report mechanical anomalies detected by our system to the inbound train yard, well ahead of the train entering the yard.

Currently, three Class 1 railroads and several transit and international railroads use our rip® technology with one of those railroads broadly deploying the technology across its network.

The Company continues to expand its detection capabilities through the development and integration of additional sensor technologies to include laser, infrared, thermal, sound and x-ray to process AI-based analytics of inspection points. Currently the Company has a high-reliability catalog of over 48 artificial intelligence algorithms which can be integrated into the RIP to enhance mechanical anomalies detections. These detections support railroads in the active maintenance and overall safety of their railcar fleet and networks.

Markets

We believe the opportunity for our Railcar Inspection Portal business is substantial and continues to be our number one priority. We are currently engaged with the RIP solution with three of seven Class 1 railroad operators with 13 systems already deployed across the North American rail network. Because of our early leadership position, we have been able to accumulate experience and intellectual property that we believe would be time-consuming and expensive for a new competitor to replicate. Furthermore, we believe we have the ability to upgrade and scale our solutions with additional technologies in the future. We believe that the current market for our technologies is substantial. At the same time, we recognize that the technology life cycle is fast and evolving. Potential competitors could move into this sector, and it is possible that some Class 1 railroads could develop their own solutions that limit our total addressable market.

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In late 2022, the Company announced it will pursue a subscription platform for the RIPs. Under this new model, the Company will build, own and operate its RIP product and offer the data access for each portal to potential customers. This expansion of the RIP offering would potentially open up the addressable market to other railroads, railcar owners, and car lessors. This shift increases the pool of potential customers by lowering the entry point for the RIP and would reshape the Company’s working capital needs to invest in the construction of a RIP ahead of customer revenue inflows. The Company continues to explore this expansion on the long-term effects it may have on future cash flows.

Another market we are pursuing as our second priority is using our Automated Logistics and Information Systems solution (alis™). Potential customers include commercial retail logistics and intermodal operators, Class 1 rail intermodal operators that are moving large amounts of automobiles, and U.S. Government agencies such as the Department of Defense and the Department of Homeland Security. Today, we currently have 20 production systems in use, but we believe the greenfield opportunity here to be substantial. We have identified over 900 lanes of traffic within nearly 300 facilities as potential business opportunities in the near-term.

Currently, we are focused on the North American market, but plan to expand globally in the future with interest from Europe, Asia and the Middle East.

Patents and Trademarks

The Company holds a number of patents and trademarks for our technology solutions. We protect our intellectual property rights by relying on federal, state, and common law rights, as well as contractual restrictions. We control access to our proprietary technology by entering into confidentiality and invention assignment agreements with all of our employees and contractors, and confidentiality agreements with third parties. We also actively engage in monitoring activities with respect to infringing uses of our intellectual property by third parties.

Specific Areas of Competition

One of our primary commercial goals is to develop innovative technology solutions and target potential “greenfield” market spaces in order to maximize our business footprint and give us the ability to help define the market parameters for the future.

Other companies that participate in the visual and optical (laser) based railcar inspection systems market include Wabtec (Beena Vision), KLD Labs, WID, IEM, and Camlin Rail. Some Class 1 railroads have stated that they are developing “in-house” solutions. We believe that Duos has a significant competitive advantage in that we have multiple years of deployment experience, have access to millions of images where our RIP has performed scans with AI analysis and in-house industry expertise to train our systems and make identification of common problems more automated.

Our Automated Logistics Information System (ALIS) also represents an opportunity to expand into a mature market that we believe has a significant technology gap.  While most facilities, such as distribution centers, that process commercial trucks in and out have sophisticated software management applications for logistics control, they have most often not implemented an advanced gatehouse automation solution. Historically, this category was referred to as “Automated Gate Systems” or AGS.  The purpose of AGS technology is to streamline entry in to and exit out of facilities.  The marketplace for this was mostly seaports and intermodal transfer facilities and was relatively expensive technology to deploy.

Our Growth Strategy

Vision

The Company designs, develops, deploys and operates intelligent technology solutions for inspecting and evaluating moving objects. Its technology application focus is within the rail and intermodal markets which offers imaging-based automatic inspection and analysis for process control for industry with potential expansion into other markets.

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Objectives

•	Improve our operational and technical execution, customer satisfaction and implementation speed.

•	Expand Rail Inspection Portal and Automated Logistics Information System with current and future customers in Rail, Logistics and U.S. Government sectors.

•	Offer both CAPEX (one-time sale) and Subscription pricing models that seek to increase recurring revenue and improve profitability.

•	Form strategic partnerships that improve market access and credibility.

•	Improve policy, processes, and toolsets to become a viable platform for internal growth and for mergers and acquisitions.

•	Thoughtfully execute mergers and acquisitions to expand offerings and/or capabilities.

•	Promote a performance-based work force where employees enjoy their work and are incentivized to excel and innovate.

Organic Growth

Our organic growth strategy is to continue our focus and prioritization in the rail, logistics and intermodal market space. In this regard, the Company has made significant changes in the senior management team to include a new Chief Executive Officer, who joined the Company in September 2020 and has years of experience successfully leading start-up and turn-around companies. In addition, a key account executive from one of Duos’ competitors joined the team during late 2022 to support the continued revenue growth of the business bringing significant sales experience focused around the rail market. In the third quarter of 2023, the Company also brought on a new Chief Commercial Officer bringing significant experience from the sales and operations aspects of the intermodal and power industries. In 2021, the Company also hired a new Chief Technology Officer bringing 25 years of experience in designing and delivering value driven technologies. Our new CTO has already led the team through instrumental changes to its approach to software and artificial intelligence development. The team also saw a change in CFO in late 2022 with the new CFO bringing significant experience in growth for asset-intensive businesses which aligns with the subscription format the Company will expand into.

The new leadership team’s focus is to improve operational and technical execution which will in turn enable the commercial side of the business to expand RIP and ALIS delivery into existing and new customers. Even though supply chain issues are expected to continue in 2024, the Company’s primary customers have indicated readiness to order more equipment and services based upon the Company’s current performance and the new subscription offerings expands the universe of potential customers.

Additionally, the CEO has directed that the Company make continual engineering and software upgrades to the RIP to meet anticipated Federal Railroad Association (FRA) and Association of American Railroad (AAR) standards.

Manufacturing and Assembly

The Company designs and develops technology solutions using a combination of in-house fabrication, commercial off-the-shelf technology, and outsourced manufacturing. On-site installations are performed using a combination of in-house project managers and engineers and using third-party sub-contractors as needed. Throughout the process of design, develop, deploy and operate, the Company maintains responsibility for all aspects. Our internal manufacturing operations consist primarily of materials procurement, assembly, testing and quality control by our engineers. If not manufactured internally, we use third-party manufacturing partners to produce our hardware related components and hardware products and we most often complete final assembly, testing and quality control processes for these components and products. Our manufacturing processes are based on standardization of components across product types, centralization of assembly and distribution centers, and a “build-to-order” methodology in which products generally are built only after customers have placed firm orders. For most of our hardware products, we have existing alternate sources of supply.

For 2024 and possibly beyond, we expect to face significant challenges with macro-economic impacts, specifically inflation and supply chain disruption. Although these started to be identified in late 2021, we believe they continue to manifest themselves in ways that could challenge our business growth in the future. Specifically, the ability to source key components and certain implementation services will dictate just how quickly the Company can meet desired installation deadlines. In the industries in which we operate, the time from concept to contract can be substantial. Although we are now adapting to these challenges, previous bids that have been submitted could be challenging to execute within the financial framework and execution times originally envisaged. We continue to have dialogue with our customers regarding potential price increases and implementation delays, but we may suffer some economic impacts as a result of this. Revenue recognition could be delayed as a result of these factors and profitability could be impacted due to higher costs for materials and other services. The Company will continue to monitor the situation and update shareholders as the situation unfolds.

Research and Development

The Company’s R&D and software development teams design and develop all systems and software applications with a combination of full-time in-house software engineers and outside contractors. Internal development allows us to maintain technical control over the design and development of our products. Rapid technological advances in hardware and software development, evolving standards in computer hardware and software technology, and changing customer requirements characterize the markets in which we compete. We plan to continue to dedicate significant resources to research and development efforts, including software development, to maintain and improve our current product and services offerings.

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Government Regulations

The Company has worked with various agencies of the federal government for more than 10 years including the Department of Homeland Security (“DHS”). When our solutions have been deployed into these agencies, they meet specific requirements for certification, safety and security that are stipulated in requirements and contract documents. The Company is currently competing for other government related work and strictly follows the rules and regulations outlined in the Federal Acquisition Regulations.

The Company’s primary customers are all governed by regulations related to the safe and effective transportation of goods and passengers, primarily by rail, but in future scenarios by air, road and sea. While changes in the regulatory environment could impact the Company in future years, we believe any changes will be overall positive for the Company. We continuously review potential changes in the regulatory environment and maintain contact with key personnel at certain agencies including the Federal Railroad Administration (FRA), the Transportation Security Administration (TSA) as well as the DHS previously mentioned. We expect to develop similar relationships with governmental agencies in target markets both in the US and internationally. At this time, we believe our offerings are complementary to the current and evolving standards and that we will adapt to any new regulations as they are promulgated.

Employees

We have a current staff of 71 employees, of which 66 are full-time, the majority of which work in the Jacksonville area, none of which are subject to a collective bargaining agreement. We have not experienced any work stoppages and we consider our relationship with our employees to be good.

Properties.

On July 26, 2021, the Company entered a new operating lease agreement of office and warehouse combination space of 40,000 square feet with the lease commencing on November 1, 2021 and ending May 31, 2032. This additional space allows for resource growth and engineering efforts for operations before deploying to the field. The rent for the first twelve months of the term were calculated as rentable base space on 30,000 square feet. The rent is subject to an annual escalation of 2.5%, beginning December 1, 2022. The Company made a security deposit payment in the amount of $600,000 on July 26, 2021. The Company has applied the FASB issued ASU No. 2016-02 Leases (Topic 842) (“ASU 2016-02”) in the fourth quarter of 2021.

The Company now has a total of office and warehouse space of 40,000 square feet.

Rental expense for the office lease during 2023 and 2022 was $781,638 and $782,591, respectively.

Legal Proceedings.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or any of our Company’s or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

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Directors, Executive Officers and Corporate Governance

The following is a list of our executive officers and directors. All directors serve one-year terms or until their successors are duly qualified and elected or his earlier resignation, removal or disqualification. The officers of the Company are elected by the Board.

Name	Age	Position
Charles P. Ferry	57	Chief Executive Officer, Director
Andrew W. Murphy	40	Chief Financial Officer
Kenneth Ehrman(1)	52	Chairman
Frank Lonegro (2)	55	Director
Ned Mavrommatis (3)	52	Director
James Craig Nixon (4)	63	Director

———————

(1)	Chairman of our Board of Directors, member of the Compensation Committee, Chairman of the Corporate Governance and Nominating Committee, and resigned his membership of the Audit Committee effective April 1, 2024.
(2)	Independent Director and Member of the Audit Committee effective April l, 2024.
(3)	Chairman of the Audit Committee, member of the Compensation Committee and Corporate Governance and Nominating Committee.
(4)	Chairman of the Compensation Committee, member of the Audit Committee and the Corporate Governance and Nominating Committee.

Charles P. Ferry, Chief Executive Officer, Director

Mr. Ferry was appointed Chief Executive Officer, effective September 1, 2020. Mr. Ferry was then elected as a member of our Board of Directors on November 19, 2020 by our shareholders. Mr. Ferry combines over three years of experience in the energy industry and seven years in the defense contracting industry following 26 years of active-duty service in the United States Army. From 2018 through 2020, Mr. Ferry was the Chief Executive Officer for APR Energy, a global fast-track power company. Prior to this, Mr. Ferry was the President and Chief Operating Officer of APR Energy from 2016 to 2018. From 2014 to 2016, Mr. Ferry was the General Manager for ARMA Global Corporation, a wholly owned subsidiary of General Dynamics, a defense contracting company that delivered Information Technology engineering, services, and logistics. Mr. Ferry was the Vice President of ARMA Global Corporation from 2010 to 2014 before being acquired by General Dynamics. From 2009 to 2010, Mr. Ferry was the Director, Business Development and Operations at Lockheed-Martin. His leadership assignments in the U.S. Army include: Director, NORAD-NORTHCOM Current Operations, Infantry Battalion Task Force Commander, Joint Special Operations Task Force Commander, Regimental and Battalion Operations Officer, and Airborne Rifle Company Commander. His military leadership assignments include 48 months of combat in Somalia, Afghanistan and Iraq.

Mr. Ferry has an undergraduate degree from Brigham Young University.

Our Board of Directors believes Mr. Ferry brings significant commercial and operational experience to the Company and has shown demonstrable leadership skills as both a Military officer with a distinguished service record and in leading companies to profitable growth.

Andrew W. Murphy, Chief Financial Officer

Mr. Murphy has over 16 years of progressive business experience in accounting and finance including nearly five years of public company experience for a London Stock Exchange-based company. He joined Duos Technologies, Inc. in 2020 where he served on the Commercial team to support new project bids while also building out the Finance function. Prior to joining Duos, from 2011 to 2020 Mr. Murphy held progressive senior Finance roles within APR Energy, a global fast-track power and asset management company formerly listed on the London Stock Exchange (LSE). In these roles Mr. Murphy oversaw the pricing & risk management efforts for more than $800 million in new business and asset transactions across the globe. Additionally, he was also responsible for managing the FP&A function as well as supporting M&A activity and the investor relations function during APR Energy’s time on the LSE. Prior to his time with APR, Mr. Murphy served in corporate accounting roles within a Fortune 500 company as well as time working in public accounting with a focus on tax and business services.

Mr. Murphy graduated from Jacksonville University “cum laude” with a business degree in Accounting and later received his Master’s degree in Business Administration with a focus in Finance.

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Kenneth Ehrman, Chairman

Mr. Ehrman joined the Board on January 31, 2019. He was elected as Chairman of the Board in November 2020. As an innovator in intelligent machine to machine (MtoM wireless technology) and industrial applications of the internet of things (IoT), Mr. Ehrman has coauthored more than 40 patents in wireless communications, mobile data, asset tracking, power management cargo and impact sensing as well as rental car management.  Mr. Ehrman is the founder of Halo Collar, which invented a technology used for the tracking of canines to replace GPS-based wireless fences. Halo Collar has recorded more than 20,000-unit sales since its inception in July 2020. He also currently serves as an independent consultant to several high-technology companies in supply chain/logistics and transportation. Mr. Ehrman advises technology companies focused on solutions for these industries.

Prior to joining our Board, Mr. Ehrman served as Chief Executive Officer of I.D. Systems, Inc., a company he founded in 1993 as a Stanford University engineering student. During his tenure at I.D. Systems, he pioneered the commercial use of radio frequency identification technology for industrial asset management and took the company public on the Nasdaq in 1999. Under his leadership, I.D. Systems was named one of North America’s fastest growing technology companies by Deloitte in 2005, 2006, and 2012. Mr. Ehrman received multiple awards during his time at I.D. Systems, including Deloitte Entrepreneur of the Year and Ground Support Worldwide Engineer/Innovator Leader.

Mr. Ehrman is also the Chairman of the Corporate Governance and Nominating Committee as well as a member of the Compensation Committee. The Board believes that Mr. Ehrman’s management experience, engineering expertise and long history and familiarity with industries the Company currently operates in, make him ideally qualified to help lead the Company towards continued growth.

Frank A. Lonegro, Director

Mr. Lonegro was elected to the Board of Directors on July 19, 2023. Since February 2024, Mr. Lonegro has been the Chief Executive Officer and a board member of Landstar Systems, Inc. (Nasdaq: LSTR), a technology-focused integrated transportation solutions and services provider based in Jacksonville, Florida. From 2020 to early 2024, Mr. Lonegro was an Executive Vice President and the Chief Financial Officer of Beacon Roofing Supply, Inc., the largest publicly traded distributor of roofing materials and complementary building products in North America. Prior to Beacon, he had a nearly 20-year career with CSX Corporation, a Fortune 500 transportation company, where he most recently served as Executive Vice President and Chief Financial Officer from 2015 to 2019. Mr. Lonegro’s career at CSX entailed a unique blend of cross-functional experience, combining financial, operational and functional executive leadership roles. As Chief Financial Officer, he helped lead transformative operational changes yielding substantial productivity savings and markedly improved operating margins which led to significant stockholder value creation. Prior to his role as Chief Financial Officer, Mr. Lonegro delivered strong results in key leadership roles of increasing responsibility across operations, service, information technology and internal audit. Prior to joining CSX, Mr. Lonegro practiced law for seven years, focusing on complex commercial litigation, loan workouts and business transactions. Mr. Lonegro earned a bachelor’s degree from Duke University, a law degree from the University of Florida and an MBA from the University of Florida.

 Ned Mavrommatis, Director

Mr. Mavrommatis has served as the Chief Financial Officer of Halo Collar since May 2022. The Halo Collar is the newest smart safety system for dogs. Co-founded by Cesar Millan, this patented system utilizes proprietary technology & dog psychology to provide a wireless smart fence, smart training, GPS tracker and activity tracker combined into one easy-to-use smart collar. Prior to Halo Collar Mr. Mavrommatis served as the Chief Financial Officer of PowerFleet, Inc. (NASDAQ: PWFL) from October 2019 to May 2022 and I.D Systems, Inc. (NASDAQ: IDSY) from August 1999 to October 2019. Mr. Mavrommatis started his career in public accounting.

Mr. Mavrommatis received a Master of Business Administration in finance from New York University’s Leonard Stern School of Business and a Bachelor of Business Administration in accounting from Bernard M. Baruch College, The City University of New York. Mr. Mavrommatis is also a Certified Public Accountant.

James Craig Nixon, Director

Mr. Nixon joined our Board of Directors on July 15, 2021 and serves as Chairman of the Compensation Committee and a member of the Audit and Corporate Governance and Nominating Committees. Brigadier General Craig Nixon (Ret.) is a combat decorated, special operations soldier. Over a 29-year Army career, Brigadier General Nixon served in a wide range of assignments including seven tours in special operations units including assignments as the Commander, 75th Ranger Regiment and Director of Operations for Joint Special Operations Command (JSOC) and US Special Operations Command. He is a combat decorated soldier whose awards include the Distinguished Service Medal, Silver Star, three Bronze Stars, and the Purple Heart.

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After retiring from the Army in 2011, he was an original Partner at McChrystal Group, helped create a highly successful leadership consulting company and led their engagements with a number of technology focused Fortune 500 companies. In 2013 he became the Chief Executive Officer of ACADEMI and over three years through a combination of organic growth and acquisitions built Constellis Group, a global leader in security and training with over 10,000 employees in 30 countries. During his tenure Constellis tripled in revenue to over $1 billion annually and saw a fivefold increase in EBITDA. Mr. Nixon is founder and Chief Executive Officer of Nixon Six Solutions from January 2016 until present, a consulting firm focusing on growth and market entry strategy, leadership, and mergers & acquisitions. He is on a number of government and technology boards and is also a frequent speaker on geopolitics, leadership, and veterans’ challenges.

Brigadier General Nixon is a graduate of Auburn University and has earned master’s degrees from the Command and Staff College and the Air War College. He is a decorated retired General Officer, successful entrepreneur, and passionate supporter of veteran non-profit organizations. He was selected for the Ranger Hall of Fame and Auburn University at Montgomery Top Fifty Alumni in 2017.

Our Board of Directors believes that Mr. Nixon’s extensive military and management experience and familiarity with technology industries make him ideally suited to help lead the Company towards excellence in operations and strategic planning.

Key Employees

Jeff Necciai, Chief Technology Officer, Operating Subsidiary Duos Technologies, Inc.

Mr. Necciai brings over 25 years of experience in designing, developing, and delivering value-driven technology solutions across a wide range of industries to Duos. Prior to joining Duos in January 2021, Jeff served as the Chief Technology Officer of NASCENT Technology, where he cultivated and led high-performing cross-functional product teams to develop and deliver comprehensive gate automation solutions to rail and maritime terminal customers. Jeff was responsible for the solution design and software architecture for many of the company's innovations, including an advanced OCR and imaging solution, proprietary point-to-point VoIP technology, an automated work queue management system, a line of integrated “smart” outdoor IP-based callboxes, and a comprehensive human-assisted security and surveillance platform. In 2001, Jeff co-founded and served as Lead Systems Architect for Solution Dynamics, which developed remote digital video surveillance products for institutional customers. Jeff is listed on several technology-based patents and has contributed articles for publications such as American Shipper, World Cargo News, and the Journal of Commerce. Jeff holds a Bachelor of Science Degree in Business Administration from Clarion University of Pennsylvania.

Chris King, Chief Commercial Officer, Operating Subsidiary Duos Technologies, Inc.

Mr. King joins Duos with over 20 years of operational and commercial leadership experience within the energy and supply chain sectors. Prior to joining Duos, he served in a series of progressive management roles within APR Energy (“APR”), a global fast track power company. During Mr. King’s time at APR, his responsibilities included: leading all power plant operations, which consisted of 16 sites around the world and over 500 employees; managing acquisition integrations of over $300 million in new projects; maintaining full P&L accountability for all operations; and building and heading up a team that closed over $1 billion in new revenue, asset sales, and contract extensions. Prior to his time at APR, Mr. King held several operational leadership roles at CEVA Logistics, including a role as Lean Six Sigma Leader in charge of designing and executing continuous improvement projects for CEVA operations across the world.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

Based solely on our review of certain reports filed with the SEC pursuant to Section 16(a) of the Exchange Act, the reports required to be filed with respect to transactions in our Common Stock during the fiscal year ended December 31, 2023, were filed timely, except for one Form 4 for each of Mr. Ferry and Mr. Murphy in connection with grants of options were not filed timely.

Code of Ethics

The Company has adopted a Code of Ethics for adherence by its Chief Executive Officer and Chief Financial Officer, to ensure honest and ethical conduct, full, fair and proper disclosure of financial information in the Company’s periodic reports filed pursuant to the Securities Exchange Act of 1934, and compliance with applicable laws, rules, and regulations. Any person may obtain a copy of our Code of Ethics by mailing a request to the Company at 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 33256.

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Board Composition and Director Independence

Our Board of Directors currently consists of five members: Mr. Kenneth Ehrman, Mr. Charles P. Ferry, Mr. Ned Mavrommatis, Mr. James Craig Nixon, and Mr. Frank Lonegro. The directors will serve until our next annual meeting and until their successors are duly elected and qualified. The Company defines “independent” as that term is defined in Nasdaq Listing Rule 5605(a)(2).

In making the determination of whether a member of the board is independent, our board considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported under the caption “Certain Relationships and Related Party Transactions”. The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. Based on such review and its understanding of such relationships and transactions, our board affirmatively determined that Mr. Ehrman, Mr. Mavrommatis, Mr. Nixon, and Mr. Lonegro are all qualified as independent and none of them have any material relationship with us that might interfere with his exercise of independent judgment.

Board Committees

Our Board of Directors has established an audit committee, a compensation committee and a corporate governance and nominating committee. Each committee has its own charter, which is available on our website at www.duostech.com. Each of the board committees has the composition and responsibilities described below.

Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Mr. Mavrommatis, Mr. Nixon and Mr. Ehrman, all of whom are independent directors within the meaning of the Nasdaq’s listing rules, are the Chairman of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, respectively. Each of the independent members of our Board of Directors also serves on one or more committees as previously disclosed.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Committee include, but are not limited to:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	discussing our risk management policies;
•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions;
•	preparing the audit committee report required by SEC rules; and
•	oversight of cybersecurity risk management and governance.

Our board has determined that Mr. Mavrommatis is currently qualified as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. Mr. Mavrommatis serves as the Chairman of the Audit Committee.

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Compensation Committee

The Committee’s compensation-related responsibilities include, but are not limited to:

•	reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;
•	reviewing, approving and recommending to our board of directors on an annual basis the evaluation process and compensation structure for our other executive officers;
•	determining the need for and the appropriateness of employment agreements and change in control agreements for each of our executive officers and any other officers recommended by the Chief Executive Officer or board of directors;
•	providing oversight of management’s decisions concerning the performance and compensation of other Company officers, employees, consultants and advisors;
•	reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to our board of directors as needed, and exercising all the authority of our board of directors with respect to the administration of such plans;
•	overseeing and administering the Company’s Policy for the Recovery of Erroneously Awarded Compensation;
•	reviewing and recommending to our board of directors the compensation of independent directors, including incentive and equity-based compensation; and
•	selecting, retaining and terminating such compensation consultants, outside counsel or other advisors as it deems necessary or appropriate.

Mr. Nixon serves as the Chairman of the Compensation Committee.

Corporate Governance and Nominating Committee

The responsibilities of the Corporate Governance and Nominating Committee include:

•	recommending to the board of directors nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the board;
•	considering candidates proposed by stockholders in accordance with the requirements in the Committee charter;
•	overseeing the administration of the Company’s Code of Ethics;
•	reviewing with the entire board of directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the board as a whole;
•	having the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;
•	recommending to the board of directors on an annual basis the directors to be appointed to each committee of the board of directors;
•	overseeing an annual self-evaluation of the board of directors and its committees to determine whether it and its committees are functioning effectively; and
•	developing and recommending to the board a set of corporate governance guidelines applicable to the Company.

Mr. Ehrman serves as the Chairman of the Corporate Governance and Nominating Committee.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation received for services rendered in all capacities to our Company for the last two fiscal years, which was awarded to, earned by, or paid to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Options ($)		Other Comp. ($)	Total ($)

Charles P. Ferry,	2023	260,625	125,000	(1)	73,365	(2)	—	458,990
Chief Executive Officer (CEO)	2022	250,000	150,000	(3)	235,144	(4)	—	635,144

Andrew W. Murphy,	2023	221,010	57,240	(6)	58,692	(7)	—	336,942
Chief Financial Officer (CFO)(5)	2022	206,500	60,000	(8)	188,115	(9)	—	454,615

Adrian G. Goldfarb,	2023	224,675	31,000	(11)	55,024	(12)	—	310,699
Former Chief Financial Officer(10), Former Director	2022	214,385	50,000	(13)	176,358	(14)	—	440,743

Connie L. Weeks,	2023	—	—		—		—	—
Former Chief Accounting Officer(15)	2022	167,030	20,000	(16)	94,058	(17)	—	281,088

———————

(1)	Represents $125,000 objectives bonus.
(2)	Option compensation is the fair market value of 37,889 share, five-year options with a strike price of $4.22 and three-year vesting granted to Mr. Ferry as a retention incentive. See table below for valuation methodology.
(3)	Represents $150,000 objectives bonus.
(4)	Option compensation is the fair market value of 100,000 share, five-year options with a strike price of $6.41 and three-year vesting granted to Mr. Ferry as a retention incentive. See table below for valuation methodology.
(5)	Mr. Murphy became Chief Financial Officer effective November 15, 2022.
(6)	Represents $57,240 objectives bonus.
(7)	Option compensation is the fair market value of 30,311 share, five-year options with a strike price of $4.22 and three-year vesting granted to Mr. Murphy as a retention incentive. See table below for valuation methodology.
(8)	Represents $60,000 objectives bonus.
(9)	Option compensation is the fair market value of 80,000 share, five-year options with a strike price of $6.41 and three-year vesting granted to Mr. Murphy as a retention incentive. See table below for valuation methodology.
(10)	Mr. Goldfarb retired as Chief Financial Officer effective November 15, 2022.
(11)	Represents $31,000 objectives bonus.
(12)	Option compensation is the fair market value of 28,417 share, five-year options with a strike price of $4.22 and three-year vesting granted to Mr. Goldfarb as a retention incentive. See table below for valuation methodology.
(13)	Represents $50,000 objectives bonus.
(14)	Option compensation is the fair market value of 75,000 share, five-year options with a strike price of $6.41 and three-year vesting granted to Mr. Goldfarb as a retention incentive. See table below for valuation methodology.
(15)	On December 31, 2022 Ms. Weeks retired from the Company.
(16)	Represents bonus award for long service to the Company.
(17)	Option compensation is the fair market value of 40,000 share, five-year options with a strike price of $6.41 and initial three-year vesting granted to Ms. Weeks as a retention incentive. Ms. Weeks' options become fully vested upon her retirement on December 31, 2022 as an accommodation for long service to the Company. See table below for valuation methodology.

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	For the Years Ended December 31,
	2023	2022
Risk free interest rate	3.73%	0.97% – 3.15%
Expected term in years	3.50	3.25 – 3.50
Dividend yield	—	—
Volatility of common stock	54% – 118%	72% – 80%
Estimated annual forfeitures	—	—

Outstanding Equity Awards at December 31, 2023

Name	Number of shares underlying unexercised options exercisable	Equity Incentive Plan Awards; Number of shares underlying unexercised unearned options	Option exercise price	Option Expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested $	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested $
Charles P. Ferry	—	37,889	$4.22	03/31/2028	—	—	37,889	$0
Charles P. Ferry	33,333	66,667	$6.41	12/31/2026	—	—	66,667	$0
Charles P. Ferry	100,000	—	$4.18	08/31/2025	—	—	—	—
Andrew W. Murphy	—	30,311	$4.22	03/31/2028	—	—	30,311	$0
Andrew W. Murphy	26,667	53,333	$6.41	12/31/2026	—	—	53,333	$0
Andrew W. Murphy	20,000	—	$4.35	11/22/2025	—	—	—	—
Adrian G. Goldfarb	—	28,417	$4.22	03/31/2028	—	—	28,417	$0
Adrian G. Goldfarb	25,000	50,000	$6.41	12/31/2026	—	—	50,000	$0
Adrian G. Goldfarb	18,929	—	$6.00	03/31/2025	—	—	—	—
Adrian G. Goldfarb	18,929	—	$4.74	03/31/2025	—	—	—	—
Connie L. Weeks	40,000	—	$6.41	12/31/2026	—	—	—	—
Connie L. Weeks	18,929	—	$6.00	03/31/2025	—	—	—	—
Connie L. Weeks	18,929	—	$4.74	03/31/2025	—	—	—	—

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Employment Agreements

Charles P. Ferry

On September 1, 2020, the Company entered into an employment agreement (the “Ferry Employment Agreement”) with Charles P. Ferry pursuant to which Mr. Ferry serves as Chief Executive Officer of the Company. The Ferry Employment Agreement is for a term of one year (the “Initial Term”) and shall be automatically extended for additional terms of successive one-year periods (the “Additional Term”) unless the Company or Mr. Ferry gives at least 60 days written notice of non-renewal prior to the expiration of the Initial Term or an Additional Term. During 2022 Mr. Ferry received a base salary at an annual rate of $250,000 and also received a bonus in the amount of $150,000 during 2022 for achievement of certain objectives in 2022 in accordance with criteria determined by our Board of Directors and based on the review and recommendation of the Compensation Committee. In 2023, Mr. Ferry’s annual salary was increased to $265,000 and he was paid a bonus of $125,000 based on criteria determined by our Board of Directors and based on the review and recommendation of the Compensation Committee. Mr. Ferry continues to be eligible for an annual bonus in an amount up to $150,000 in accordance with criteria, including but not limited to, revenue targets, profitability and other key performance indicators. Additionally, Mr. Ferry initially received 100,000 non-qualified stock options that are exercisable into 100,000 shares of our common stock at an exercise price of $4.18, of which 100% were vested as of September 1, 2022. He received a further grant in January 2022 in the amount of 100,000 non-qualified options with a term of five years and a exercise price of $6.41. The options have a three-year vesting period. Additionally, he received a further grant in April 2023 in the amount of 37,889 non-qualified options with a term of five years and a exercise price of $4.22. The options have a three-year vesting period. The Ferry Employment Agreement can be terminated with or without cause at any time during the Initial Term or during an Additional Term. As a full-time employee of the Company, Mr. Ferry is eligible to participate in all of the Company’s benefit programs.

Potential Payments upon Change of Control or Termination following a Change of Control and Severance

The Ferry Employment Agreement contains certain provisions for early termination, which may result in a severance payment equal to up to six months of base salary then in effect. Generally, we do not provide any severance specifically upon a change in control, nor do we provide for accelerated vesting upon a change in control.

Andrew W. Murphy

On December 1, 2023, the Company entered into an employment agreement (the “Murphy Employment Agreement”) with Andrew W. Murphy, pursuant to which Mr. Murphy serves as Chief Financial Officer of the Company. The Murphy Employment Agreement is for a term through March 31, 2025 (the “Initial Term”) and shall be automatically extended for additional terms of successive one-year periods (the “Additional Term”) unless the Company or Mr. Murphy gives at least 60 days written notice of non-renewal prior to the expiration of the Initial Term or each Additional Term. Mr. Murphy is to receive a base salary at the annual rate of $224,720. Mr. Murphy is also eligible for an annual performance bonus in an amount up to $70,000 in accordance with criteria, including but not limited to, revenue targets, profitability and other key performance indicators, as recommended by the Chief Executive Officer and accepted by the Board of Directors. Additionally, Mr. Murphy initially received 20,000 non-qualified stock options at an exercise price of $4.35 with a term of five years and have a three-year vesting period. He received a further grant in January 2022 in the amount of 80,000 non-qualified options with a term of five years and a strike price of $6.41. The options have a three-year vesting period. Additionally, he received a further grant in April 2023 in the amount of 30,311 non-qualified options with a term of five years and an exercise price of $4.22. The options have a three-year vesting period. The Murphy Employment Agreement may be terminated with or without cause and by Mr. Murphy for good reason. As a full-time employee of the Company, Mr. Murphy will be eligible to participate in all of the Company’s benefit programs.

Potential Payments upon Change of Control or Termination following a Change of Control and Severance.

The Murphy Employment Agreement contains certain provisions for early termination, which may result in a severance payment equal to up to six months of base salary then in effect. Generally, we do not provide any severance specifically upon a change in control, nor do we provide for accelerated vesting upon a change in control.

Adrian G. Goldfarb

On April 1, 2018, the Company entered into an employment agreement (the “Goldfarb Employment Agreement”) with Adrian G. Goldfarb, pursuant to which Mr. Goldfarb served as Chief Financial Officer of the Company through November 15, 2022 and subsequently, assumed a new role as Strategic Advisor to the CEO. During 2022, Mr. Goldfarb was paid an annual salary of $220,000 and he was paid a bonus of $50,000. In 2023, Mr. Goldfarb’s annual salary was increased to $226,600 and he was paid a bonus of $31,000. The Goldfarb Employment Agreement had an initial term through March 31, 2019, subject to renewal for successive one-year terms unless either party gives the other notice of that party’s election to not renew at least 60 days prior to the expiration of the then-current term. The Goldfarb Employment Agreement was to terminate March 31, 2024 but on March 29, 2024, the Company extended the existing Goldfarb Employment Agreement until April 30, 2024. The Goldfarb Employment Agreement was approved by the Compensation Committee.

Potential Payments upon Change of Control or Termination following a Change of Control and Severance

The Goldfarb Employment Agreement contains certain provisions for early termination, which may result in a severance payment equal to one year of base salary then in effect. Generally, we do not provide any severance specifically upon a change in control, nor do we provide for accelerated vesting upon change in control.

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Connie L. Weeks

On April 1, 2018, the Company entered into an employment agreement (the “Weeks Employment Agreement”) with Connie L. Weeks, pursuant to which Ms. Weeks served as Chief Accounting Officer of the Company. During 2022, Ms. Weeks was paid an annual salary of $152,260 as well as a $20,000 performance bonus and $14,770 in compensations for unused paid time off. The Weeks Employment Agreement had an initial term that extended through March 31, 2019, subject to renewal for successive one-year terms unless either party gave notice of that party’s election to not renew to the other party at least 60 days prior to the expiration of the then-current term. Ms. Weeks gave notice to the Company that she would be retiring effective December 31, 2022. As a consequence, the Weeks Employment Agreement terminated effective December 31, 2022. The Weeks Employment Agreement was approved by the Compensation Committee.

Potential Payments upon Change of Control or Termination following a Change of Control and Severance

The Weeks Employment Agreement contained certain provisions for early termination, which may have resulted in a severance payment equal to two years of base salary then in effect. This provision is no longer in effect and Ms. Weeks will not receive any further compensation following her retirement.

Director Compensation

Starting in 2021, the Compensation Committee determined that directors will receive $40,000 for serving as a member of a committee and $10,000 for serving as Chairman of a committee. The $10,000 fee is also inclusive of any services rendered as a member of one or more committees. The board compensation will be paid 40% in cash and 60% in shares of restricted common stock or options to purchase shares of our common stock, as elected by the board member. Each board member may further elect to receive up to 100% of compensation in restricted stock.

The following table summarizes data concerning the compensation of our non-employee directors for the year ended December 31, 2023.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth Ehrman (1)	5,000	45,000	0	0	0	0	50,000
Frank A. Lonegro (2)	0	18,065	0	0	0	0	18,065
Ned Mavrommatis (3)	20,000	30,000	0	0	0	0	50,000
James Craig Nixon (4)	0	50,000	0	0	0	0	50,000

———————

(1)	Kenneth Ehrman was appointed to the board in January 2019. Through November 19, 2020, he served as Chairman of the Compensation Committee and as of that date he was named Chairman of our Board of Directors. He serves as a member of the Compensation Committee and is Chairman of the Corporate Governance and Nominating Committee.
(2)	Frank A. Lonegro was appointed to the board on July 19, 2023. Mr. Lonegro became a member of the Audit Committee on April 1, 2024. He has elected to receive all of his compensation in stock.
(3)	Ned Mavrommatis was appointed to the board on August 13, 2019. Through November 19, 2020, he served as Co-Chairman of the Audit Committee and since then he has been the sole Chairman of the Audit Committee and he is a member of the Compensation and Corporate Governance and Nominating Committees.
(4)	James Craig Nixon was appointed to the board on July 15, 2021. Since his appointment, he has served as Chairman of the Compensation Committee and he is a member of the Audit and Corporate Governance and Nominating Committees. Mr. Nixon elected to receive all of his compensation in stock.
(5)

Reflects the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. In determining the grant date fair value of stock awards, the Company used the closing price of the Company’s common stock on the grant date.

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OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

As of April 3, 2024, our authorized capitalization was 500,000,000 shares of common stock $0.001 par value per share, 500,000 shares of Series A Redeemable Convertible Preferred Stock (“Preferred A”), 15,000 shares of Series B Convertible Preferred Stock (“Preferred B”), 5,000 shares of Series C Convertible Preferred Stock (“Preferred C”), 4,000 shares of Series D Convertible Preferred Stock (“Preferred D”), 30,000 shares of Series E Convertible Preferred Stock (“Preferred E”), and 5,000 shares of Series F Convertible Preferred Stock (“Preferred F”). As of the same date, there were 0 shares of Preferred A, 0 shares of Preferred B, 0 shares of Preferred C, 2,169 shares of Preferred D, 13,625 shares of Preferred E, and 0 shares of Preferred F outstanding, respectively, and 7,315,338 shares of our common stock issued. Additionally, our common stock entitles its holder to one vote on each matter submitted to the stockholders.

The following table sets forth, as of April 3, 2024, the number of shares of our common stock beneficially owned by (i) each person who is known by us to own of record or beneficially five percent or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned. The address of our directors and executive officers is c/o Duos Technologies Group, Inc., at 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
5% Beneficial Shareholders
Bleichroeder LP 1345 Avenue of the Americas, 47th Floor New York, NY 10105 (1)	1,504,934	19.99%
Pessin Family Holdings 500 Fifth Avenue, Suite 2240 New York, NY 10110 (2)	1,459,945	19.96%
Bard Associates, Inc. 135 South LaSalle Street, Suite 3700 Chicago, Illinois 60603(3)	418,283	5.72%
Laurence W. Lytton 467 Central Park West New York, New York 10025(4)	482,976	6.60%
Directors and Executive Officers
Charles P. Ferry(5)	186,372	2.49%
Andrew W. Murphy(6)	86,637	1.17%
Kenneth Ehrman(7)	76,259	1.04%
Ned Mavrommatis(8)	45,250	*
James C. Nixon	40,644	*
Frank A. Lonegro	7,143	*
Executive Officers and Directors as a Group (6 persons)	442,306	5.81%

———————

*Denotes less than 1%

(1)	Based on Amendment No. 7 to Schedule 13G/A filed by Bleichroeder LP (“Bleichroeder”) with the SEC on February 14, 2024 (the “Bleichroeder 13G/A”). According to the Bleichroeder 13G/A, Bleichroeder is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940 and as of February 14, 2024 was deemed to be the beneficial owner of 1,283,162 shares of our Common Stock (21 April Fund, Ltd. held 929,522 shares and 21 April Fund, LP held 353,640 shares) as a result of acting as investment advisor to various clients. Bleichroeder also owns warrants to purchase shares of our Common Stock held of record by 21 April Fund, Ltd. in the amount of 32,724 and warrants to purchase shares of our Common Stock held of record by 21 April Fund LP (together with 21 April Fund, Ltd., the “21 April Entities”) in the amount of 11,920, which are subject to a 9.99% beneficial ownership limitation included in such warrants. The 21 April Entities also purchased 999 shares of Series D Preferred Stock on September 30, 2022, which are convertible into 333,000 shares of Common Stock (21 April Fund, Ltd. holds 237,000 common equivalent shares and 21 April Fund, LP holds 96,000 common equivalent shares). The 21 April Entities also purchased 4,000 shares of Series E Preferred Stock on March 27, 2023, which are convertible into 1,333,334 shares of Common Stock (21 April Fund, Ltd. holds 933,334 common equivalent shares and 21 April Fund, LP holds 400,000 common equivalent shares). The 21 April Entities also purchased an additional 2,500 shares of Series E Preferred Stock on November 10, 2023, which are convertible into 833,333 shares of Common Stock (21 April Fund, Ltd. holds 508,333 common equivalent shares and 21 April Fund, LP holds 325,000 common equivalent shares). The 21 April Entities also purchased an additional 1,000 shares of Series E Preferred Stock on March 22, 2024, which are convertible into 333,334 shares of Common Stock (21 April Fund, Ltd. holds 281,334 common equivalent shares and 21 April Fund, LP holds 52,000 common equivalent shares). The 21 April Entities exchanged 5,000 shares of Series F Preferred Stock that were acquired in connection with the Purchase Agreement of Series F Convertible Preferred Stock, completed on August 2, 2023. The 5,000 shares of Series F Preferred Stock, originally convertible into 806,452 common shares, were exchanged for 5,000 shares of Series E Convertible Preferred Stock on November 10, 2023, which are convertible into 1,666,667 shares of Common Stock, representing an additional 860,215 common share equivalents (21 April Fund, Ltd. now holds 1,116,667 common equivalent shares and 21 April Fund, LP now holds 550,000 common equivalent shares). Conversion of the Series D Preferred Stock and the Series E Preferred Stock owned by the 21 April Entities is subject to a 19.99% beneficial ownership limitation. Due to the beneficial ownership limitations, included in the above number of shares of Common Stock beneficially owned are 1,283,162 shares of Common Stock and an aggregate of 221,776 shares of Common Stock issuable upon conversion of the Series D Preferred Stock and/or the Series E Preferred Stock. All other shares are excluded. If there were no beneficial ownership limitations, Bleichroeder would be deemed to beneficially own 5,827,474 shares of Common Stock, representing 49.17% of the outstanding shares of Common Stock.
(2)	Based on Amendment No. 5 to Schedule 13D/A filed by Norman H. Pessin, Sandra F. Pessin and Brian L. Pessin with the SEC on October 7, 2022 disclosing that Norman H. Pessin owns 57,972 shares of our Common Stock, Sandra F. Pessin owns 1,221,062 shares of our Common Stock and Brian L. Pessin owns 180,911 shares of our Common Stock.
(3)	Based on Schedule 13G/A filed by Bard Associates, Inc. (“Bard”) with the SEC on January 4, 2024, disclosing that Bard has sole voting and dispositive power as to 10,000 shares of Common Stock and shared dispositive power as to 408,283 shares of Common Stock.
(4)	Based on Amendment No. 4 to Schedule 13G/A filed by Mr. Lytton with the SEC on February 14, 2024. Mr. Lytton also purchased 1,000 shares of Series E Preferred Stock on March 22, 2024, which are convertible into 333,334 shares of Common Stock. Mr. Lytton also purchased 300 shares of Series D Preferred Stock on October 29, 2022, which are convertible into 100,000 shares of Common Stock. These shares are excluded from the above as conversion of the Series D Preferred Stock owned by Mr. Lytton is subject to a 4.99% beneficial ownership limitation. If there were no beneficial ownership limitation, Mr. Lytton would be deemed to beneficially own 916,310 shares of Common Stock, representing 11.84% of the outstanding shares of Common Stock.
(5)	Includes (i) 100,000 shares of our Common Stock underlying the vested and exercisable portion of options to purchase our Common Stock at an exercise price of $4.18 per share, (ii) 66,667 shares of our Common Stock underlying the vested and exercisable portion of options to purchase our Common Stock at an exercise price of $6.41 per share, and (iii) 12,630 shares of our Common Stock underlying the vested and exercisable portion of options to purchase our Common Stock at an exercise price of $4.22 per share. Also includes 1,075 shares of Common Stock owned by Mr. Ferry and 6,000 shares of Common Stock beneficially owned by Mr. Ferry in a joint account with his spouse. 33,333 shares of our Common Stock underlying the unvested and currently non-exercisable portion of options to purchase our Common Stock at an exercise price of $6.41 per share and 25,259 shares of our Common Stock underlying the unvested and currently non-exercisable portion of option to purchase our Common Stock at an exercise price of $4.22 were excluded.
(6)	Includes (i) options to purchase 20,000 shares of our Common Stock at $4.35 per share, all of which are fully vested and exercisable; (ii) options to purchase 53,334 shares of our Common Stock at $6.41 per share, all of which are fully vested and exercisable; (iii) 10,104 shares of our Common Stock at $4.22 per share, all of which are fully vested and exercisable and (iv) 3,199 shares of our Common Stock. 26,667 shares of our Common Stock underlying the unvested and currently non-exercisable portion of options to purchase our Common Stock at an exercise price of $6.41 per share and 20,207 shares of our Common Stock underlying the unvested and currently non-exercisable portion of options to purchase our Common Stock at an exercise price of $4.22 were excluded.
(7)	Includes (i) options to purchase 8,572 shares of our Common Stock at $4.74 per share, all of which are fully vested and currently exercisable, and (ii) options to purchase 8,572 shares of our Common Stock at $6.00 per share, all of which are fully vested and currently exercisable.
(8)	Includes (i) options to purchase 8,572 shares of our Common Stock at $4.74 per share, all of which are fully vested and currently exercisable, and (ii) options to purchase 8,572 shares of our Common Stock at $6.00 per share, all of which are fully vested and currently exercisable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There were no related party transactions for the periods reflected in this prospectus.

Policy on Future Related Party Transactions

The Company requires that any related party transactions must be approved by a majority of the Company’s independent directors and also be approved by the Company’s Corporate Governance and Nominating Committee.

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DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Florida Business Corporation Act relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Florida law and is qualified by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Market Information

Our common stock is quoted on the Nasdaq Capital Markets (“Nasdaq”) under the trading symbol “DUOT”.

Authorized Capital

The Company is authorized to issue an aggregate number of 510,000,000 shares of capital stock, of which 10,000,000 shares are blank check preferred stock, $0.001 par value per share, and 500,000,000 shares are common stock, $0.001 par value per share.

Preferred Stock

The Company has 10,000,000 authorized shares of preferred stock par value $0.001 per share. Six series of preferred stock have been authorized to date. As of April 3, 2024, the Series A Preferred Stock has 0 shares issued and outstanding, the Series B Preferred Stock has 0 shares issued and outstanding, the Series C Preferred Stock has 0 shares issued and outstanding, the Series D Preferred Stock has 2,169 shares issued and outstanding, the Series E Preferred Stock has 13,625 shares issued and outstanding. and the Series F Preferred Stock has 0 shares issued and outstanding.

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any shares of preferred stock issued may rank senior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Series A Convertible Preferred Stock

Our board of directors has designated 500,000 of the 10,000,000 authorized shares of preferred stock as Series A Convertible Preferred Stock.

There are 0 shares of Series A Convertible Preferred Stock outstanding.

Series B Convertible Preferred Stock

Our board of directors has designated 15,000 of the 10,000,000 authorized shares of preferred stock as Series B Convertible Preferred Stock.

Each share of the Series B Preferred Stock was convertible into 143 shares of common stock. Holders of Series B Preferred Stock voted together with the holders of common stock on an as-converted basis (subject to the applicable beneficial ownership limitation) on all matters on which holders of the common stock are entitled to vote.

There are 0 shares of Series B Preferred Stock outstanding.

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Series C Preferred Stock

Our board of directors has designated 5,000 of the 10,000,000 authorized shares of preferred stock as Series C Convertible Preferred Stock.

Each share of the Series C Preferred Stock was convertible into 182 shares of common stock. Holders of Series C Preferred Stock had 172 votes (subject to the applicable beneficial ownership limitation) for each share of Series C Preferred Stock and voted together with the holders of common stock on all matters on which holders of the common stock are entitled to vote.

There are 0 shares of Series C Preferred Stock outstanding.

Series D Preferred Stock

Each share of Series D Convertible Preferred Stock is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the conversion price of $3.00 per share. Notwithstanding the foregoing, we shall not effect any conversion of Series D Convertible Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series D Convertible Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the purchaser, 19.99%) of the shares of our common stock then outstanding after giving effect to such exercise. Holders of Series D Convertible Preferred will vote on all matters on which the holders of common stock are entitled to vote and will have 333 votes per share, subject to beneficial ownership limitations.

As of April 3, 2024, there are 2,169 shares of Series D Convertible Preferred Stock issued and outstanding.

Series E Convertible Preferred Stock

Our board of directors has designated 30,000 of the 10,000,000 authorized shares of preferred stock as Series E Convertible Preferred Stock.

Each share of Series E Convertible Preferred Stock is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the conversion price of $3.00 per share. Notwithstanding the foregoing, we shall not effect any conversion of Series E Convertible Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series E Convertible Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the purchaser, 19.99%) of the shares of our common stock then outstanding after giving effect to such exercise. Holders of Series E Convertible Preferred will vote on all matters on which the holders of common stock are entitled to vote and will have 333 votes per share, subject to beneficial ownership limitations. The Company also agreed that it will not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the Purchase Agreement relating to the Series E Preferred Stock) on or prior to June 30, 2024 that entitles any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series E Preferred Stock without the consent of the purchasers in a Series E offering from November 2023. Without shareholder approval, the Company may not issue upon the conversion of any shares of Series E Preferred Stock a number of shares of common stock which, when aggregated with any shares of common stock issued upon conversion of any other shares of Series E Preferred Stock, would exceed 1,430,484 (subject to adjustment). Such number represents 19.99% of the number of shares of common stock issued and outstanding as of the Series E Preferred Stock Certificate of Designation.

On March 22, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with existing and new, accredited investors in the Company (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers purchased 2,125 shares of authorized Series E Convertible Preferred Stock, at a price of $1,000 per share, and the Company received proceeds of $2,125,000.

The March Purchase Agreement also provides that the Company will not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the March Purchase Agreement) on or prior to December 31, 2024 that entitles any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series E Preferred Stock without the consent of the Purchasers. The conversion price of the Series E Preferred Stock currently is $3.00 per share (subject to adjustment).

As of April 3, 2024, there were 13,625 shares of Series E Convertible Preferred Stock issued and outstanding.

Series F Convertible Preferred Stock

On August 1, 2023, the Company issued 5,000 shares of Series F Convertible Preferred Stock.

The Company's Board of Directors designated 5,000 shares as the Series F Preferred Stock. Each share of Series F Preferred Stock was convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the beneficial ownership limitation described below) determined by dividing the stated value of such share ($1,000) by the conversion price, which was $6.20 (subject to standard anti-dilution provisions). The Company, however, shall not effect any conversion of the Series F Preferred Stock, and the holder shall not have the right to convert any portion of the Series F Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion. The purchasers of the Series F Preferred Stock elected that their ownership limitation will be 19.99%.

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The holders of the Series F Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series F Preferred Stock had 161 votes (subject to adjustment); provided that in no event may a holder of Series F Preferred Stock be entitled to vote a number of shares in excess of such holder’s ownership limitation.

The Company also agreed that it would not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the Purchase Agreement relating to the Series F Preferred Stock) on or prior to December 31, 2023 that entitled any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series F Preferred Stock without the consent of the holders. As a result of that agreement, upon the issuance of 2,500 shares of Series E Preferred Stock (which have a conversion price of $3.00 per share) on November 10, 2023, the holders exchanged their 5,000 shares of Series F Preferred Stock for 5,000 shares of Series E Preferred Stock.

All of the shares of Series F Preferred Stock thereupon were cancelled with 0 shares now outstanding.

Options and Warrants

As of April 9, 2024, there are 1,387,775 outstanding options to purchase shares of our common stock. The weighted average exercise price of these options is $5.21, the average term when issued was five years and the average term remaining is three years.

As of April 9, 2024, there are warrants outstanding to purchase 44,644 shares of our common stock of which none are subject to full ratchet price protection on the exercise price. The warrants are exercisable for a term of five years with a weighted average remaining term of one year and a weighted average exercise price of $7.70.

Dividends

To date, we have not paid any dividends on our common stock and do not anticipate paying any such dividends in the foreseeable future. The declaration and payment of dividends on the common stock is at the discretion of our board of directors and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our board of directors may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our common stock in the foreseeable future.

Transfer Agent

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust, 1 State Street, 30th Floor, New York, NY 10004-1561.

Florida Anti-Takeover Law and Certain Charter and Bylaw Provisions

Certain provisions of Florida law and our Charter and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, may discourage certain types of takeover practices and takeover bids, and encourage persons seeking to acquire control of our Company to first negotiate with us. We believe that the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Florida Law

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law.

Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the FBCA, a publicly held Florida corporation, under certain circumstances, may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder).

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares  acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2023 have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The validity of the Common Stock offered by this prospectus will be passed upon for us by Shutts & Bowen LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or
•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by the Company with the SEC are incorporated by reference into this prospectus. You should carefully read and consider all of these documents before making an investment decision:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

•	Our Current Reports on Form 8-K, filed with the SEC on March 25, 2024 and April 5, 2024; and

•	The description of our Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to the effectiveness of the registration statement as well as on or after the date of this prospectus and prior to the termination of this offering are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus. However, anything herein to the contrary notwithstanding, no document, exhibit or information or portion thereof that we have “furnished” or may in the future “furnish” to (rather than “file” with) the SEC, including, without limitation, any document, exhibit or information filed pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, shall be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to the Secretary, Duos Technologies Group, Inc., 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256, telephone number (904) 652-6616. We maintain a website at http://www.duostechnologies.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

51

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of:

Duos Technologies Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Duos Technologies Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2023 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member Center for Public Company Audit Firms

F-2

Percentage of Completion Revenue Recognition & Related Contract Assets and Contract Liabilities

As described in footnote 1, “Revenue Recognition – Technology Systems” and footnote 8, “Revenues and Contract Accounting” to the consolidated financial statements, the Company recognizes revenue over time using a cost-based input methodology in which significant judgement is required to determine estimated costs to complete projects. These estimated costs are then used to determine the progress towards contract completion and the corresponding amount of revenue to recognize. In addition, contract assets on uncompleted contracts represent cumulative revenues in excess of billings on uncompleted contracts accounted for under the percentage of completion contract method. Contract liabilities on uncompleted contracts represent billings that exceed cumulative revenues recognized on uncompleted contracts accounted for under the percentage of completion contract method.

We identified this percentage of completion revenue recognition as a critical audit matter. Auditing management’s estimates and judgments regarding forecasts of total estimated costs to complete projects is especially challenging and complex.

The primary procedures we performed to address this critical audit matter included (a) evaluated the reasonableness of management’s cost estimates to complete projects by gaining an understanding of the management’s process to develop the estimates, comparing them to historical information, year-to-date current information, information available on projects subsequent to year end, and other supporting information, (b) performed ratio analysis and gross margin comparisons when applicable on a sample of technology systems revenues (c) agreed cost details to supporting documents, (d) confirmed billings with customers and/or traced cash receipts to bank statements, (e) recomputed the revenue earned and recognized, and (f) recomputed the contract asset or liability

We agree with management’s conclusions.

Analysis of Liquidity and Going Concern

As summarized in Footnote 2 “Liquidity” to the consolidated financial statements, the Company has a history of net losses and net cash used in operating activities and believes such conditions will continue for a period of time into the future. These are considered adverse conditions or events that lead management to consider whether there is substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time or whether such concerns are alleviated with management’s plans.

We identified the going concern risk analysis as a critical audit matter. Auditing management’s going concern analysis including their process to develop the analysis and the projections of future cash flows, operating trends, and assessments of internal and external matters that may affect the Company’s future operations and cash flows involved a high degree of subjectivity. Additionally, auditing management’s plans to address the going concern risk involved highly subjective auditor judgment.

The primary procedures we performed to address this critical audit matter included (a) assessed the reasonableness of management’s process for developing their assessment of whether a going concern risk exists, (b) assessed the reasonableness of assumptions management used in their future cash flow projections, consideration of positive and negative evidence impacting management’s forecasts, and consideration of the Company’s financing arrangements in place as of the report date, (c) developed our own independent calculation of expected source and use of funds and needs of the Company over the one year period from the date of issuance of the consolidated financial statements, (d) tested management’s bank reconciliations and confirmed cash balances as of December 31, 2023 with the banks and inspected the bank balances after the March 2024 capital raise (e) identified management’s plans for dealing with the adverse conditions and events discussed above and assessed the reasonableness of the assumptions of such plans, (f) assessed whether it is probable that management’s plans, when implemented, will mitigate the adverse effects of the conditions and events discussed above, (g) concluded whether substantial doubt exists as to whether the Company can continue as a going concern for a period of one year after the consolidated financial statements are issued and (h) considered the effect of such conclusion on the consolidated financial statement disclosures and our report of an independent registered public accounting firm.

We agree with management’s conclusions.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2013

Boca Raton, Florida

April 1, 2024

F-3

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2023	2022

ASSETS
CURRENT ASSETS:
Cash	$2,441,842	$1,121,092
Accounts receivable, net	1,462,463	3,418,263
Contract assets	641,947	425,722
Inventory	1,526,165	1,428,360
Prepaid expenses and other current assets	184,478	441,320

Total Current Assets	6,256,895	6,834,757

Property and equipment, net	726,507	629,490
Operating lease right of use asset	4,373,155	4,689,931
Security deposit	550,000	600,000

OTHER ASSETS:
Note Receivable, net	153,750	—
Patents and trademarks, net	129,140	69,733
Software development costs, net	652,838	265,208
Total Other Assets	935,728	334,941

TOTAL ASSETS	$12,842,285	$13,089,119

See accompanying notes to the consolidated financial statements.

F-4

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	December 31,	December 31,
	2023	2022
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$595,634	$2,290,390
Notes payable - financing agreements	41,976	74,575
Accrued expenses	164,113	453,023
Equipment financing payable-current portion	—	22,851
Operating lease obligations-current portion	779,087	696,869
Contract liabilities	1,666,243	957,997

Total Current Liabilities	3,247,053	4,495,705

Operating lease obligations, less current portion	4,228,718	4,542,943

Total Liabilities	7,475,771	9,038,648

Commitments and Contingencies (Note 10)

STOCKHOLDERS' EQUITY:
Preferred stock: $0.001 par value, 10,000,000 shares authorized, 9,441,000 shares available to be designated
Series A redeemable convertible preferred stock, $10 stated value per share 500,000 shares designated; 0 and 0 issued and outstanding at December 31, 2023 and December 31, 2022, respectively, convertible into common stock at $6.30 per share	—	—
Series B convertible preferred stock, $1,000 stated value per share, 15,000 shares designated; 0 and 0 issued and outstanding at December 31, 2023 and December 31, 2022, respectively, convertible into common stock at $7 per share	—	—
Series C convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 and 0 issued and outstanding at December 31, 2023 and December 31, 2022, respectively, convertible into common stock at $5.50 per share	—	—
Series D convertible preferred stock, $1,000 stated value per share, 4,000 shares designated; 1,299 and 1,299 issued and outstanding at December 31, 2023 and December 31, 2022, respectively, convertible into common stock at $3 per share	1	1
Series E convertible preferred stock, $1,000 stated value per share, 30,000 shares designated; 11,500 and 0 issued and outstanding at December 31, 2023 and December 31, 2022, respectively, convertible into common stock at $3 per share	12	—
Series F convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 and 0 issued and outstanding at December 31, 2023 and December 31, 2022, respectively, convertible into common stock at $6.20 per share	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized, 7,306,663 and 7,156,876 shares issued, 7,305,339 and 7,155,552 shares outstanding at December 31, 2023 and December 31, 2022, respectively	7,306	7,156
Additional paid-in-capital	69,120,199	56,562,600
Accumulated deficit	(63,603,552)	(52,361,834)
Sub-total	5,523,966	4,207,923
Less: Treasury stock (1,324 shares of common stock at December 31, 2023 and December 31, 2022)	(157,452)	(157,452)
Total Stockholders' Equity	5,366,514	4,050,471

Total Liabilities and Stockholders' Equity	$12,842,285	$13,089,119

See accompanying notes to the consolidated financial statements.

F-5

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2023	2022

REVENUES:
Technology systems	$3,618,022	$11,190,292
Services and consulting	3,853,176	3,822,074

Total Revenues	7,471,198	15,012,366

COST OF REVENUES:
Technology systems	4,352,247	8,376,649
Services and consulting	1,810,070	1,887,614

Total Cost of Revenues	6,162,317	10,264,263

GROSS MARGIN	1,308,881	4,748,103

OPERATING EXPENSES:
Sales and marketing	1,493,309	1,337,186
Research and development	1,812,951	1,651,064
General and Administration	9,449,187	8,625,002

Total Operating Expenses	12,755,447	11,613,252

LOSS FROM OPERATIONS	(11,446,566)	(6,865,149)

OTHER INCOME (EXPENSES):
Interest expense	(7,159)	(9,191)
Other income, net	212,007	9,557

Total Other Income (Expenses)	204,848	366

NET LOSS	$(11,241,718)	$(6,864,783)

Basic and Diluted Net Loss Per Share	$(1.56)	$(1.11)

Weighted Average Shares-Basic and Diluted	7,204,177	6,175,193

See accompanying notes to the consolidated financial statements.

F-6

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

DECEMBER 31, 2023 AND 2022

	Preferred Stock B		Preferred Stock C		Preferred Stock D		Preferred Stock E		Preferred Stock F		Common Stock		Additional	Accumulated
	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	Paid-in-Capital	Deficit	Treasury Stock	Total

Balance December 31, 2021	851	$1	2,500	$2	—	$—	—	$—	—	$—	4,111,047	$4,111	$46,431,874	$(45,497,051)	$(157,452)	$781,485

Series C preferred stock converted to common stock	—	—	(2,500)	(2)	—	—	—	—	—	—	454,546	455	(453)	—	—	—

Series B preferred stock converted to common stock	(851)	(1)	—	—	—	—	—	—	—	—	121,572	122	(121)	—	—	—

Series D preferred stock converted to common stock	—	—	—	—	1,299	1	—	—	—	—	—	—	1,298,999	—	—	1,299,000

Stock options compensation	—	—	—	—	—	—	—	—	—	—	—	—	819,191	—	—	819,191

Common stock issued for cash	—	—	—	—	—	—	—	—	—	—	2,425,752	2,425	8,798,579	—	—	8,801,004

Stock issuance cost	—	—	—	—	—	—	—	—	—	—	—	—	(942,926)			(942,926)

Stock issued for services	—	—	—	—	—	—	—	—	—	—	43,959	43	157,457	—	—	157,500

Net loss for the year ended December 31, 2022	—	—	—	—	—	—	—	—	—	—	—	—	—	(6,864,783)	—	(6,864,783)

Balance December 31, 2022	—	$—	—	$—	1,299	$1	—	$—	—	$—	7,156,876	$7,156	$56,562,600	$(52,361,834)	$(157,452)	$4,050,471

Series E preferred stock issued	—	—	—	—	—	—	6,500	7	—	—	—	—	6,499,993	—	—	6,500,000

Series F preferred stock issued	—	—	—	—	—	—	—	—	5,000	5	—	—	4,999,995	—	—	5,000,000

Series F preferred stock exchanged for Series E preferred	—	—	—	—	—	—	5,000	5	(5,000)	(5)	—	—	—	—	—	—

Stock options compensation	—	—	—	—	—	—	—	—	—	—	—	—	573,441	—	—	573,441

Stock issuance cost	—	—	—	—	—	—	—	—	—	—	—	—	(25,797)	—	—	(25,797)

Stock issued for services	—	—	—	—	—	—	—	—	—	—	38,249	38	143,027	—	—	143,065

Stock issued under the Employee Stock Purchase Plan for cash and compensation	—	—	—	—	—	—	—	—	—	—	111,538	112	366,940	—	—	367,052

Net loss for the year ended December 31, 2023	—	—	—	—	—	—	—	—	—	—	—	—	—	(11,241,718)	—	(11,241,718)

Balance December 31, 2023	—	$—	—	$—	1,299	$1	11,500	$12	—	$—	7,306,663	$7,306	$69,120,199	$(63,603,552)	$(157,452)	$5,366,514

See accompanying notes to the consolidated financial statements.

F-7

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2023	2022

Cash from operating activities:
Net loss	$(11,241,718)	$(6,864,783)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	550,201	350,192
Stock based compensation	710,047	819,191
Stock issued for services	143,065	157,500
Amortization of operating lease right of use asset	316,776	235,834
Changes in assets and liabilities:
Accounts receivable	1,955,800	(1,679,720)
Note receivable	(153,750)	—
Contract assets	(216,225)	(422,273)
Inventory	(97,804)	(1,130,022)
Security deposit	50,000	—
Prepaid expenses and other current assets	744,771	266,539
Accounts payable	(1,694,756)	1,245,890
Accrued expenses	(289,209)	(165,069)
Operating lease obligation	(232,007)	184,728
Contract liabilities	708,245	(871,314)

Net cash used in operating activities	(8,746,564)	(7,873,307)

Cash flows from investing activities:
Purchase of patents/trademarks	(69,327)	(18,190)
Purchase of software development	(527,896)	(281,783)
Purchase of fixed assets	(496,686)	(344,915)

Net cash used in investing activities	(1,093,909)	(644,888)

Cash flows from financing activities:
Repayments of insurance and equipment financing	(520,529)	(331,175)
Repayment of finance lease	(22,851)	(80,335)
Proceeds from common stock issued	—	8,801,003
Issuance cost	(25,797)	(942,926)
Proceeds from shares issued under Employee Stock Purchase Plan	230,400	—
Proceeds from preferred stock issued	11,500,000	1,299,000

Net cash provided by financing activities	11,161,223	8,745,567

Net increase in cash	1,320,750	227,372
Cash, beginning of year	1,121,092	893,720
Cash, end of year	$2,441,842	$1,121,092

Supplemental Disclosure of Cash Flow Information:
Interest paid	$7,159	$9,292
Taxes paid	$29,085	$1,264

Supplemental Non-Cash Investing and Financing Activities:
Notes issued for financing of insurance premiums	$487,929	$353,244

See accompanying notes to the consolidated financial statements.

F-8

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Duos Technologies Group, Inc. (the “Company”), through its operating subsidiaries, Duos Technologies, Inc. (“Duos”) and TrueVue360, Inc. (“TrueVue360”) (collectively the “Company”), is a company that specializes in machine vision and artificial intelligence to analyze fast moving objects such as trains, trucks, automobiles, and aircraft. This technology can help improve safety, maintenance, and operating metrics.

The Company is the inventor of the Railcar Inspection Portal (RIP) and is currently the rail industry leader for machine vision/camera wayside detection systems that include the use of Artificial Intelligence at speeds up to 125 mph. The RIP inspects a train at full speed from the top, sides, and bottom looking at FRA/AAR mandated safety inspection points. The system also detects illegal riders that assists law enforcement agencies. Each rail car is scanned with machine vision cameras and other sensors from the top, sides, and bottom and images are produced within seconds of passing that can be used by the customer to help prevent derailments, improve maintenance operations, and assist with security. The Company self-performs all aspects of hardware, software, IT, and Artificial Intelligence development and engineering and holds several patents and maintains significant intellectual property. The Company also has a proprietary portfolio of over 48 Artificial Intelligence “Use Cases” that automatically flag defects. The Company has deployed this system with several Class 1 and passenger customers and anticipates an increased demand in the future from rail operators, car owners, shippers, and law enforcement agencies.

The Company has also developed the Automated Logistics Information System (ALIS) which automates gatehouse operations where trucks enter and exit large logistics and intermodal facilities. This solution also incorporates sensors and data points as necessary for each operation and directly interconnects with backend logistics databases and processes to streamline operations and significantly improve operations and security and, importantly, dramatically improves throughput on each lane on which the technology is deployed. The Company expects to deploy an upgraded Truck Inspection Portal (TIP) which uses the same technology and lessons learned from the ALIS and RIP systems.

The Company’s strategy is to expand our existing customer base in the Class 1, short line, and passenger space in North America; expand our subscription offering to car owners and shippers; and expand operations to meet the demand from international customers. The Company has prepared to respond and scale if necessary to react to increased demand from potential regulations that may be imposed around wayside detection technology. In the future the Company may put more emphasis on the trucking and intermodal sector with an updated Truck Inspection Portal solution. The Company continues to focus on operational and technical excellence, customer satisfaction, and maintaining a highly skilled and performance-based work force.

F-9

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Duos Technologies, Inc. and TrueVue360, Inc. All inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates. The most significant estimates in the accompanying consolidated financial statements include the allowance on accounts receivable and notes receivable, valuation of common stock warrants received in exchange for an asset sale, valuation of deferred tax assets, valuation of intangible and other long-lived assets, estimates of net contract revenues and the total estimated costs to determine progress towards contract completion, valuation of inventory, estimates of the valuation of right of use assets and corresponding lease liabilities, valuation of warrants issued with debt and valuation of stock-based awards. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Concentrations

Cash Concentrations

Cash is maintained at financial institutions and at times, balances may exceed federally insured limits. We have not experienced any losses related to these balances. As of December 31, 2023, the Company had balances in a financial institution which combined exceeded federally insured limits by approximately $1,948,794. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s consolidated financial condition, results of operation and cash flows.

F-10

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Significant Customers and Concentration of Credit Risk

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the year ended December 31, 2023, three customers accounted for 48%, 30%, and 11% of revenues. For the year ended December 31, 2022, four customers accounted for 42%, 18%, 14% and 14% of revenues. In all cases, there are no minimum contract values stated. Each contract covers an agreement to deliver a rail inspection portal which, once accepted, must be paid in full, with 30% or more being due and payable prior to delivery. The balances of the contracts are for service and maintenance which is paid annually in advance with revenues recorded ratably over the contract period.

At December 31, 2023, two customers accounted for 83%, and 11%, of accounts receivable. At December 31, 2022, four customers accounted for 34%, 31%, 19% and 10% of accounts receivable. Much of the credit risk is mitigated since all of the customers listed here are Class 1 railroads with a history of timely payments to us.

Geographic Concentration

Approximately 44% and 41% of revenue in 2023 and 2022, respectively, is generated from customers outside of the United States.

Significant Vendors and Concentration of Credit Risk

In some instances, the Company relies on a limited pool of vendors for key components related to the manufacturing of its subsystems. These vendors are primarily focused on camera, server and lighting technologies integral to the Company’s solution. Where possible, the Company seeks multiple vendors for key components to mitigate vendor concentration risk.

F-11

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Fair Value of Financial Instruments and Fair Value Measurements

The Company follows Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that requires the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:

Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions that the market participants would use in the valuation of the asset or liability based on the best available information.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The estimated fair value of certain financial instruments, including accounts receivable, prepaid expenses, accounts payable, accrued expenses and notes payable are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Accounts Receivable

On January 1, 2023, the Company adopted ASC 326, "Financial Instruments - Credit Losses". In accordance with ASC 326, an allowance is maintained for estimated forward-looking losses resulting from the possible inability of customers to make required payments (current expected losses). The amount of the allowance is determined principally on the basis of past collection experience and known financial factors regarding specific customers.

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining the collections on the account, historical trends are evaluated, and specific customer issues are reviewed to arrive at appropriate allowances. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers.

Inventory

Inventory consists primarily of spare parts and consumables and long-lead time components to be used in the production of our technology systems or in connection with maintenance agreements with customers. Any inventory deemed to be obsolete is written off. Inventory is stated at the lower of cost or net realizable value. Inventory cost is primarily determined using the weighted average cost method.

F-12

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided by the straight-line method over the estimated economic life of the property and equipment (three to five years). When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations. Leasehold improvements are expensed over the shorter of the term of our lease or their useful lives.

Software Development Costs

Software development costs incurred prior to establishing technological feasibility are charged to operations and included in research and development costs. The technological feasibility of a software product is established when the Company has completed all planning, designing, coding, and testing activities that are necessary to establish that the product meets its design specifications, including functionality, features, and technical performance requirements. Software development costs incurred after establishing technological feasibility for software sold as a perpetual license, as defined within ASC 985-20 (Software – Costs of Software to be Sold, Leased, or Marketed) are capitalized and amortized on a product-by-product basis when the product is available for general release to customers. Software development costs are evaluated for impairment annually by comparing the net realizable value to the unamortized capitalization costs and writing these costs down to net realizable value.

Patents and Trademarks

Patents and trademarks which are stated at amortized cost, relate to the development of video surveillance security system technology and are being amortized over 17 years.

Long-Lived Assets

The Company evaluates the recoverability of its property, equipment, and other long-lived assets in accordance with FASB ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets”, which requires recognition of impairment of long-lived assets in the event the net book values of such assets exceed the estimated future undiscounted cash flows attributable to such assets or the business to which such intangible assets relate. This guidance requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Product Warranties

The Company has a 90-day warranty period for materials and labor after final acceptance of a project. If any parts are defective they are replaced under our vendor warranty which is usually 12 to 36 months. Final acceptance terms vary by customer. Some customers have a cure period for any material deviation and if the Company fails or is unable to correct any deviations, a full refund of all payments made by the customer will be arranged by the Company. As of December 31, 2023 and 2022, the warranty costs have been de-minimis, therefore no accrual of warranty liability has been made.

Loan Costs

Loan costs paid to lenders, or third parties are recorded as debt discounts to the related loans and amortized to interest expense over the loan term.

Sales Returns

Our systems are sold as integrated systems and there are no sales returns allowed.

Revenue Recognition

The Company follows Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), that affects the timing of when certain types of revenues will be recognized. The basic principles in ASC 606 include the following: a contract with a customer creates distinct contract assets and performance obligations, satisfaction of a performance obligation creates revenue, and a performance obligation is satisfied upon transfer of control to a good or service to a customer.

F-13

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Revenue is recognized by evaluating our revenue contracts with customers based on the five-step model under ASC 606:

1.	Identify the contract with the customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to separate performance obligations; and

5.	Recognize revenue when (or as) each performance obligation is satisfied.

The Company generates revenue from four sources: (1) Technology Systems; (2) AI Technologies; (3) Technical Support and (4) Consulting services.

Technology Systems

For revenues related to technology systems, the Company recognizes revenue over time using a cost-based input methodology in which significant judgment is required to estimate costs to complete projects. These estimated costs are then used to determine the progress towards contract completion and the corresponding amount of revenue to recognize.

Accordingly, the Company now bases its revenue recognition on ASC 606-10-25-27, where control of a good or service transfers over time if the entity’s performance does not create an asset with an alternative use to the entity and the entity has an enforceable right to payment for performance completed to date including a profit margin or reasonable return on capital. Control is deemed to pass to the customer instantaneously as the goods are manufactured and revenue is recognized accordingly.

In addition, the Company has adopted ASC 606-10-55-21 such that if the cost incurred is not proportionate to the progress in satisfying the performance obligation, we adjust the input method to recognize revenue only to the extent of the cost incurred. Therefore, the Company will recognize revenue at an equal amount to the cost of the goods to satisfy the performance obligation. To accurately reflect revenue recognition based on the input method, the Company has adopted the implementation guidance as set out in ASC-606-10-55-187 through 192.

Under this method, contract revenues are recognized over the performance period of the contract in direct proportion to the costs incurred. Costs include direct material, direct labor, subcontract labor and other allocable indirect costs. All un-allocable indirect costs and corporate general and administrative costs are also charged to the periods as incurred. Any recognized revenues that have not been billed to a customer are recorded as an asset in “contract assets”. Any billings of customers more than recognized revenues are recorded as a liability in “contract liabilities”. However, in the event a loss on a contract is foreseen, the Company will recognize the loss when such loss is determined to be both probable and reasonably estimable.

AI Technologies

The Company has revenue from applications that incorporate artificial intelligence (AI) in the form of predetermined algorithms which provide important operating information to the users of our systems. The revenue generated from these applications of AI consists of a fixed fee related to the design, development, testing and incorporation of new algorithms into the system, which is recognized as revenue at a point in time upon acceptance, as well as an annual application maintenance fee, which is recognized as revenue ratably over the contracted maintenance term.

Technical Support

Technical support services are provided on both an as-needed and extended-term basis and may include providing both parts and labor. Maintenance and technical support provided outside of a maintenance contract are on an “as-requested” basis, and revenue is recognized over time as the services are provided. Revenue for maintenance and technical support provided on an extended-term basis is recognized over time ratably over the term of the contract.

F-14

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Consulting Services

The Company’s consulting services business generates revenues under contracts with customers from four sources: (1) Professional Services (consulting and auditing); (2) Software licensing with optional hardware sales; (3) Customer service training and (4) Maintenance support.

(1) Revenues for professional services, which are of short-term duration, are recognized when services are completed;

(2) For all periods reflected in this report, software license sales have been one-time sales of a perpetual license to use our software product and the customer also has the option to purchase third-party manufactured handheld devices from us if they purchase our software license. Accordingly, the revenue is recognized upon delivery of the software and delivery of the hardware, as applicable, to the customer;

(3) Training sales are one-time upfront short-term training sessions and are recognized after the service has been performed; and

(4) Maintenance/support is an optional product sold to our software license customers under one-year contracts. Accordingly, maintenance payments received upfront are deferred and recognized over the contract term.

Multiple Performance Obligations and Allocation of Transaction Price

Arrangements with customers may involve multiple performance obligations including project revenue and maintenance services in our Technology Systems business. Maintenance will occur after the project is completed and may be provided on an extended-term basis or on an as-needed basis. In our consulting services business, multiple performance obligations may include any of the above four sources. Training and maintenance on software products may occur after the software product sale while other services may occur before or after the software product sale and may not relate to the software product. Revenue recognition for a multiple performance obligations arrangement is as follows:

Each performance obligation is accounted for separately when each has value to the customer on a standalone basis and there is Company specific objective evidence of the selling price of each deliverable. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative selling prices as determined by the price of the items when sold separately. Once the selling price is allocated, the revenue for each performance obligation is recognized using the applicable criteria under GAAP as discussed above for performance obligations sold in single performance obligation arrangements. A delivered item or items that do not qualify as a separate unit of accounting within the arrangement are combined with the other applicable undelivered items within the arrangement. The allocation of arrangement consideration and the recognition of revenue is then determined for those combined deliverables as a single unit of accounting. The Company sells its various services and software and hardware products at established prices on a standalone basis which provides Company specific objective evidence of selling price for purposes of performance obligations relative selling price allocation. The Company only sells maintenance services or spare parts based on its established rates after it has completed a system integration project for a customer. The customer is not required to purchase maintenance services. All elements in multiple performance obligations arrangements with Company customers qualify as separate units of account for revenue recognition purposes.

Advertising

The Company expenses the cost of advertising. During the years ended December 31, 2023 and 2022, there were no advertising costs.

F-15

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Stock Based Compensation

The Company accounts for employee and non-employee stock-based compensation in accordance with ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employee and directors including stock options, restricted stock units, and employee stock purchases based on estimated fair values. The stock-based compensation carries a graded vesting feature subject to the condition of time of employment service with awarded stock-based compensation tranches vesting evenly upon the anniversary date of the award.

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing formula. In accordance with ASC 718-10-35-8, the Company elected to recognize the fair value of the stock award using the graded vesting method as time of employment service is the criteria for vesting. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding a number of highly subjective variables.

The Company estimates volatility based upon the historical stock price of the Company and estimates the expected term for stock options using the simplified method for employees and directors and the contractual term for non-employees. The risk-free rate is determined based upon the prevailing rate of United States Treasury securities with similar maturities.

Income Taxes

The Company accounts for income taxes in accordance with the Financial Accounting Standards Board FASB Accounting Standards Codification (“ASC”) 740, Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company evaluates all significant tax positions as required by ASC 740. As of December 31, 2023, the Company does not believe that it has taken any positions that would require the recording of any additional tax liability, nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

Any penalties and interest assessed by income taxing authorities are included in operating expenses.

The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed. Tax years 2020, 2021 and 2022 remain open for potential audit.

Earnings (Loss) Per Share

Basic earnings per share (EPS) are computed by dividing the net loss applicable to common stock by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss applicable to common stock by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise or conversion of stock options, stock warrants, convertible debt instruments, convertible preferred stock or other common stock equivalents. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive.

At December 31, 2023, there were (i) an aggregate of 44,644 outstanding warrants to purchase shares of common stock, (ii) employee stock options to purchase an aggregate of 1,387,775 shares of common stock, (iii) 433,000 common shares issuable upon conversion of Series D Convertible Preferred Stock, (iv) 3,833,334 common shares issuable upon conversion of Series E Convertible Preferred Stock, and (v) 0 common shares issuable upon conversion of Series F Convertible Preferred Stock, all of which were excluded from the computation of diluted net earnings per share because their inclusion would have been anti-dilutive.

At December 31, 2022, there was an aggregate of 147,591 outstanding warrants to purchase shares of common stock aggregate of 926,266 employee stock options to purchase shares of common stock, and 433,000 common shares were issuable upon conversion of Series D Convertible Preferred Stock, all of which were excluded from the computation of diluted net earnings per share because their inclusion would have been anti-dilutive.

F-16

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Leases

The Company follows ASC 842 “Leases”. This guidance requires lessees to recognize right-of-use (“ROU”) assets and lease liabilities for most operating leases. In addition, this guidance requires that lessors separate lease and non-lease components in a contract in accordance with the revenue guidance in ASC 606.

The Company made an accounting policy election to not recognize short-term leases with terms of twelve months or less on the balance sheet and instead recognize the lease payments in expense as incurred. The Company has also elected to account for real estate leases that contain both lease and non-lease components as a single lease component.

At the inception of a contract the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether we have the right to direct the use of the asset.

Operating ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the lease commencement date to determine the present value of future payments. The lease term includes all periods covered by renewal and termination options where the Company is reasonably certain to exercise the renewal options or not to exercise the termination options. Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administration expenses in the consolidated statements of operations.

Recent Accounting Pronouncements

From time to time, the FASB or other standards setting bodies will issue new accounting pronouncements. Updates to the FASB ASC are communicated through issuance of an Accounting Standards Update (“ASU”).

In August 2020, the FASB issued an accounting pronouncement (ASU 2020-06) related to the measurement and disclosure requirements for convertible instruments and contracts in an entity's own equity. The pronouncement simplifies and adds disclosure requirements for the accounting and measurement of convertible instruments and the settlement assessment for contracts in an entity's own equity. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2023. The Company early adopted this pronouncement for our fiscal year beginning January 1, 2022, and it did not have a material effect on our audited consolidated financial statements.

In May 2021, the FASB issued an accounting pronouncement (ASU 2021-04) related to modifications or exchanges of freestanding equity-classified written call options (such as warrants) that remain equity classified after modification or exchange. The pronouncement states that an entity should treat the modification as an exchange of the original instrument for a new instrument, and the effect of the modification should be calculated as the difference between the fair value of the modified instrument and the fair value of that instrument immediately before modification. An entity should then recognize the effect of the modification on the basis of the substance of the transaction, in the same manner as if cash had been paid as consideration. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2021. The pronouncement is applied prospectively to all modifications that occur after the initial date of adoption. We adopted this pronouncement for our fiscal year beginning January 1, 2022, and it did not have a material effect on our audited consolidated financial statements.

In March 2022, the FASB issued ASU No. 2022-02, Financial Instruments-Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. The guidance was issued as improvements to ASU No. 2016-13. The vintage disclosure changes require an entity to disclose current-period gross write-offs by year of origination for financing receivables. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The amendments should be applied prospectively. Early adoption of the amendments is permitted, including adoption in an interim period. The amendments will impact our disclosures but will not otherwise impact the consolidated financial statements. During 2023, the Company adopted a policy related to Topic 326 whereby it periodically reviews the collectability and historical write-offs, if any, to evaluate the need for any credit losses or an allowance.

In November 2023, the FASB issued ASU 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07 requires companies to disclose significant segment expenses that are regularly provided to the chief operating decision maker. ASU 2023-07 is effective for annual periods beginning on January 1, 2024 and interim periods beginning on January 1, 2025. ASU 2023-07 must be applied retrospectively to all prior periods presented in the financial statements. The Company is evaluating the disclosure impact of ASU 2023-07; however, the standard will not have an impact on the Company’s consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 requires companies to disclose, on an annual basis, specific categories in the effective tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Further, ASU 2023-09 requires companies to disclose additional information about income taxes paid. ASU 2023-09 is effective for annual periods beginning January 1, 2025 and will be applied on a prospective basis with the option to apply the standard retrospectively. The Company is evaluating the disclosure impact of ASU 2023-09; however, the standard will not have an impact on the Company’s consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

F-17

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

NOTE 2 – LIQUIDITY

Under Accounting Codification ASC 205, Presentation of Financial Statements—Going Concern (Subtopic 205-40) (“ASC 205-40”), the Company has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the financial statements are issued. Management has assessed the Company’s ability to continue as a going concern in accordance with the requirement of ASC 205-40.

As reflected in the accompanying consolidated financial statements, the Company had a net loss of $11,241,718 for the year ended December 31, 2023. During the same period, cash used in operating activities was $8,746,564. The working capital surplus and accumulated deficit as of December 31, 2023, were $3,009,842 and $63,603,552, respectively. In previous financial reports, the Company had raised substantial doubt about continuing as a going concern. This was principally due to a lack of working capital prior to an underwritten offerings and a private placement which were completed during the first, third and fourth quarters of 2022, the first, third and fourth quarters of 2023, as well as the first quarter of 2024.

As previously noted, the Company was successful during 2023 in raising gross proceeds of over $11,500,000 from the sale of Series E and F Preferred Stock. Additionally, late in the first quarter of 2024, the Company raised gross proceeds of $2,745,000 from the issuance of a combination of Series D and E Preferred Stock (See Note 17). As part of its strategy, the Company will endeavor to utilize the Preferred Series E and the remainder of the Series D as additional funding mechanisms. Additionally, during the second quarter of 2024, the Company will again have access to its S-3 “shelf registration” statement allowing the Company to sell additional common shares. At the time of this document, the Company estimates that it has available capacity on its shelf registration which it can utilize to bolster working capital and growth of the business in the event it did not have an uptake in the preferred classes of shares previously noted. Although additional investment is not assured, the Company is comfortable that it would be able to raise sufficient capital to support expanded operations based on an anticipated increase in business activity. In the long run, the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing its business plan, generate enough revenue, and attain consistently profitable operations. Although the lingering effects of the global pandemic related to the coronavirus (Covid-19) previously effected our operations, particularly in our supply chain, we now believe that the supply chain lags have largely been abated. We have analyzed our cash flow under “stress test” conditions and have determined that we have sufficient liquid assets on hand or available via the capital markets to maintain operations for at least twelve months from the issuance date of this report.

In addition, management has taken and continues to take actions including, but not limited to, elimination of certain costs that do not contribute to short term revenue, and re-aligning both management and staffing with a focus on improving certain skill sets necessary to build growth and profitability and focusing product strategy on opportunities that are likely to bear results in the relatively short term. The Company believes that, with the combination of commercial sales success, Series E Preferred Stock offering coupled with an S-3 shelf registration availability starting in the second quarter of 2024, it will have sufficient working capital to meet its obligations over the following twelve months. In the last twelve months the Company has seen growth in its contracted backlog as well as significant, positive signs from new commercial projects that indicate improvements in future revenues.

Management believes that, at this time, the conditions in our market space with ongoing contract delays and the additional time needed to execute on new contracts previously reported have put a strain on our cash reserves. However, recent private placements as well as the availability to raise capital via its shelf registration indicate there is no substantial doubt for the Company to continue as a going concern for a period of twelve months. We continue executing the plan to grow our business and achieve profitability. The Company may selectively look at opportunities for fund raising in the future. Management has extensively evaluated our requirements for the next 12 months and has determined that the Company currently has sufficient cash and access to capital to operate for at least that period.

While no assurance can be provided, management believes that these actions provide the opportunity for the Company to continue as a going concern and to grow its business and achieve profitability with access to additional capital funding. Ultimately the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing the plan described above which was put in place in late 2022 and will continue in 2024 and beyond. As a result, we expect to generate sufficient revenue and to attain profitable operations with minimal cash use in the next 12-18 months. These consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-18

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable were as follows at December 31, 2023 and 2022:

	December 31,	December 31,
	2023	2022
Accounts receivable	$1,462,463	$3,418,263
Allowance for doubtful accounts	—	—
Accounts Receivable, Net	$1,462,463	$3,418,263

There was no bad debt expense during the year ended December 31, 2023 and 2022.

NOTE 4 – PROPERTY AND EQUIPMENT

The major classes of property and equipment are as follows at December 31, 2023 and 2022:

	December 31,	December 31,
	2023	2022
Furniture & Fixtures	$132,018	$115,238
Tools and Equipment	1,291,673	1,162,568
Leasehold Improvements	298,004	228,404
Internal Use Software	381,441	100,241
Property, Plant and Equipment, Gross	2,103,136	1,606,451
Accumulated Depreciation	(1,376,629)	(976,961)
Property, Equipment and Software, net	$726,507	$629,490

	December 31,	December 31,
	2023	2022
Internal Use Software consisted of the following:
Internal Use Software	$381,441	$100,241
Accumulated depreciation	(133,149)	(57,032)
Internal Use Software, net	$248,292	$43,209

	December 31,	December 31,
	2023	2022
Depreciation Expense:
Property and equipment, excluding internal use software	$315,686	$262,895
Software amortization expense	84,328	57,033

The following is a schedule of estimated future depreciation expense of software at December 31, 2023:

2024	$100,952
2025	103,716
2026	43,624
$248,292

Depreciation expense in 2023 and 2022 was $315,686 and $267,959, respectively.

NOTE 5 – PATENTS AND TRADEMARKS

	December 31,	December 31,
	2023	2022
Patents	$395,472	$326,145
Accumulated Amortization	(266,332)	(256,412)
Patent, net	$129,140	$69,733

Amortization expense in 2023 and 2022 was $9,920 and $13,688, respectively.

F-19

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

NOTE 6 – SOFTWARE DEVELOPMENT COSTS

	December 31,	December 31,
	2023	2022
Software Development	$721,309	$341,784
Construction in Progress	148,371	—
Accumulated amortization	(216,842)	(76,576)
Software Development, net	$652,838	$265,208

Amortization of software development costs in 2023 and 2022 was $140,267 and $16,576, respectively.

The following is a schedule of estimated future amortization expense of software at December 31, 2023:

2024	$269,893
2025	252,341
2026	130,604
$652,838

Depreciation of software cost in 2023 and 2022 was $84,328 and $57,033. respectively.

NOTE 7 – DEBT

Notes Payable – Insurance Premium Financing Agreements

The Company’s notes payable relating to financing agreements classified as current liabilities consist of the following as of:

	December 31, 2023		December 31, 2022
Notes Payable	Principal	Interest	Principal	Interest
Third Party - Insurance Note 1	$—	—	$—	—%
Third Party - Insurance Note 2	39,968	8.00%	17,753	6.24%
Third Party - Insurance Note 3	2,008	—	16,094	—
Third Party - Insurance Note 4	—	—	40,728	—
Total	$41,976		$74,575

The Company entered into an agreement on December 23, 2022 with its insurance provider by issuing a $26,484 note payable (Insurance Note 1) for the purchase of an insurance policy, secured by that policy with an annual interest rate of 8.73% payable in 10 monthly installments of principal and interest totaling $2,755 through October 23, 2023. The balance of Insurance Note 1 as of December 31, 2023 and December 31, 2022 was zero and zero , respectively.

The Company entered into an agreement on April 15, 2022 with its insurance provider by issuing a note payable (Insurance Note 2) for the purchase of an insurance policy in the amount of $63,766, secured by that policy with an annual interest rate of 6.24% and payable in 11 monthly installments of principal and interest totaling $5,979. The Company entered into an agreement on April 15, 2023 with its insurance provider by issuing a note payable (Insurance Note 2) for the purchase of an insurance policy in the amount of $142,734, secured by that policy with an annual interest rate of 8.00% and payable in 11 monthly installments of principal and interest totaling $13,501. At December 31, 2023 and December 31, 2022, the balance of Insurance Note 2 was $39,968 and $17,753, respectively.

The Company entered into an agreement on September 15, 2022 with its insurance provider by issuing a note payable (Insurance Note 3) for the purchase of an insurance policy in the amount of $24,140. The policy was renewed on February 3, 2023 and is payable in 12 monthly installments of $2,012. At December 31, 2023 and December 31, 2022, the balance of Insurance Note 3 was $2,008 and $16,094, respectively.

The Company entered into an agreement on February 3, 2022 with its insurance provider by issuing a note payable for the purchase of an insurance policy in the amount of $242,591 with a down payment paid in the amount of $41,854 in the first quarter of 2022 and ten monthly installments of $20,073. The Company received a refund on September 30, 2022 as a result of the annual audit of the policy resulting in the refund being applied to the outstanding amount of $53,175. The policy renewed on February 3, 2023 and, in connection therewith, the Company issued a new note payable (Insurance Note 4) to the insurer in the amount of $293,520; with a down payment paid in the amount of $125,690 and payable in ten monthly installments of $23,976. At December 31, 2023 and December 31, 2022, the balance of Insurance Note 4 was zero and $40,728, respectively.

Equipment Financing

The Company entered into an agreement on May 22, 2020 with an equipment financing company by issuing a $121,637 secured note, with an annual interest rate of 9.90% and payable in monthly installments of principal and interest totaling $3,919 through June 1, 2023. At December 31, 2023 and December 31, 2022, the aggregate balance of these notes was zero and $22,851 respectively.

F-20

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

NOTE 8 – REVENUES AND CONTRACT ACCOUNTING

The Company generates revenue from four sources: (1) Technology Systems; (2) AI Technology which is included in the consolidated statements of operations line-item Technology Systems; (3) Technical Support; and (4) Consulting Services which is included in the consolidated statements of operations line-item Services and Consulting.

Contract assets and contract liabilities on uncompleted contracts for revenues recognized over time are as follows:

Contract Assets

Contract assets on uncompleted contracts represent cumulative revenues recognized in excess of billings and/or cash received on uncompleted contracts accounted for under the cost-to-cost input method which recognizes revenue based on the ratio of costs incurred to total estimated costs.

At December 31, 2023 and 2022, contract assets on uncompleted contracts consisted of the following:

	2023	2022
Cumulative revenues recognized	$8,820,256	$5,934,205
Less: Billings or cash received	(8,178,309)	(5,508,483)
Contract Assets	$641,947	$425,722

Contract Liabilities

Contract liabilities on uncompleted contracts represent billings and/or cash received that exceed cumulative revenues recognized on uncompleted contracts accounted for under the cost-to-cost input method.

Contract liabilities on services and consulting revenues represent billings and/or cash received in excess of revenue recognized on service agreements that are not accounted for under the cost-to-cost input method.

The Company expects to recognize all contract liabilities within 12 months from the date of the consolidated balance sheet.

F-21

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

At December 31, 2023 and 2022, contract liabilities on uncompleted contracts consisted of the following:

	2023	2022
Billings and/or cash receipts on uncompleted contracts	$1,264,658	$4,355,470
Less: Cumulative revenues	(199,976)	(4,144,018)
Contract liabilities, technology systems	$1,064,682	$211,452
Contract Liabilities, services and consulting	601,561	746,545
Total Contract Liabilities	$1,666,243	$957,997

Contract liabilities at December 31, 2022 were $957,997; of which $211,452 for technology systems and $721,810 in services and consulting have been recognized as of December 31, 2023.

Disaggregation of Revenue

The Company is following the guidance of ASC 606-10-55-296 and 297 for disaggregation of revenue. Accordingly, revenue has been disaggregated according to the nature, amount, timing and uncertainty of revenue and cash flows. We are providing qualitative and quantitative disclosures.

Qualitative:

1. We have four distinct revenue sources:

a. Technology Systems (Turnkey, engineered projects);

b. AI Technology (Associated maintenance and support services);

c. Technical Support (Licensing and professional services related to auditing of data center assets); and

d. Consulting Services (Predetermined algorithms to provide important operating information to the users of our systems).

2. We currently operate in North America including the USA, Mexico and Canada.

3. Our customers include rail transportation, commercial, government, banking and IT suppliers.

4. Our technology systems and equipment projects fall into two types:

a. Transfer of goods and services are over time.

b. Goods delivered at point in time.

5. Our services & maintenance contracts are fixed price and fall into two duration types:

a. Turnkey engineered projects and professional service contracts that are less than one year in duration and are typically one to two quarters in length; and

b. Maintenance and support contracts ranging from one to five years in length.

Quantitative:

For the Year Ended December 31, 2023

Segments	Rail	Commercial	Government	Artificial Intelligence	Total
Primary Geographical Markets
North America	$6,261,748	$78,575	$11,353	$1,119,522	$7,471,198

Major Goods and Service Lines
Turnkey Projects	$3,616,334	$1,694	$—	$—	$3,618,028
Maintenance & Support	2,645,414	76,881	11,353	—	2,733,648
Data Center Auditing Services	—	—	—	—	—
Software License	—	—	—	—	—
Algorithms	—	—	—	1,119,522	1,119,522
	$6,261,748	$78,575	$11,353	$1,119,522	$7,471,198

Timing of Revenue Recognition
Goods transferred over time	$3,616,334	$1,694	$—	$—	$3,218,028
Services transferred over time	2,645,414	76,881	11,353	1,119,522	3,853,170
	$6,261,748	$78,575	$11,353	$1,119,522	$7,471,198

F-22

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Quantitative:

For the Year Ended December 31, 2022

Segments	Rail	Commercial	Government	Artificial Intelligence	Total
Primary Geographical Markets
North America	$13,710,777	$115,443	$237,414	$948,732	$15,012,366

Major Goods and Service Lines
Turnkey Projects	$10,789,693	$9,297	$156,530	$234,772	$11,190,292
Maintenance & Support	2,921,084	106,146	80,884	—	3,108,114
Data Center Auditing Services	—	—	—	—	—
Software License	—	—	—	—	—
Algorithms	—	—	—	713,960	713,960
	$13,710,777	$115,443	$237,414	$948,732	$15,012,366

Timing of Revenue Recognition
Goods transferred over time	$10,789,693	$9,297	$156,530	$234,772	$11,190,292
Services transferred over time	2,921,084	106,146	80,884	713,960	3,822,074
	$13,710,777	$115,443	$237,414	$948,732	$15,012,366

Segment Information

The Company operates in one reportable segment.

NOTE 9 – DEFERRED COMPENSATION

As of December 31, 2023, and 2022, the Company has accrued zero and $297,620, respectively, of deferred compensation relating to individual agreements with the former CEO and sales staff, which are included in the accompanying consolidated balance sheet in accrued expenses. (See Note 10)

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Operating Lease Obligations

On July 26, 2021, the Company entered a new operating lease agreement for office and warehouse combination space of 40,000 square feet, with the lease commencing on November 1, 2021, and ending April 30, 2032. This new space combines the Company’s two separate work locations into one facility, which allows for greater collaboration and also accommodates a larger anticipated workforce and manufacturing facility. On November 24, 2021, the lease was amended to commence on December 1, 2021, and end on May 31, 2032. The Company recognized a ROU asset and operating lease liability in the amount of $4,980,104 at lease commencement. Rent for the first eleven months of the term was calculated based on 30,000 rentable square feet. The rent is subject to an annual escalation of 2.5%, beginning November 1, 2023. The Company made a security deposit payment in the amount of $600,000 on July 26, 2021. Per the contract, in the 18th month the security deposit was reduced by $50,000. The right of use asset balance at December 31, 2023, net of accumulated amortization, was $4,373,155.

F-23

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

As of December 31, 2023, the office and warehouse lease is the Company’s only lease with a term greater than twelve months. The office and warehouse lease has a remaining term of approximately 8.5 years and includes an option to extend for two renewal terms of five years each. The renewal options are not reasonably certain to be exercised, and therefore, they are not included when determining the lease term used to establish the right-of use asset and lease liability. The Company also has several short-term leases, primarily related to equipment. The Company made an accounting policy election to not recognize short-term leases with terms of twelve months or less on the consolidated balance sheet and instead recognize the lease payments in expense as incurred. The Company has also elected to account for real estate leases that contain both lease and non-lease components (such as common area maintenance) as a single lease component.

The following table shows supplemental information related to leases:

	Year Ended December 31,
	2023	2022
Lease cost:
Operating lease cost	$781,638	$782,591
Short-term lease cost	$63,770	$33,751

Other information:
Operating cash outflow used for operating leases	$696,869	$416,250
Weighted average discount rate	9.0%	9.0%
Weighted average remaining lease term	8.5 years	9.5 years

At December 31, 2023, future minimum lease payments due under the operating lease are as follows:

Amount
Calendar year:
2024	$779,087
2025	798,556
2026	818,518
2027	838,984
2028	859,856
Thereafter	3,183,571
Total undiscounted future minimum lease payments	7,278,572
Less: Impact of discounting	(2,270,767)
Total present value of operating lease obligation	5,007,805
Current portion	(779,087)
Operating lease obligation, less current portion	$4,228,718

Executive Severance Agreement

Pursuant to a separation agreement with Gianni Arcaini, our former Chief Executive Officer and Chairman of the Board (the “Separation Agreement”), Mr. Arcaini’s employment with the Company ended on September 1, 2020 (“Separation Date”). The Separation Agreement provided that he would receive separation payments over a 36- month period equal to his base salary plus $75,000 as well as certain limited health and life insurance benefits. The Separation Agreement also contained confidentiality, non-disparagement and non-solicitation covenants and a release of claims by Mr. Arcaini. In accordance with the Separation Agreement, the Company paid to Mr. Arcaini the total sum of $747,788. On March 1, 2021, the Company paid to Mr. Arcaini a lump-sum amount equal to the first six months of payments, or $124,631, owed to Mr. Arcaini and the Company continued to pay him in semi-monthly installments for 30 months thereafter, as contemplated in Mr. Arcaini’s Separation Agreement. The remaining balance included in accrued expenses in the accompanying unaudited consolidated balance sheet is zero as of December 31, 2023.

F-24

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

NOTE 11 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets (liabilities) at December 31, 2023 and 2022 consist of net operating loss carryforwards and differences in the book basis and tax basis of intangible assets.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2023 and 2022 were as follows:

	Years Ended December 31,
	2023	2022
Income tax benefit at U.S. statutory rate of 21%	$(2,360,761)	$(1,441,624)
State income taxes	(404,702)	(247,135)
Non-deductible expenses	271,648	201,521
Change in valuation allowance	2,493,815	1,487,238
Total provision for income tax	$—	$—

The Company’s approximate net deferred tax assets as of December 31, 2023 and 2022 were as follows:

	December 31,
	2023	2022
Deferred Tax Asset (Liability):
Net operating loss carryforward	$12,318,836	$9,772,854
Intangible assets	(84,823)	(32,656)
	12,234,013	9,740,198
Valuation allowance	(12,234,013)	(9,740,198)
Net deferred tax assets	$—	$—

The gross operating loss carryforward was approximately $50,076,569 and $39,727,050 at December 31, 2023 and 2022, respectively. The Company provided a valuation allowance equal to the net deferred income tax assets for the years ended December 31, 2023, and 2022 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward and other deferred tax assets. The increase in the valuation allowance was $2,493,815 in 2023.

The potential tax benefit arising from the net operating loss carryforward of $4,357,876 from the period prior to January 1, 2018, will expire in 2037. The potential tax benefit arising from the net operating loss carryforward of $7,876,137 generated after January 1, 2018 can be carried forward indefinitely within the annual usage limitations.

F-25

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to an annual limitation as a result of ownership or business changes that may occur in the future. The Company has not conducted a study to determine the limitations on the utilization of these net operating loss carryforwards. If necessary, the deferred tax assets will be reduced by any carryforward that may not be utilized or expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2022, 2021 and 2020 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 12 – STOCKHOLDERS’ EQUITY

2016 Equity Plan

We maintained the 2016 Equity Incentive Plan (the “2016 Plan”) for employees, officers, directors and other entities and individuals whose efforts contribute to our success. The 2016 Plan terminated pursuant to its terms on December 31, 2020, although all outstanding awards on such date continue in full force and effect.

2021 Equity Plan

On May 12, 2021, the Board adopted, with shareholder approval as of July 15, 2021, the 2021 Equity Incentive Plan (the “2021 Plan”) providing for the issuance of up to 1,000,000 shares of our Common Stock. The purpose of the 2021 Plan is to assist the Company in attracting and retaining key employees, directors and consultants and to provide incentives to such individuals to align their interests with those of our shareholders.

General Description of the 2021 Plan

The following is a summary of the material provisions of the 2021 Plan and is qualified in its entirety by reference to the complete text of the 2021 Plan, which you are encouraged to read in full.

Administration

The 2021 Plan is administered by the Compensation Committee of the Board, which consists of three members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Code Section 162(m). Among other things, the Compensation Committee has complete discretion, subject to the express limits of the 2021 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted, the terms and conditions of the award, the form of payment to be made and/or the number of shares of Common Stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the Common Stock underlying the award, and the required withholding, if any. The Compensation Committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The Compensation Committee is also authorized to construe the award agreements and may prescribe rules relating to the 2021 Plan. Notwithstanding the foregoing, the Compensation Committee does not have any authority to grant or modify an award under the 2021 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Code Section 409A.

Grant of Awards; Shares Available for Awards

The 2021 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and nonemployee consultants of the Company or its affiliates. We have reserved a total of 1,000,000 shares of Common Stock for issuance as or under awards to be made under the 2021 Plan. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2021 Plan.

F-26

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Stock Options

The 2021 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under the Code, or “nonqualified stock options” (“NQSOs”). On May 12, 2021, the 2021 Plan was approved by the board of directors and by the shareholders on July 15, 2021. Stock options may be granted on such terms and conditions as the Compensation Committee may determine; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of the Company’s Common Stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of the Company or a parent or subsidiary of the Company). ISOs may only be granted to employees. In addition, the aggregate fair market value of our Common Stock covered by one or more ISOs (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

Stock Appreciation Rights

An SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying Common Stock between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, stock options granted under the 2021 Plan. An SAR granted in tandem with a stock option (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the Common Stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. An SAR that is not granted in tandem with a stock option is exercisable at such times as the Compensation Committee may specify.

Performance Share and Performance Unit Awards

Performance share and performance unit awards entitle the participant to receive cash or shares of our Common Stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values.

Restricted Stock Awards and Restricted Stock Unit Awards

A restricted stock award is a grant or sale of Common Stock to the participant, subject to our right to repurchase all or part of the shares at their purchase price (or to require forfeiture of such shares if issued to the participant at no cost) in the event that conditions specified by the Compensation Committee in the award are not satisfied prior to the end of the time period during which the shares subject to the award may be repurchased by or forfeited to us. Our restricted stock unit entitles the participant to receive a cash payment equal to the fair market value of a share of Common Stock for each restricted stock unit subject to such restricted stock unit award, if the participant satisfies the applicable vesting requirement.

Unrestricted Stock Awards

An unrestricted stock award is a grant or sale of shares of our Common Stock to the participant that is not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to the Company or an affiliate or for other valid consideration.

Amendment and Termination

The Compensation Committee may adopt, amend and rescind rules relating to the administration of the 2021 Plan, and amend, suspend or terminate the 2021 Plan, but no such amendment, rescission, suspension or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2021 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws.

F-27

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Series B Convertible Preferred Stock

The following summary of certain terms and provisions of our Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our certificate of designation of preferences, rights and limitations of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Certificate of Designation”) as previously filed. Subject to the limitations prescribed by our articles of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences, and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our board of directors designated 15,000 of the 10,000,000 authorized shares of preferred stock as Series B Convertible Preferred Stock with a stated value of $1,000 per share. The shares of Series B Convertible Preferred Stock were validly issued, fully paid and non-assessable.

Each share of Series B Convertible Preferred Stock was convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the conversion price of $7.00 per share. Notwithstanding the foregoing, we could not effect any conversion of Series B Convertible Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series B Convertible Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the purchaser, 9.99%) of the shares of our common stock then outstanding after giving effect to such conversion. The Series B Convertible Preferred Certificate of Designation does not prohibit the Company from waiving this limitation. Upon any liquidation, dissolution or winding-up of Company, whether voluntary or involuntary (a “Liquidation”), the holders shall be entitled to participate on an as-converted-to-common stock basis (without giving effect to the Beneficial Ownership Limitation) with holders of the common stock in any distribution of assets of the Company to the holders of the common stock. As of December 31, 2023 and December 31, 2022, respectively, there are zero and zero shares of Series B Convertible Preferred Stock issued and outstanding.

Series C Convertible Preferred Stock

The Company’s Board of Directors designated 5,000 shares as the Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”). Each share of the Series C Convertible Preferred Stock has a stated value of $1,000. The holders of the Series C Convertible Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series C Convertible Preferred Stock had 172 votes (subject to adjustment); provided that in no event may a holder of Series C Convertible Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation (as defined in the Certificate of Designation and as described below). Each share of Series C Convertible Preferred Stock was convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $5.50 (subject to adjustment). The Company shall not effect any conversion of the Series C Convertible Preferred Stock, and a holder shall not have the right to convert any portion of the Series C Convertible Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion (the “Beneficial Ownership Limitation”). All holders of the Series C Preferred Stock elected the 19.99% Beneficial Ownership Limitation.

On February 26, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain existing investors in the Company (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers purchased 4,500 shares of a newly authorized Series C Convertible Preferred Stock, and the Company received proceeds of $4,500,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties. In January 2022, the 2,500 outstanding shares of Series C Convertible Preferred Stock were converted into 454,546 shares of common stock. As of December 31, 2023 and December 31, 2022, respectively, there were zero and zero shares of Series C Convertible Preferred Stock issued and outstanding.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Purchasers. Pursuant to the Registration Rights Agreement, the Company filed with the SEC a registration statement covering the resale by the Purchasers of the shares of common stock into which the shares of Series C Convertible Preferred Stock were convertible. The Registration Rights Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

F-28

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Series D Convertible Preferred Stock

On September 28, 2022, the Company amended its articles of incorporation to designate 4,000 shares as the Series D Convertible Preferred Stock (the “Series D Convertible Preferred Stock”). Each share of the Series D Convertible Preferred Stock has a stated value of $1,000. The holders of the Series D Convertible Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series D Convertible Preferred Stock has 333 votes (subject to standard anti-dilution adjustment); provided that in no event may a holder of Series D Convertible Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation (as defined in the Certificate of Designation and as described below). Each share of Series D Convertible Preferred Stock is convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $3.00 (subject to adjustment). The Company shall not effect any conversion of the Series D Convertible Preferred Stock, and a holder shall not have the right to convert any portion of the Series D Convertible Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion (the “Beneficial Ownership Limitation”). All holders of the Series D Preferred Stock elected the 19.99% Beneficial Ownership Limitation. The Company reserves and keeps available out of its authorized and unissued Common Stock, solely for the issuance upon the conversion of the Series D Convertible Preferred Stock, such a number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of the Series D Convertible Preferred Stock then outstanding. Additionally, the Series D Convertible Preferred Stock does not have the right to dividends and in the event of an involuntary liquidation, the Series D shares shall be treated as a pro rata equivalent of common stock outstanding at the date of the liquidation event and have no liquidation preference.

On September 30, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain existing investors in the Company (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers purchased 999 shares of the newly authorized Series D Convertible Preferred Stock, and the Company received proceeds of $999,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

On October 29, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain existing investor in the Company (the “Purchaser”). Pursuant to the Purchase Agreement, the Purchaser purchased 300 shares of the newly authorized Series D Convertible Preferred Stock, and the Company received proceeds of $300,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

In connection with such Purchase Agreements, the Company also entered into a Registration Rights Agreement with the Purchasers. Pursuant to the Registration Rights Agreement, the Company filed with the SEC a registration statement covering the resale by the Purchasers of the shares of common stock into which the shares of Series D Convertible Preferred Stock are convertible. The Registration Rights Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

On May 16, 2023 the Series D Convertible Preferred Stock was approved for conversion to common shares during the Company’s annual shareholder meeting.

As of December 31, 2023 and December 31, 2022, respectively, there were 1,299 and 1,299 shares of Series D Convertible Preferred Stock issued and outstanding.

Series E Convertible Preferred Stock

The Company’s Board of Directors has designated 30,000 shares as the Series E Convertible Preferred Stock (the “Series E Convertible Preferred Stock”). Each share of the Series E Convertible Preferred Stock has a stated value of $1,000. The holders of the Series E Convertible Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series E Preferred Stock has 333 votes (subject to adjustment); provided that in no event may a holder of Series E Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation. Each share of Series E Convertible Preferred Stock is convertible, subject to shareholder approval (which has not yet been granted); at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $3.00 (subject to adjustment). The Company shall not effect any conversion of the Series E Convertible Preferred Stock, and the holder shall not have the right to convert any portion of the Series E Convertible Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion (the “Beneficial Ownership Limitation”). All holders of the Series E Convertible Preferred Stock elected the 19.99% Beneficial Ownership Limitation.

F-29

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

The Company on March 27, 2023 entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing investor in the Company (the “Purchaser”). Pursuant to the Purchase Agreement, the Purchaser purchased 4,000 shares of a newly authorized Series E Convertible Preferred Stock at a price of $1,000 per share, and the Company received proceeds of $4,000,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

The existing investor’s Purchase Agreement also provides that the Company will not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the Purchase Agreement) on or prior to December 31, 2023 that entitles any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series E Convertible Preferred Stock without the consent of the Purchaser.

On November 9, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing investor in the Company (the “Purchaser”). Pursuant to the Purchase Agreement, the Purchaser purchased 2,500 shares of authorized Series E Convertible Preferred Stock, at a price of $1,000 per share, and the Company received proceeds of $2,500,000. In connection with the November 2023 Series E Convertible Preferred Stock offering, the Company entered into an Exchange Agreement with the investor and issued an additional 5,000 shares of Series E Convertible Preferred Stock at $1,000 per share with the $3.00 per common share common stock equivalent conversion price in exchange for 5,000 outstanding and issued shares of Series F Convertible Preferred Stock, which were convertible to common stock at $6.20 per common share. All shares of Series F Convertible Preferred Stock were held by a single shareholder.

The November Purchase Agreement also provides that the Company will not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the November Purchase Agreement) on or prior to June 30, 2024 that entitles any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series E Preferred Stock without the consent of the Purchasers. The conversion price of the Series E Preferred Stock currently is $3.00 per share (subject to adjustment).

The Purchasers under the November Purchase Agreement also were the holders of the Company's Series F Preferred Stock issued on August 1, 2023. The purchase agreement relating to the shares of Series F Preferred Stock required the consent of the holders in the event the Company were to issue common stock or rights to acquire common stock prior to December 31, 2023 at an effective price per share less than the then conversion price of the Series F Preferred Stock, which was $6.20 per share. As a result, on November 10, 2023 the Company and the holders of the Series F Preferred Stock entered into Exchange Agreements pursuant to which the holders of Series F Preferred Stock exchanged their 5,000 shares of Series F Preferred Stock for an equal number of shares of Series E Preferred Stock. As a result of the November Purchase Agreement and the Exchange Agreements, the Company issued a total of 7,500 shares of Series E Preferred Stock and the 5,000 shares of Series F Preferred Stock were cancelled.

The existing investor’s Purchase Agreement also provides that the Company would not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the Purchase Agreement) on or prior to December 31, 2023 that entitled any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series E Convertible Preferred Stock without the consent of the Purchaser.

As of December 31, 2023 and December 31, 2022, respectively, there were 11,500 and 0 shares of Series E Convertible Preferred Stock issued and outstanding.

Series F Convertible Preferred Stock

On August 2, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing, accredited investor in the Company (the “Purchaser”). Pursuant to the Purchase Agreement, the Purchaser purchased 5,000 shares of a newly authorized Series F Convertible Preferred Stock (the “Series F Convertible Preferred Stock”), and the Company received proceeds of $5,000,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

The Company's Board of Directors designated 5,000 shares as the Series F Preferred Stock. Each share of Series F Preferred Stock is convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the beneficial ownership limitation described below) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $6.20 (subject to adjustment) which equates to 161 common shares for each converted Series F preferred share. The Company, however, shall not effect any conversion of the Series F Preferred Stock, and the holder shall not have the right to convert any portion of the Series F Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion. The purchasers of the Series F Preferred Stock elected that their ownership limitation would be 19.99%.

The holders of the Series F Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series F Preferred Stock had 161 votes (subject to adjustment); provided that in no event may a holder of Series F Preferred Stock be entitled to vote a number of shares in excess of such holder’s ownership limitation.

The Company also agreed that it would not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the Purchase Agreement relating to the Series F Preferred Stock) on or prior to December 31, 2023 that entitled any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series F Preferred Stock without the consent of the holders. As a result of that agreement, upon the issuance of 2,500 shares of Series E Preferred Stock (which have a conversion price of $3.00 per share) on November 10, 2023, the holders exchanged their 5,000 shares of Series F Preferred Stock for 5,000 shares of Series E Preferred Stock. All of the shares of Series F Preferred Stock thereupon were cancelled with 0 shares now outstanding.

As of December 31, 2023 and December 31, 2022, respectively, there were 0 and 0 shares of Series F Convertible Preferred Stock issued and outstanding.

F-30

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Common stock issued

2023 Transactions

On March 31, 2023, the Company issued 12,463 shares of common stock for payment of board fees to three directors for a value of $32,500 for services to the board which was expensed during the three months ended March 31, 2023. The value of the shares is based on the March 31, 2023 grant date quoted trading price of $2.61.

On June 30, 2023, the Company issued 5,645 shares of common stock for payment of board fees to three directors for a value of $32,500 for services to the board which was expensed during the three months ended June 30, 2023. The value of the shares is based on the June 30, 2023 grant date quoted trading price of $5.76.

On June 30, 2023, the Company issued 65,561 shares of common stock to employees participating in the Company’s Employee Stock Purchase Plan at the end of a six-month offering period. The employee contributions totaled $117,048 for the six months ended June 30, 2023 and represented a purchase price of $1.79 per share and stock-based compensation of $66,217 was recognized. The purchase price for one share of Common Stock under the ESPP is equal to 85% of the fair market value of one share of Common Stock on the first trading day of the offering period or the purchase date, whichever is lower.

The Company issued 7,910 shares of common stock for payment of board fees to four directors for a value of $40,565 for services to the board which was expensed during the three months ended September 30, 2023. The value of the shares is based on the September 29, 2023 grant date quoted trading price of $5.13.

For the three months ended September 30, 2023, the Company had an accrued liability of $72,801 of employee contributions for the ESPP which may convert to shares of common stock upon the close of the offering period open from July 1, 2023 to December 31, 2023.

The Company issued 12,231 shares of common stock for payment of board fees to four directors for a value of $37,500 for services to the board which was expensed during the three months ended December 31, 2023. The value of the shares is based on the December 29, 2023 grant date quoted trading price of $3.06.

On December 29, 2023, the Company issued 45,977 shares of common stock to employees participating in the Company’s Employee Stock Purchase Plan at the end of a six-month offering period. The employee contributions totaled $113,352 for the six months ended December 29, 2023 and represented a purchase price of $2.47 per share and stock-based compensation of $70,434 was recognized. The purchase price for one share of Common Stock under the ESPP is equal to 85% of the fair market value of one share of Common Stock on the first trading day of the offering period or the purchase date, whichever is lower.

2022 Transactions

On January 11, 2022, shareholders converted 710 and 1,790 for a total of 2,500 shares of Series C Convertible Preferred Stock collectively with a stated value of $2.5 million owned by two entities related to each other with a conversion price of $5.50 per common share resulting in the issuance of 129,091 and 325,455 shares of the Company’s common stock.

On February 3, 2022, the Company closed an offering of 1,325,000 shares of common stock in the amount of $5,300,000 or $4 per share before certain underwriting fees and offering expenses with net proceeds of $4,779,000.

On February 21, 2022, the Company closed on an “over-allotment” offering of 198,750 shares of common stock in the amount of $795,000 or $4 per share before certain underwriting fees and offering expenses with net proceeds of $739,350. Both this and the previous issuance were “takedowns” from a previously filed “shelf” registration statement for the offer of up to $50,000,000 in the aggregate of common stock, Preferred Stock, Debt Securities, Warrants, Rights or Units from time to time in one or more offerings.

On March 31, 2022, the Company issued 7,198 shares of common stock for payment of board fees to four directors in the amount of $40,000 at $5.56 per share for services to the board which was expensed during the three months ended March 31, 2022.

On June 30, 2022, the Company issued 10,668 shares of common stock for payment of board fees to four directors in the amount of $40,000 at $3.75 per share for services to the board which was expensed during the three months ended June 30, 2022.

On August 25, 2022, 121,572 common shares were issued upon conversion of 851 shares of Series B Preferred Stock.

On September 30, 2022, the Company issued 9,758 shares of common stock for payment of board fees to four directors in the amount of $40,000, or $4.09 per share based on the daily trading price, for services to the board which was expensed during the three months ended September 30, 2022.

On September 30, 2022, we sold to certain existing investors in the Company in a private placement 818,335 shares of common stock at a price of $3.00 a share and 999 shares of Series D Preferred Stock at a price of $1,000 a share, resulting in the gross amount raised of $3,454,003 and we accrued estimated offering costs of $260,816 as of September 30, 2022. Subsequently, we adjusted the estimated offering costs to the actual amount of $257,240.

On October 29, 2022, we sold to an existing investor in the Company and two accredited investors in a private placement 83,667 shares of common stock at a price of $3.00 a share and 300 shares of Series D Preferred Stock at a price of $1,000 a share, resulting in the gross amount raised of $551,001, including gross proceeds of $251,001 for common stock and $300,000 for Series D Preferred Stock, and recorded offering costs of $105,460.

On December 30, 2022, the Company issued 16,335 shares of common stock for payment of board fees to four directors in the amount of $37,500 at $2.30 per share for services to the board which was expensed during the three months ended December 31, 2022.

F-31

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

Employee Stock Purchase Plan

In the fourth quarter of 2022, the board of directors adopted an Employee Stock Purchase Plan (“ESPP”) which was effective as of January 1, 2023 with a term of 10 years. The ESPP allows eligible employees to purchase shares of the Company's common stock at a discounted price, through payroll deductions from a minimum of 1% and up to 25% of their eligible compensation up to a maximum of $25,000 or the IRS allowable limit per calendar year. The Company’s Chief Financial Officer administers the ESPP in conjunction with approvals from the Company’s Compensation Committee, including with respect to the frequency and duration of offering periods, the maximum number of shares that an eligible employee may purchase during an offering period, and, subject to certain limitations set forth in the ESPP, the per-share purchase price. Currently, the maximum number of shares that can be purchased by an eligible employee under the ESPP is 10,000 shares per offering period and there are two six-month offering periods that begin in the first and third quarters of each fiscal year. The purchase price for one share of Common Stock under the ESPP is currently equal to 85% of the fair market value of one share of Common Stock on the first trading day of the offering period or the purchase date, whichever is lower (look-back feature). Although not required by the ESPP, all payroll deductions received or held by the Company under the ESPP are segregated and deemed as “restricted cash” until the completion of the offering period and redemption of the applicable shares and those withheld amounts are recorded as liabilities. The maximum aggregate number of shares of the Common Stock that may be issued under the ESPP is 1,000,000 shares.

Under ASC 718-50 “Employee Share Purchase Plans” the plan is considered a compensatory plan and the compensation for each six-month offering period is computed based upon the grant date fair value of the estimated shares to be purchased based on the estimated payroll deduction withholdings. The grant date fair value was computed as the sum of (a) 15% purchase discount off of the grant date quoted trading price of the Company’s common stock and (b) the fair value of the look-back feature of the Company’s common stock on the grant date which consists of a call option on 85% of a share of common stock and a put option on 15% of a share of common stock.

In the year ended December 31, 2023, the Company issued 111,538 shares of common stock related to two transactions. For the six months ended June 30, 2023, the employee contributions for the first ESPP tranche totaled $117,048 and represented a purchase price of $1.79 per share for 65,561 shares. For the six-month period beginning July 1, 2023 and ending December 31, 2023 the employee contributions for the second ESPP tranche totaled $113,352 and represented a purchase price of $2.47 per share for 45,977 shares.

Stock-Based Compensation

Stock-based compensation expense recognized under ASC 718-10 for the years ended December 31, 2023 and 2022, was $573,441 and $819,191, respectively, for stock options granted to employees and directors. This expense is included in selling general and administrative expenses in the consolidated statements of operations. Stock-based compensation expense recognized during the periods is based on the grant date fair value of the portion of share-based payment awards that is ultimately expected to vest during the period. At December 31, 2023, the total compensation cost for stock options that was not yet recognized was $580,572. This cost will be recognized over the remaining vesting term of the options ranging from 12 months to 2.0 years.

Treasury Stock

In August 2016, the Company’s Board of Directors approved a new class of Preferred Stock, “Series A”. For shareholders who invested in previous private placements, the Company was offering on a case-by-case basis, the ability to convert the existing amount invested into an equivalent amount in the Series A on the condition that they invest an equivalent additional amount in the Series A. In December of 2017, the Company redeemed all of the Series A and continues to hold 235 shares purchased for $148,000 as a part of the original transaction. In December 2018, the Company entered into an agreement with two shareholders to purchase shares from them at fair market value. The Company purchased 84 shares at $7.00 per shares and 140 shares at $6.30 per share. In 2019, the Company entered into an agreement with two shareholders to purchase shares from them at fair market value. The Company purchased 115 shares at $10.08 per share and 753 shares at $9.09 per share. Accordingly, as of December 31, 2023, and 2022, the Company held 1,324 shares of Common at an aggregate value of $157,452.

NOTE 13 – COMMON STOCK OPTIONS AND WARRANTS

Options

2023

During the second quarter of 2023, the Company’s Board of Directors granted 293,117 new stock options and in the fourth quarter granted a further 170,000 new stock options both with a strike price of $4.22 per share to 19 key employees and one contract employee. These options were awarded as a one-time award as a retention incentive and have a fair value of approximately $556,000 for the April 1, 2023 awards and approximately $172,000 for the December 1, 2023 award and carry a three-year vesting period. The issuance of these options generated stock option compensation expense in the year in the amount of $269,611 and a balance of unamortized stock option compensation expense of $458,389, that is being expensed over the following 2.0 years.

During the first quarter of 2023, two former staff members forfeited 1,608 non-qualified stock options as the options expired.

2022

During the first quarter of 2022, the Company’s Board of Directors granted 665,000 new stock options and in the third quarter granted a further 20,000 new stock options both with a strike price of $6.41 per share to 16 key employees. These options were awarded as a one-time award as a retention incentive and have a fair value of $1,596,804 for the January 1, 2022 awards and $33,096 for the July 1, 2022 award and carry a three-year vesting period. The issuance of these options generated stock option compensation expense in the year in the amount of $819,191 and a balance of unamortized stock option compensation expense of $458,389, that is being expensed over the following 2.0 years.

During the second quarter of 2022, three former staff members forfeited 110,000 non-qualified stock options. Additionally, during the third quarter of 2022, two employees forfeited 80,000 non-qualified stock options.

F-32

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

During the third quarter of 2021, the shareholders approved the issuance of up to one million shares or share equivalents in the form of stock options for the purposes of share issuance for compensation to Board Members and grants to certain staff members for recruiting and retention. On August 5, 2021, the Company filed an S-8 registration statement in concert with the 2021 Equity Incentive Plan. The plan covers a period of ten years.

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term (Years)	Value
Outstanding at December 31, 2021	431,266	$4.98	3.4	$197,506
Granted	685,000	$6.41	4.0	—
Forfeited	(190,000)	$6.41	—	—
Outstanding at December 31, 2022	926,266	$5.74	3.3	—
Exercisable at December 31, 2022	404,599	$5.02	3.3	—

Outstanding at December 31, 2022	926,266	$5.74	3.3	—
Granted	463,117	$4.22	4.35	—
Exercised/Forfeited	(1,608)	$14.00	—	—
Outstanding at December 31, 2023	1,387,775	$5.23	3.0	$—
Exercisable at December 31, 2023	581,324	$5.38	1.8	—

The fair value of the incentive stock option grants for the years ended December 31, 2023 and 2022 were estimated using the following weighted- average assumptions:

	For the Years Ended December 31,
	2023	2022
Risk free interest rate	3.73%	0.97% – 3.15%
Expected term in years	3.50	3.25 – 3.50
Dividend yield	—	—
Volatility of common stock	54% –118%	72% – 80%
Weighted average grant date fair value per option	$1.57	$2.33

Warrants

2023

During the first and fourth quarters of 2023, warrants held by 48 holders representing 102,947 shares expired. All of the expired warrants can no longer be exercised.

2022

During the fourth quarter of 2022, warrants held by 63 holders representing 1,228,875 shares expired. All of the expired warrants can no longer be exercised.

F-33

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Warrants	Price	Term (Years)	Value
Outstanding at December 31, 2021	1,376,466	$8.18	1.9	—
Warrants expired, forfeited, cancelled or exercised	(1,228,875)	$—	—	—
Warrants issued	—	$—	—	—
Outstanding at December 31, 2022	80,091	$8.63	0.98	—
Exercisable at December 31, 2022	80,091	$8.63	0.8	—

Outstanding at December 31, 2022	80,091	$8.63	0.8	—
Warrants expired, forfeited, cancelled or exercised	(102,947)	$—	—	—
Warrants issued	—	$—	—	—
Outstanding at December 31, 2023	44,644	$7.70	0.7	—
Exercisable at December 31, 2023	44,644	$7.70	0.7	—

NOTE 14 – DEFINED CONTRIBUTION PLAN

The Company has a 401(k)-retirement savings plan (the “401(k) Plan”) covering all eligible employees. The 401(k) Plan allows employees to defer a portion of their annual compensation, and the Company may match a portion of the employees’ contributions generally after the first six months of service. During the year ended December 31, 2023, the Company matched 100% of the first 4% of eligible employee compensation that was contributed to the 401(k) Plan. For the year ended December 31, 2023, the Company recognized expense for matching cash contributions to the 401(k) Plan totaling $216,332.

NOTE 15 – RELATED PARTY TRANSACTIONS

There were no related party transactions for the periods reflected in this report.

NOTE 16 – SALE OF ASSETS

On June 29, 2023, the Company completed a transaction whereby it sold assets related to its Integrated Correctional Automation System (iCAS) business with a single customer. In the fourth quarter of 2022, the Company elected to not renew a support contract due to the limited nature of the business. The transaction was completed with a third-party buyer of which the Company’s former Chief Financial Officer is a director. Said former officer did not participate in the transaction on behalf of the Company.

The assets of the iCAS business were sold for a convertible promissory note with a principal amount of $165,000 with a 10% original issue discount as well as common stock purchase warrants. The note matures in 2 years from the date of sale and is convertible immediately through the later of the maturity date or payment by the borrower of the default amount, as defined in the note, into shares of the buyer’s common stock at a conversion price of $0.003 or 55,000,000 shares. The conversion of the note carries restrictions which include limiting conversion to the extent it would exceed 4.99% of the common stock outstanding of the buyer. The convertible promissory note is subject to standard anti-dilution provisions.

The common stock purchase warrants are for a total of 55,000,000 common shares of the buyer at an exercise price of $0.01 per share. The warrants are subject to standard anti-dilution provisions. The warrants are not exercisable until on or after six months from the issuance date and no later than on or before the third anniversary of the issuance date. The Company may exercise the warrants at any time after the six-month anniversary of the issuance date on a cashless basis if there is no effective registration statement covering the resale of the Warrant Shares at prevailing market prices by the holder. The exercise of these warrants is subject to beneficial ownership limits of 4.99% which may be increased by the holder up to 9.99% as defined in the warrant . Given that the shares carried no intrinsic value at the time of the transaction and that the overall fair value is de minimis, the Company has not recorded the warrants associated with the transaction.

The Company recognized a gain on sale of assets of $150,000, which is included in other income.

The original issue discount is being accrued into interest income over the term of the note.

F-34

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022

The note receivable was recorded as follows on December 31, 2023:

December 31, 2023
Convertible note receivable	$165,000
Unamortized discount	(11,250)
Convertible note receivable, net	$153,750

NOTE 17 – SUBSEQUENT EVENTS

On March 22, 2024, the Company conducted a private placement offering, selling a combined total of 620 Series D Convertible Preferred Stock and 2,125 Series E Convertible Preferred Stock to both existing and new accredited investors. The offering price for both Series D and Series E was at $1,000 per share with a common equivalent of $3.00 for both classes of shares. The private placement brought in gross proceeds of $2,745,000 to the Company. The Series D Convertible Preferred Stock has already been approved for common stock conversion during the Company's 2023 annual shareholders meeting. The Series E Preferred Stock is subject to shareholder approval for conversion to common stock. As such, the securities purchase agreement for Series E Convertible Preferred Stock carries standard anti-dilution provisions which remain in effect until December 31, 2024.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Purchasers. Pursuant to the Registration Rights Agreement, the Company shall file with the SEC a registration statement covering the resale by the Purchasers of the shares of common stock into which the shares of Series D and Series E Preferred Stock are convertible. Subject to certain conditions, the Company must cause the registration statement to be declared effective by 90 days after closing (or in the event of a full review by the SEC, by 120 days). The Registration Rights Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties. Under the Purchase Agreement, the Company is required to hold a meeting of shareholders at the earliest practical date, but in no event later than 120 days after closing (or 150 days in the event of a review of the proxy statement by the Securities and Exchange Commission (the “SEC”)). As described below, the terms of the Series E Preferred Stock limit its convertibility until the Company receives shareholder approval (the “Stockholder Approval”). If the Company does not obtain the Stockholder Approval at the first meeting, it is required to hold shareholder meetings every four months until the Stockholder Approval is obtained.

The Purchase Agreement for Series E Preferred Stock also provides that the Company will not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the Purchase Agreement) on or prior to December 31, 2024 that entitles any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series E Preferred Stock without the consent of the Purchaser.

The Registration Rights Agreement contains provisions for liquidated damages equal to 1% multiplied by the aggregate subscription amount paid, paid each month, in the event certain deadlines are missed.

F-35

290,000 Shares of Common Stock issuable upon Conversion of Series D Convertible Preferred Stock

708,337 Shares of Common Stock issuable upon Conversion of Series E Convertible Preferred Stock

——————————

PROSPECTUS

——————————

_____________, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, all of which we will pay in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fees are estimates.

SEC Registration Fee	$
Printing Fees and Expenses	$
Accounting Fees and Expenses	$
Legal Fees and Expenses	$
Transfer Agent and Registrar Fees	$
Miscellaneous Fees and Expenses	$
Total	$

Item 14. Indemnification of Directors and Officers

Florida law permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, Florida law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in,  or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under Florida law, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to the applicable section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our officers and directors (and other employees and agents if approved in writing by the Board of Directors) to the fullest extent authorized or permitted by law, as it existed when the Amended and Restated Article of Incorporation were adopted or as it may thereafter be amended. Such right to indemnification shall continue as to a person who has ceased to be a director or officer (and, if applicable, other employee or agent) and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, we shall not be obligated to indemnify any such person (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by our Board of Directors.

II-1

The Amended and Restated Articles of Incorporation also provide that such right of indemnification shall be a contract right and shall include the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition only upon our receipt of an undertaking, by or on behalf of such director or officer, to repay such amounts if it should be ultimately determined that he or she is not entitled to be indemnified by us as authorized by the Amended and Restated Articles of Incorporation.

The rights to indemnification and to the advance of expenses conferred in the Amended and Restated Articles of Incorporation are not exclusive of any other right which and person may have or hereafter acquire under the Amended and Restated Articles of Incorporation, the Bylaws, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

Any repeal or modification of the applicable provisions of the Amended and Restated Articles of Incorporation shall not adversely affect any rights to indemnification and to the advancement of expenses as a director or officer existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the Florida Business Corporation Act have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our charter documents and Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the third quarter of 2019, the Company issued warrants to purchase 44,644 shares of common stock. The warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

In February 2021, the Company issued 4,500 shares of Series C Convertible Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

In April and May 2021, the Company issued an aggregate of 50,588 shares of common stock upon the exercise of warrants on a cashless basis. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Rule 144 promulgated under the Securities Act.

On September 30, 2022, the Company issued 818,335 shares of common stock and 999 shares of Series D Convertible Preferred Stock in a private placement. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On October 29, 2022, we sold in a private placement an additional 83,667 shares of common stock and 300 shares of Series D Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On March 27, 2023, the Company issued 4,000 shares of Series E Convertible Preferred Stock to the Selling Stockholders. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

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On August 2, 2023, the Company issued 5,000 shares of Series F Convertible Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On November 10, 2023, the Company issued 2,500 shares of Series E Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On November 10, 2023, the Company issued 5,000 shares of Series E Preferred Stock in exchange for 5,000 shares of Series F Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 3(a)(9) of the Securities Act.

On March 22, 2024, the Company issued 500 shares of Series D Preferred Stock and 2,125 shares of Series E Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On March 28, 2024, the Company issued 120 shares of Series D Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On April 3, 2024, the Company issued 250 shares of Series D Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Exhibit Description
2.1	First Amendment to Merger and Plan of Merger, dated March 15, 2015 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 2.1 on March 19, 2015)
2.2	Merger Agreement and Plan of Merger, dated February 6, 2015 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 2.1 on February 9, 2015)
3.1	Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 on July 13, 2015)
3.2	Amended and Restated Articles of Incorporation (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 on April 7, 2015)
3.3	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.3 of the Company’s Form S-1/A filed on May 28, 2021)
3.4	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 with the Securities and Exchange Commission on April 28, 2017)
3.5	Articles of Amendment to Articles of Incorporation Designation Series B Convertible Preferred Stock (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 with the Securities and Exchange Commission on November 29, 2017)
3.6	Certificate of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2020)
3.7	Articles of Amendment to Articles of Incorporation Designation of Series C Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2021)
3.8	Amendments to Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.8 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2021)
3.9	Articles of Amendment to Articles of Incorporation Designation of Series D Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2022)
3.10	Articles of Amendment to Articles of Incorporation Designation of Series E Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2023)
3.11	Articles of Amendment to Articles of Incorporation Designation of Series F Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2023)
4.1	Common Stock Purchase Warrant (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 4.1 on December 23, 2016)
4.2	Form of Purchaser Warrant (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 4.1 on November 29, 2017)
4.3	Form of Placement Agent Warrant (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 4.2 on November 29, 2017)
4.4	Form of Representative’s Warrant Agreement (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on January 24, 2020)
5.1*	Opinion of Shutts & Bowen, LLP.
10.1+	Employment Agreement, dated September 1, 2020, between the Company and Charles P. Ferry (incorporated by reference to the Annual Report on Form 10-K filed as Exhibit 10.32 on March 30, 2021)
10.2	Securities Purchase Agreement, dated March 31, 2016, by and between Duos Technologies Group, Inc. and the Schedule of Buyers attached thereto (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 on April 6, 2016)
10.3	Security and Pledge Agreement, dated April 1, 2016, by and among Duos Technologies Group, Inc., each of the Company’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent) (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 on April 6, 2016)
10.4	Guaranty, dated April 1, 2016, by and among each of Duos Technologies Group, Inc.’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent) (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.3 on April 6, 2016)
10.5	Warrant, dated April 1, 2016, issued by Duos Technologies Group, Inc. (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.4 on April 6, 2016)
10.6+	2016 Equity Incentive Plan (incorporated herein by reference to the Proxy Statement on Schedule 14A filed on April 1, 2016)
10.7	Securities Purchase Agreement, dated December 20, 2016, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 on December 23, 2016)

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10.8	Promissory Note, dated December 20, 2016, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 on December 23, 2016)
10.9	Form of Securities Purchase Agreement (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 on November 29, 2017)
10.10	Form of Registration Rights Agreement (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 on November 29, 2017)
10.11	Amendment #1 to the Securities Purchase Agreement and to the Note, dated May 22, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.5 with the Securities and Exchange Commission on August 15, 2017)
10.12	Amendment #2 to the Securities Purchase Agreement and to the Note, dated July 12, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.6 with the Securities and Exchange Commission on August 15, 2017)
10.13	Amendment #3 to the Securities Purchase Agreement and to the Note, dated August 14, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.7 with the Securities and Exchange Commission on August 15, 2017)
10.14	Amendment #4 to the Securities Purchase Agreement and Note, dated November 14, 2017, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.8 on November 20, 2017)
10.15	Amendment #5 to the Securities Purchase Agreement and Note, dated November 16, 2017, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.9 on November 20, 2017)
10.16	Amendment #6 to the Securities Purchase Agreement and Note, dated November 20, 2017, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.10 on November 20, 2017)
10.17	Forbearance Agreement, dated May 12, 2017, by and among Duos Technologies Group, Inc. and GPB Debt Holdings II, LLC (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.13 on November 20, 2017)
10.18	Form of Note Holder Letter Agreement, dated June 9, 2017 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 with the Securities and Exchange Commission on June 15, 2017)
10.19+	Form of Arcaini Letter Agreement, dated June 9, 2017 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 with the Securities and Exchange Commission on June 15, 2017)
10.20+	Form of Goldfarb Letter Agreement, dated June 9, 2017 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.3 with the Securities and Exchange Commission on June 15, 2017)
10.21	GPB Debt Holdings II, LLC Letter Agreement, dated August 1, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.4 with the Securities and Exchange Commission on August 15, 2017)
10.22	Form of Conversion Letter (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.5 with the Securities and Exchange Commission on November 29, 2017)
10.23	Form of Redemption Letter (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.4 with the Securities and Exchange Commission on November 29, 2017)
10.24	Form of Pay-off Letter (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.3 with the Securities and Exchange Commission on November 29, 2017)
10.25+	Amendment to 2016 Equity Incentive Plan (incorporated by reference to Appendix B of the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 18, 2017).
10.26+	Amendment to 2016 Equity Incentive Plan (incorporated by reference to the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 21, 2019)
10.27+	Form of Non-Qualified Stock Option Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020)
10.28	Paycheck Protection Program Note, dated April 23, 2020 (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)
10.29+	Separation Agreement, dated July 10, 2020, by and between Duos Technologies Group, Inc. and Gianni B. Arcaini (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2020)
10.30	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2021)

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10.31	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2021)
10.32+	2021 Equity Incentive Plan (incorporated herein by reference to the Proxy Statement on Schedule 14A filed on June 23, 2021)
10.33+	Employment Agreement, dated April 1, 2018, between the Company and Adrian G. Goldfarb (incorporated herein by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 11, 2019)
10.34+	Employment Agreement, dated April 1, 2018, between the Company and Connie L. Weeks (incorporated herein by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 11, 2019)
10.35	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2022)
10.36	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2022)
10.37	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2023)
10.38	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2023)
10.39+	2021 Equity Incentive Plan as amended (incorporated herein by reference to Exhibit C to the definitive Proxy Statement filed with the Securities and Exchange Commission on April 7, 2023)
10.40+	Duos Technologies Group, Inc. Employee Stock Purchase Plan (incorporated herein by reference to Exhibit B to the definitive Proxy Statement filed with the Securities and Exchange Commission on April 7, 2023)
10.41	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2023)
10.42	Form of Registration Rights Agreement Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2023)
10.43	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2023)
10.44	Form of Exchange Agreement (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2023)
10.45	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2023)
10.46+	Employment Agreement, dated as of December 1, 2023, between Duos Technologies Group, Inc. and Andrew W. Murphy (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2023).
10.47	Form of Securities Purchase Agreement for Series D Preferred Stock (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2024)
10.48	Form of Registration Rights Agreement for Series D Preferred Stock (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2024)
10.49	Form of Securities Purchase Agreement for Series E Preferred Stock (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2024)
10.50	Form of Registration Rights Agreement for Series E Preferred Stock (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2024)
21	List of Subsidiaries (incorporated by reference to Exhibit 21 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on May 28, 2021)
23.1*	Consent of Salberg & Company, P.A.
23.2*	Consent of Shutts & Bowen, LLP.
24.1	Power of Attorney for Duos Technologies Group, Inc. (included on signature page)
99.1	Audit Committee Charter (incorporated by reference to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2019)
99.2	Compensation Committee Charter (incorporated by reference to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2019)
99.3	Corporate Governance and Nominating Committee Charter (incorporated by reference to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2019)
101.INS *	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH *	Inline XBRL Taxonomy Extension Schema Document
101.CAL *	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF *	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB *	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE *	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Filing Fee Table

———————

*	filed herewith

**	previously filed

#	Management contract or compensatory plan

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Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(l)(iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(8)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, Florida, on April 12, 2024.

Duos Technologies Group, Inc.

By:	/s/ Charles P. Ferry
Name: Charles P. Ferry Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles Ferry, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles P. Ferry	Chief Executive Officer and Director (Principal Executive Officer)	April 12, 2024
Charles P. Ferry

/s/ Andrew W. Murphy	Chief Financial Officer (Principal Financial Officer)	April 12, 2024
Andrew W. Murphy

/s/ Kenneth Ehrman	Chairman	April 12, 2024
Kenneth Ehrman

/s/ Frank A. Lonegro	Director	April 12, 2024
Frank A. Lonegro

/s/ Ned Mavromatis	Director	April 12, 2024
Ned Mavromatis

/s/ James Craig Nixon	Director	April 12, 2024
James Craig Nixon

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